As filed with the Securities and Exchange Commission on August 10, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its governing instruments)

865 South Figueroa Street, Suite 3500, Los Angeles, California 90017 (213) 683-4222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack A. Cuneo

President and Chief Executive Officer

CB Richard Ellis Realty Trust

865 South Figueroa Street, Suite 3500, Los Angeles, California 90017 (213) 683-4222

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert E. King, Jr. Clifford Chance US LLP 31 West 52nd Street New York, NY 10019 (212) 878-8000	David C. Roos Moye White LLP 1400 16th Street Denver, CO 80202 (303) 292-2900

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Shares of beneficial interest, par value $.01 per share	$1,050,000,000	$123,585.00
Common Shares of beneficial interest, par value $.01 per share (3)	$99,750,000	$11,740.58
(1)	Estimated solely for purposes of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.
(2)	Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933.
(3)	Represents shares issuable pursuant to the registrant’s dividend reinvestment plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

SUBJECT TO COMPLETION, DATED AUGUST 10, 2005

PROSPECTUS

110,000,000 Shares

[LOGO]

CB RICHARD ELLIS REALTY TRUST

Common Shares of Beneficial Interest

CB Richard Ellis Realty Trust is a Maryland real estate investment trust that invests in high quality real estate properties, including office, retail, industrial and multi-family residential properties, as well as other real estate-related assets. We currently own three commercial properties and have certain other acquisition and other investment opportunities in various stages of negotiation and due diligence. We intend to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

We are offering up to 100,000,000 common shares of beneficial interest to the public for $10.50 per share, with discounts available for certain categories of purchasers as described in “Plan of Distribution.” We are also offering up to 10,000,000 common shares to be issued pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.975 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by CBRE Advisors LLC, the Investment Advisor, or another firm we choose for that purpose.

To assist us in maintaining our qualification as a REIT, our declaration of trust prohibits, with certain exceptions, direct or constructive ownership by any person of more than 3.0% by number or value, whichever is more restrictive, of our outstanding common shares or more than 3.0% by number or value, whichever is more restrictive, of our outstanding shares. Our board of trustees, in its sole discretion, may exempt a person from the share ownership limit. See “Description of Shares – Transfer Restrictions” section of this prospectus.

Investing in our shares involves risks. You should read the complete discussion of the risk factors beginning on page 16 of this prospectus.

•	We and the Investment Advisor commenced operations in July 2004 and have a limited operating history and we have limited experience operating as a REIT and may not be able to operate our business or implement our operating policies and strategies successfully.

•	You must rely entirely upon the ability of the Investment Advisor with respect to the investment in and management of unspecified assets, and you will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the assets in which the proceeds of this offering will be invested.

•	The Investment Advisor and its affiliates face conflicts of interest, including significant conflicts created by the Investment Advisor’s compensation arrangements with us and similar programs sponsored by affiliates of the Investment Advisor.

•	We pay substantial fees and expenses to the Investment Advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•	No public market currently exists for our common shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	If you purchase our common shares in this offering, you will incur immediate dilution of up to approximately $(0.91) in the book value per share of our common shares from the price you pay in this offering.

•	The concentration of our ownership may adversely affect the ability of new investors to influence our policies. For example, the Shiva Family (as defined herein) and the Vanden Heuvel Family (as defined herein) beneficially own approximately 1.2 million and 1.1 million common shares, respectively, representing a total of approximately 39.69% of our outstanding common shares prior to the sale of any shares in this offering. Consequently, these shareholders have significant influence over us.

•	If we fail to qualify as a REIT in any taxable year, our operations and ability to make distributions will be adversely affected because we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no ability to deduct distributions made to our shareholders.

	Price to Public(1)	Selling Commissions(1)	Proceeds to us, before expenses(1)
Per Share	$10.50	$0.63	$9.87
Total Offering Amount	$1,050,000,000	$63,000,000	$987,000,000
Dividend Reinvestment Plan	$99,750,000	$—	$99,750,000

(1)	We will pay selling commissions of up to 6% of gross offering proceeds from sales to the public by one or more broker-dealers. We will not pay selling commissions for shares issued pursuant to our dividend reinvestment plan. The selling commissions may be reduced for volume discounts or waived for certain categories of purchasers. See “Plan of Distribution.”

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common shares, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

One or more broker-dealers will offer the shares on a best-efforts basis. You must initially invest at least $10,000, assuming no discounts apply.

The date of this prospectus is                     , 2005.

SUITABILITY STANDARDS

An investment in our company involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $150,000; or

•	a gross annual income of at least $45,000 and a net worth of at least $45,000.

In addition, we will not sell shares to investors in the states named below unless they meet special suitability standards:

Alaska, California, and North Carolina – Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.

Tennessee – Investors must have either (1) a net worth of at least $500,000 or (2) gross annual income of $65,000 and a net worth of at least $250,000.

New Hampshire – Investors must have either (1) a net worth of at least $250,000 or (2) gross annual income of $50,000 and a net worth of at least $125,000.

South Carolina – Investors must have either (1) a net worth of at least $150,000 or (2) gross annual income of $65,000 and a net worth of at least $65,000.

Pennsylvania – In addition to the suitability requirements described above, investors must have a net worth of at least 10 times their investment in us.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Those selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each shareholder based on information provided by the shareholder regarding the shareholder’s financial situation and investment objectives. See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require of all those selling shares on our behalf.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided answers to some of the more frequently asked questions relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:	What is a Real Estate Investment Trust?

A:	In general, a real estate investment trust, or REIT, is an entity that:

•	combines the capital of many investors to acquire or provide financing for real properties;

•	enables individual investors to invest in a professionally managed portfolio of real estate assets; and

•	provided certain U.S. federal income tax requirements are satisfied, avoids the “double taxation” (at the corporate and shareholder level) of income that generally results from investments in a corporation because a REIT is generally not subject to U.S. federal corporate income taxes on that portion of its income distributed to shareholders.

Q:	What is CB Richard Ellis Realty Trust?

A:	CB Richard Ellis Realty Trust is a Maryland real estate investment trust that invests in high quality real estate properties, including office, retail, industrial and multi-family residential properties, as well as other real estate-related assets. We currently own three commercial properties and have certain other acquisition and other investment opportunities in various stages of negotiation and due diligence. We intend to qualify as a REIT for U.S. federal income tax purposes.

Q:	Who is CB Richard Ellis Investors, L.L.C.?

A:	CB Richard Ellis Investors, L.L.C., or CBRE Investors, is our sponsor. CBRE Investors and its investment management affiliates provide investment management services to clients/partners that include pension plans, investment funds and other organizations seeking to generate returns and diversification through investment in real estate. It sponsors funds and investment programs that span the risk/return spectrum across three continents. Assets under management have increased from $3.7 billion in 1997 to $15.1 billion in 2004, representing a 22.3% compound annual growth rate. CBRE Investors is a wholly-owned subsidiary of CB Richard Ellis Group, Inc. (NYSE: CBG), or CB Richard Ellis, the largest global commercial real estate services firm, based on 2004 revenue, offering a full range of services to owners, lenders, tenants and investors in office, retail, industrial, multi-family and other commercial real estate. As of December 31, 2004, excluding affiliate and partner offices, CB Richard Ellis operated in over 200 offices worldwide with approximately 13,500 employees.

Q:	What is the experience of your executive officers and trustees?

A.	Our management team has extensive experience investing and managing commercial real estate. See “Management of the Company – Our Executive Officers and Trustees” in this prospectus for a description of the background and experience of each of our officers and trustees.

Q:	Who is CBRE Advisors LLC?

A:	CBRE Advisors LLC is our investment advisor. CBRE Advisors LLC, which we refer to as the Investment Advisor in this prospectus, was organized as a Delaware limited liability company in June 2004. The Investment Advisor is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf. We benefit from the investment expertise and experience of the Investment Advisor, which is an affiliate of CBRE Investors.

Q:	Who is CBRE Operating Partnership, L.P.?

A:	CBRE Operating Partnership, L.P., or CBRE OP, was formed in March 2004 to acquire, own and operate properties on our behalf. We are considered to be an umbrella partnership real estate investment trust, or an “UPREIT,” as all of our assets are owned in a partnership, CBRE OP, of which we are the sole general partner. This structure allows us to acquire real property through the issuance of CBRE OP interests to sellers who desire to defer taxable gain otherwise required to be recognized by them upon a disposition of their properties. We intend to make all acquisitions of real properties through CBRE OP.

Q:	In what types of real property will you invest the proceeds of this offering?

A:	We generally will seek to use the offering proceeds available for investment after the payment of fees and expenses to acquire high quality real estate properties, including office, retail, industrial and multi-family residential properties, as well as other real estate-related assets. To prevent undue concentration in our portfolio, we will not, after the initial investment period ending December 31, 2006, invest more than (i) 20% of our total assets in any single investment or (ii) 35% of our total assets in any single metropolitan area. In addition, we may invest up to 20% of our total assets outside of the United States. Investments outside of the United States will be focused in areas in which CBRE Investors has existing operations or previous investment experience, which today consist of Western Europe and Japan.

Q:	May you invest in anything other than real property?

A:	Yes. We anticipate there will be opportunities to acquire some or all of the ownership interests of unaffiliated enterprises having real property investments consistent with those we intend to acquire directly. In addition, we may also acquire interests in mortgages or other real estate related investments where we could seek to acquire the underlying property. Because there are significant limitations on the amount of non-real estate related assets that a REIT may own without losing its qualification as a REIT, our ability to own non-real estate investments will be limited. These limitations may limit our ability to maximize profits.

Q:	How are you different from your competitors who offer unlisted REIT shares to the public?

A:	We are different from other unlisted REITs in the following ways. First, the Investment Advisor is an affiliate of CBRE Investors, a registered investment advisor with the Securities and Exchange Commission, which invested approximately $2.2 million of its own funds directly in equity of the REIT. CBRE Investors manages approximately $15.1 billion in real estate assets worldwide for some of the largest institutional real estate investors in the world. Second, our investment strategy is research oriented and analytically based. We use a disciplined process in making investment decisions based primarily on the extensive resources of CBRE Investors’ dedicated research department. Third, our affiliation with CB Richard Ellis, the largest global commercial real estate services firm, based on 2004 revenue, enables us to take advantage of global resources for market intelligence, investment sourcing, leasing and property management. This network allows us to make more informed investment decisions and provides access to a greater variety of investment opportunities.

Q:	Who chooses the investments you make?

A:

The Investment Advisor finds, presents and recommends to us real estate investment opportunities consistent with our investment objectives. The Investment Advisor has contractual responsibilities to and is a fiduciary of ours and our shareholders pursuant to the advisory agreement. Certain officers of the Investment Advisor, including Robert H. Zerbst, Jack A. Cuneo and Scott Stuckman assist in making property acquisition recommendations on behalf of the Investment Advisor to our board of trustees. The Investment Advisor may not complete an acquisition or disposition of property or financing of such acquisition on our behalf without the prior approval of a majority of our board of trustees, unless the transaction involves an amount which is less than 5% of our total assets. The actual terms and conditions of transactions involving investments in properties are determined in the sole discretion of the Investment Advisor, subject at all times to such board approval.

Q:	How does the Investment Advisor select potential properties for acquisition?

A:	The Investment Advisor mixes “top-down” strategic research direction with “bottom-up” analysis of individual investment opportunities. The due diligence and underwriting process is used to confirm that particular properties meet our investment parameters and that, if warranted, we will be in a position to close quickly on these opportunities.

In making investment decisions for us, the Investment Advisor considers relevant risks and financial factors, including the creditworthiness of major tenants, the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and tax considerations. The Investment Advisor also utilizes the resources and professionals of CBRE Investors and consults with its investment committee when evaluating potential investments. Our primary focus is on office, industrial, retail and multi-family residential properties.

Q:	How many properties do you currently own?

A:	We currently own three commercial properties and have certain other acquisition and other investment opportunities in various stages of negotiation and due diligence.

Q:	Do you intend to acquire some of your properties in joint ventures?

A:	We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third-parties, including other programs sponsored by CBRE Investors, for the purpose of developing, owning and operating real properties. However, we do not intend to enter into joint ventures or similar arrangements in which we do not exercise management control. In determining whether to invest in a particular joint venture, the Investment Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate investments. See “Investment Objectives and Criteria.”

Q:	What steps do you take to make sure you invest in environmentally compliant property?

A:	We will not close the purchase of any property unless and until we obtain an environmental assessment for each property purchased and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment generally consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concern, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. We may pursue additional assessments or reviews if the Phase I site assessment reveals issues.

Q:	If I buy shares, will I receive dividends and how often?

A:

Provided we have sufficient cash flow to pay dividends, we intend to pay dividends on a quarterly basis. In order to maintain our qualification as a REIT, we must make aggregate annual distributions equal to at least 90% of our taxable income (which may not equate to net income as calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding net capital gains.

Q:	How do you calculate the payment of dividends to shareholders?

A:	We intend to declare dividends to our shareholders on a daily basis so that any dividend benefits will begin to accrue to our shareholders immediately upon admission. As a result, new shareholders will not participate in earnings that accrued prior to their admission. Dividends will be paid on a quarterly basis.

Q:	May I reinvest my dividends in shares of CB Richard Ellis Realty Trust?

A:	Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the subscription agreement, which is attached as Appendix B, or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan will be the higher of $9.975 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose.

Q:	Will the dividends I receive be taxable as ordinary income?

A:	Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Dividends paid by REITs, such as us, are generally not eligible for reduced rates of U.S. federal income tax for individual investors. We expect that some portion of your dividends may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of our taxable income but does not reduce cash available for distribution to our shareholders. The portion of your dividend that is not subject to current tax is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, can defer a portion of your tax until your investment is sold or we are liquidated, at which time any gain should generally be taxed at capital gains rates. Any dividend or distribution that we properly designate as a capital gain distribution generally will be treated as long-term capital gain without regard to the period for which you have held your shares. Individual investors are subject to a maximum U.S. federal income tax rate of 25% to the extent our capital gain dividends are attributable to the recapture of depreciation expense deductions. Because each investor’s tax considerations are different, we urge you to consult your tax advisor as to the tax consequences to you of an investment in our shares. You should also review the section of this prospectus entitled “Certain U.S. Federal Income Tax Consequences.”

Q:	What will you do with the money raised in this offering?

A:	We expect that 91% to 91.6% of the proceeds raised in this offering will be used to invest in high quality real estate assets, including office, retail, industrial and multi-family residential properties, and for working capital purposes. The remaining portion of the proceeds will be used to pay offering expenses, including selling commissions, other organization and offering expenses, and an administration fee to the Investment Advisor. See “Estimated Use of Proceeds.”

Pending investment, we intend to invest the funds in interest-bearing short-term investment grade securities, money market accounts and similar investments which may be owned by REITs. These investments are expected to provide a lower net return than we seek to achieve from our intended investments.

Q:	What kind of offering is this?

A:

We are offering up to 100,000,000 common shares of beneficial interest to the public on a best efforts basis at a price of $10.50 per share, with discounts available for certain categories of purchasers as described in “Plan of Distribution.” We are also offering up to 10,000,000 common shares to be issued pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.975 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose.

Q:	How does a “best efforts” offering work?

A:	When shares are offered on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering. If we only sell a small number of shares offered hereby, we may purchase fewer properties resulting in less diversification of the number of assets we own, the types of assets in which we invest, the geographic regions of our properties and the industry types of our tenants.

Q:	How long will this offering last?

A:	The offering will not last beyond , 2007 (which is two years after the effective date of this prospectus). We reserve the right to terminate this offering at any time.

Q:	Who can buy shares?

A:	An investment in our company is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares in this offering provided that they have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the “Suitability Standards” and the “Plan of Distribution — Suitability Standards” sections of this prospectus.

Q:	May I make an investment through my IRA, SEP or other tax-deferred account?

A:	Yes. You may make an investment through your individual retirement account, or IRA, a simplified employee pension, or SEP, plan or other tax-deferred account. In making these investment decisions, you should, at a minimum, consider (1) whether the investment is in accordance with the documents and instruments governing such IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with such IRA, plan or other account, (3) whether there is sufficient liquidity for such investment under such IRA, plan or other account, (4) the need to value the assets of such IRA, plan or other account annually or more frequently, and (5) whether such investment would constitute a prohibited transaction under applicable law.

Q:	Have you arranged for a custodian for investments made through IRA, SEP or other tax-deferred accounts?

A:	Yes. The broker dealers that participate in this offering will also serve as custodians for investments made from their investors through IRA, SEP and certain other tax-deferred accounts. In the event that we source investors through a broker-dealer or financial institution that cannot act as a custodian for its tax deferred investors, we will enter into an agreement with an independent firm to act as custodian for those accounts.

Q:	Is there any minimum investment required?

A:	Yes. You must initially purchase at least $10,000 of shares, assuming no discounts apply. This minimum investment level may be higher in certain states, so you should carefully read the minimum investment requirements explained in the “Plan of Distribution — Suitability Standards” section of this prospectus.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe.

Q:	If I buy shares in this offering, how may I later sell them?

A:	At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, no public market may ever develop for the shares. As a result, you may find it difficult to find a buyer for your shares. If you are able to find a buyer for your shares, you may sell your shares to that buyer only if the buyer satisfies the suitability standards applicable to him or her, including any suitability standards imposed by such potential buyer’s state of residence, or unless such sale would cause the buyer to own more than 3.0% by number or value, whichever is more restrictive, of our outstanding common shares or more than 3.0% by number or value, whichever is more restrictive, of our outstanding shares. See the “Description of Shares – Transfer Restrictions” section of this prospectus.

Beginning on the second anniversary of the closing of this offering, shareholders who have held their shares for at least two years may, on a semi-annual basis, present to us for redemption all or any portion of their shares pursuant to our share redemption program as outlined in this prospectus. At that time, we may, subject to certain conditions and limitations, choose to redeem shares for cash to the extent that we have sufficient funds available to fund such redemption after the payment of dividends necessary to maintain our qualification as a REIT and to avoid payment of any U.S. federal income tax or excise tax on our undistributed net taxable income. See the “Description of Shares – Share Redemption Program” section of this prospectus.

Q:	What are your exit strategies?

A:	We do not intend to list our shares before 2009. If our shares are not listed for trading on a national securities exchange or included for quotation on an over-the-counter market on or prior to December 31, 2011, our declaration of trust requires our board of trustees to consider commencing an orderly liquidation of our assets, which liquidation would require the approval of our shareholders.

Q:	Who should I contact to update my account?

A:	To ensure that any account changes are made promptly and accurately, all account changes, including your address, ownership type and distribution mailing address, should be directed to CB Richard Ellis Realty Trust, c/o Phoenix American Financial Services, 2401 Kerner Blvd., San Rafael, California 94901-5529, Attention: Ms. Anne Rabbitt, Vice President.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	quarterly financial reports, as filed with the Securities and Exchange Commission on Form 10-Q;

•	an annual report as filed with the Securities and Exchange Commission on Form 10-K;

•	current reports as filed with the Securities and Exchange Commission on Form 8-K;

•	an annual IRS Form 1099-DIV, if required; and

•	supplements to this prospectus.

We will provide this information to you via one or more of the following methods:

•	United States mail or other courier;

•	facsimile; or

•	electronic delivery.

Q:	When will I receive my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year following the end of the previous December 31 tax year end.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact: Kimberly Schneider, CB Richard Ellis Realty Trust, 865 South Figueroa Street, Suite 3500, Los Angeles, CA 90017 (tel. 213-683-4222).

SUMMARY

The following summary highlights the key aspects of this offering. Because this is a summary, it may not contain all of the information that you should consider. You should read carefully the more detailed information appearing elsewhere in this prospectus, including the information in “Risk Factors.” Unless the context otherwise requires or indicates, references in this prospectus to “CBRE REIT,” “we,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of CB Richard Ellis Realty Trust and CBRE Operating Partnership, L.P.

CB Richard Ellis Realty Trust

General

CB Richard Ellis Realty Trust is a Maryland real estate investment trust that invests in high quality real estate properties, including office, retail, industrial and multi-family residential properties, as well as other real estate-related assets. We currently own three commercial properties and have certain other acquisition and other investment opportunities in various stages of negotiation and due diligence. We intend to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Our principal offices are located at 865 South Figueroa Street, Suite 3500, Los Angeles, California 90017. Our telephone number is (213) 683-4222.

We commenced operations in July 2004, following an initial private placement of our common shares of beneficial interest. We raised aggregate net proceeds (after commissions and expenses) of approximately $55.5 million from July 2004 to October 2004 in private placements of our common shares.

We are an externally managed REIT, and have retained CBRE Advisors LLC as our investment advisor. CBRE Advisors LLC is referred to as the Investment Advisor in this prospectus. The Investment Advisor is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf.

We expect to benefit from the investment expertise and experience of the Investment Advisor, which is an affiliate of CB Richard Ellis Investors, L.L.C. CB Richard Ellis Investors, L.L.C. is referred to as CBRE Investors in this prospectus. CBRE Investors is a real estate investment management company and a registered investment advisor with the Securities and Exchange Commission, or the SEC. CBRE Investors and its investment management affiliates provide investment management services to clients/partners that include pension plans, investment funds and other organizations seeking to generate returns and diversification through investment in real estate. It sponsors funds and investment programs that span the risk/return spectrum across three continents. CBRE Investors’ employees now total 200 in 11 offices, including six overseas offices in Luxembourg, London, Tokyo, Paris, Milan and Frankfurt. Assets under management have increased from $3.7 billion in 1997 to $15.1 billion in 2004, representing a 22.3% compound annual growth rate. CBRE Investors is a wholly-owned subsidiary of CB Richard Ellis Group, Inc. (NYSE: CBG), or CB Richard Ellis, the largest global commercial real estate services firm, based on 2004 revenue, offering a full range of services to owners, lenders, tenants and investors in office, retail, industrial, multi-family and other commercial real estate.

We believe that our relationship with the Investment Advisor provides us with several key competitive advantages:

•	Global Platform. Our relationship with the CB Richard Ellis organization harnesses its global resources in research, market intelligence, investment sourcing, financing, leasing and property management services for our benefit. Strong local market intelligence sourced from the network allows us to make more informed investment decisions, and provides access to a greater variety of investment opportunities.

•	Proven Investment Team. The Investment Advisor employs a team of experienced real estate professionals. The five senior officers of the Investment Advisor have significant experience in the real estate industry, including extensive acquisition, disposition and financing experience. For more information about the Investment Advisor and its management team, please see “The Investment Advisor.”

•	Research. The Investment Advisor uses a disciplined process in making investment decisions, based primarily on the extensive resources of CBRE Investors’ dedicated research department led by Doug Herzbrun. Other key resources include local market intelligence from the CB Richard Ellis network and analysis from its leading real estate market research affiliate, Torto Wheaton Research, as well as the Investment Advisor’s network of industry contacts.

•	Investment Sourcing. The scope of the CB Richard Ellis network includes established relationships with sellers, developers and brokers across all major markets in the United States, providing a broad pipeline of investment opportunities. In particular, we believe that we will be able to access “off-market” opportunities identified by the network which are not being generally marketed for sale. In addition, the Investment Advisor and our management team have extensive resources and contacts outside of the CB Richard Ellis network which we expect to provide additional investment opportunities.

•	Acquisitions Experience. CBRE Investors personnel are constantly sourcing, evaluating, underwriting and closing real estate investments, primarily on behalf of third party investors, closing acquisitions of $3.5 billion in 2004, $2.1 billion in 2003 and $2.0 billion in 2002.

•	Proactive Asset Management. The Investment Advisor uses CBRE Investors’ proactive asset management approach to operate our assets, manage continuing capital investments, evaluate whether to hold or sell assets and coordinate the resources of the CB Richard Ellis platform and other service providers to improve asset performance.

Investment Objectives

Our investment objectives are:

•	to maximize cash dividends paid to you;

•	to preserve, protect and return your capital contribution;

•	to realize growth in the value of our assets upon the sale of such assets; and

•	to provide you with liquidity by listing our shares on a national securities exchange on or prior to December 31, 2011 or considering commencing an orderly liquidation of our assets.

We may only change these investment objectives with the approval of our shareholders. See “Investment Objectives and Criteria” for a more complete description of our business and objectives.

Acquisition Strategy

We currently own three commercial properties and have certain other acquisition and other investment opportunities in various stages of negotiation and due diligence.

We employ an income-oriented investment strategy designed to maximize risk-adjusted returns. To do so, we purchase, actively manage and sell institutional quality properties in major metropolitan areas. The primary focus is on office, industrial, retail and multi-family residential properties.

Our investment strategy is centered on the research-driven CBRE Investors’ approach. We focus on the property types and markets identified as most compelling by our research. As a result, we believe that our opportunities will evolve over time as market conditions change.

CBRE Investors’ research department believes that the U.S. economic expansion is broad-based and sustainable. Continued business investment and hiring will be the key drivers of the economy going forward. This has significant implications for property market fundamentals. Increased demand for office, industrial and multi-family space are supporting steady recovery in those property types, although the magnitude of this recovery varies by metropolitan area. Retail space demand will be supported by healthy consumer spending. The best investment prospects are in markets that exhibit some or all of the following: (i) above-average expected rent growth; (ii) improving occupancy; and (iii) barriers to new construction. Short-term dislocations in other markets may also provide attractive opportunities.

The Investment Advisor mixes “top-down” strategic research direction with “bottom-up” analysis of individual investment opportunities. The due diligence and underwriting process is used to confirm that particular properties meet our investment parameters and to ensure that, if warranted, we are in a position to close quickly on these opportunities.

We may purchase existing assets with an operating history, newly constructed properties or assets under construction. In addition to investing in high quality real estate properties, including office, retail, industrial and multi-family residential properties, we may also utilize our expertise and resources to capitalize on unique opportunities that may exist elsewhere in the marketplace, in which we might also acquire interests in mortgages or other investments where we could seek to acquire the underlying property. To prevent undue concentration in our portfolio, we will not, after the initial investment period ending December 31, 2006, invest more than (i) 20% of our total assets in any single investment or (ii) 35% of our total assets in any single metropolitan area. In addition, we may invest up to 20% of our total assets outside of the United States. Investments outside of the United States will be focused in areas in which CBRE Investors has existing operations or previous investment experience, which today consist of Western Europe and Japan.

All assets may be acquired, developed and operated by us on a stand-alone basis or jointly with another party. Development, if undertaken, will only be done with an experienced joint venture partner. We may enter into one or more joint ventures for the acquisition of assets with an affiliate.

We conduct our operations through our operating partnership, CBRE Operating Partnership, L.P., referred to in this prospectus as the CBRE OP. We are the sole general partner of CBRE OP. Our ownership of properties in CBRE OP is referred to as an Umbrella Partnership REIT, or “UPREIT.” We believe the UPREIT structure is a competitive advantage for us when seeking to acquire assets, because it allows sellers of properties to defer gain recognition for U.S. federal income tax purposes by exchanging their properties for interests in CBRE OP. See “The Operating Partnership Agreement” for more information.

Leverage Policies

We expect to borrow money to purchase assets. We have adopted a policy to limit our aggregate borrowing to 65% of the value of the cost of our assets before non-cash reserves and depreciation. This policy may be altered at any time or suspended if necessary to pursue attractive investment opportunities. Our organizational documents contain a limitation on the amount of indebtedness that we may incur, so that until our shares are listed on a national securities exchange, our aggregate borrowing may not exceed 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report. See “Investment Objectives and Criteria — Borrowing Policies” for a more detailed discussion of our borrowing policies.

The Offering

We are offering up to 100,000,000 common shares of beneficial interest to the public on a best efforts basis at a price of $10.50 per share with discounts available for certain categories of purchasers as described in “Plan of Distribution.” We are also offering up to 10,000,000 common shares to be issued pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.975 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose. We will offer shares of our common stock until                     , 2007 (which is two years after the effective date of this prospectus). We may terminate this offering at any time prior to such termination date. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually.

Risk Factors

An investment in our shares involves material risks. Each prospective purchaser of our shares should consider carefully the matters discussed under “Risks Factors” beginning on page 16 before investing in our shares.

•	We and the Investment Advisor commenced operations in July 2004 and have a limited operating history and we have limited experience operating as a REIT and may not be able to operate our business or implement our operating policies and strategies successfully.

•	You must rely entirely upon the ability of the Investment Advisor with respect to the investment in and management of unspecified assets, and you will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the assets in which the proceeds of this offering will be invested.

•	The Investment Advisor and its affiliates face conflicts of interest, including significant conflicts created by the Investment Advisor’s compensation arrangements with us and similar programs sponsored by affiliates of the Investment Advisor.

•	We pay substantial fees and expenses to the Investment Advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•	No public market currently exists for our common shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	If you purchase our common shares in this offering, you will incur immediate dilution of up to approximately $(0.91) in the book value per share of our common shares from the price you pay in this offering.

•	The concentration of our ownership may adversely affect the ability of new investors to influence our policies. For example, the Shiva Family (as defined herein) and the Vanden Heuvel Family (as defined herein) beneficially own approximately 1.2 million and 1.1 million common shares, respectively, representing a total of approximately 39.69% of our outstanding common shares prior to the sale of any shares in this offering. Consequently, these shareholders have significant influence over us.

•	If we fail to qualify as a REIT in any taxable year, our operations and ability to make distributions will be adversely affected because we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no deductions for distributions made to our shareholders.

•	If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

•	Real estate investments are long-term illiquid investments and may be difficult to sell in response to changing economic conditions.

•	REIT distribution requirements could adversely affect our liquidity.

•	Ownership limitations and transfer restrictions on our common shares may restrict liquidity of the common shares.

•	Dividends payable by REITs generally do not qualify for reduced U.S. federal individual income tax rates.

Compensation To The Investment Advisor; Equity Investment

By An Affiliate Of The Investment Advisor

The Investment Advisor and its affiliates will perform services relating to this offering and the investment and management of our assets. None of the compensation which the Investment Advisor and its affiliates receives relates to the developmental or acquisition stage of CBRE REIT. The most significant items of compensation and equity participation are described below:

Type	Description and Method of Computation	Estimated Maximum (based on 110,000,000 common shares)
Organizational and Offering Stage

Initial Administration Fee	1% of gross equity raised in an offering, including this offering.	$11,497,500

Expense Reimbursement – the Investment Advisor	All offering, excluding selling commissions, and organizational expenses incurred by the Investment Advisor on our behalf, up to 2% of aggregate gross offering proceeds.	$22,995,000

Operational Stage

Investment Management Fee	Annual fee equal to 0.75% of the book value of the total assets of CBRE REIT.	Not determinable at this time.

Class B Profits Interest in the Operating Partnership – CBRE OP
	Distributions will be made by CBRE OP in an amount equal to (i) 20% of the distributions to the partners in excess of 6% per annum of the aggregate purchase price paid for all outstanding common units in CBRE OP and (ii) 20% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (x) the costs of such disposition, (y) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (z) an amount equal to a 10% annual, uncompounded return on such invested capital.	Not determinable at this time.

Class C Profits Interest in the Operating Partnership – CBRE OP
	Distributions will be made by CBRE OP in an amount equal to (i) 3% of the aggregate amounts distributable to the class A unitholders and the holder of the class C limited partnership interest and (ii) up to 3% of the proceeds upon liquidation of the assets of CBRE OP.	Not determinable at this time.

Expense Reimbursement – the Investment Advisor
	Reimbursement of actual expenses incurred in connection with our administration on an ongoing basis. We do not expect our operating expenses to exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income.	Not determinable at this time.

Liquidation/Listing Stage

Class B Profits Interest in the Operating Partnership – CBRE OP	As described under “Operational Stage” above.	Not determinable at this time.

Class C Profits Interest in the Operating Partnership – CBRE OP	As described under “Operational Stage” above.	Not determinable at this time.

CBRE Investors purchased 225,000 of our common shares for $9.70 per share in an initial private placement of our common shares. An affiliate of the Investment Advisor also purchased 25,000 common, or class A, units in CBRE OP at $9.70 per unit. In exchange for the services provided to us relating to our formation and future services, an affiliate of the Investment Advisor owns a class B limited partnership interest and a class C limited partnership interest in CBRE OP. A description of the distributions relating to the class B and class C limited partnership interests is set forth in the table above. For purposes of the class B limited partnership interest, a listing will be deemed a disposition of all properties. See “Listing” below. The class B limited partnership interest is subject to redemption by us in the event of termination of the advisory agreement and the class C limited partnership interest is subject to conversion into class A units upon such termination. See “The Operating Partnership Agreement — Redemption.”

The Investment Advisor may experience conflicts of interest in connection with the management of our business affairs. See “Certain Relationships and Related Party Transactions” for a detailed discussion of the various conflicts of interest relating to the Investment Advisor, as well as the procedures that we have established to resolve a number of these potential conflicts.

Distributions

In order to qualify as a REIT, we are generally required to distribute 90% of our annual REIT taxable income (excluding net capital gains) to our shareholders. Provided we have sufficient cash flow to pay dividends, we intend to declare dividends on a daily basis and we expect to pay dividends to you on a quarterly basis.

Listing

Our declaration of trust allows us to list our shares on a national securities exchange or include such shares for quotation on an over-the-counter market. We do not intend to list our shares before 2009. If our shares are not listed for trading on a national securities exchange or included for quotation on an over-the counter market on or before December 31, 2011, our declaration of trust requires our board of trustees to consider commencing an orderly liquidation of our assets, which liquidation would require the approval of shareholders.

Dividend Reinvestment Plan

You may participate in our dividend reinvestment plan, pursuant to which you may have the dividends you receive from us reinvested in our common shares. The purchase price for shares purchased under our dividend reinvestment plan will be the higher of $9.975 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose. If you participate in our dividend reinvestment plan, you will be treated for U.S. federal income tax purposes as having received a distribution in the amount of the fair market value of our common shares issued to you, plus any brokerage fees, commissions or administrative costs paid by us on your behalf in connection with the reinvestment. Your participation in our dividend reinvestment plan would mean that you would have to rely on your cash from other sources to pay any taxes due on reinvested dividends. We may terminate the dividend reinvestment plan in our discretion at any time upon ten days notice to plan participants. You may terminate your participation in the dividend reinvestment plan at any time by providing written notice to us.

Share Redemption Program

We may use our available cash flow to redeem shares tendered for redemption on a semi-annual basis. Beginning on the second anniversary of the closing of this offering, our share redemption program will provide an opportunity for you to request that we redeem all or a portion of your shares in accordance with the procedures outlined in this prospectus and subject to certain restrictions and limitations described below.

The amount received from the redemption of shares issued pursuant to this prospectus will be equal to a percentage of the net asset value of the shares (based on the most recently published net asset value by the Investment Advisor), which percentage is dependent upon the number of years the shares are held, as described in the following table:

Share Purchase Anniversary	Redemption Price as a Percentage of Net Asset Value
0-2	No Redemption Allowed
2	92.0%
3	93.5%
4 and higher	95.0%

Notwithstanding the foregoing, shares that are redeemed in connection with the death of a shareholder will be redeemed at 100% of the net asset value of the shares (based on the most recently published net asset value by the Investment Advisor), provided the two-year holding period has transpired. To the extent that we do not or cannot fund all redemption requests, redemptions will be made in order of request with any unfulfilled redemption requests being carried over to the next semi-annual period. Our board of trustees will determine the cash available for redemption and reserves the right to amend or terminate the share redemption program at any time. Our board of trustees has delegated to our officers the right to waive the two-year holding period and pro rata redemption requirements in the event of the death of a shareholder or other exigent circumstances. You will have no right to request redemption of your shares should our shares become listed on a national exchange or on an over-the-counter market. See “Description of Shares — Share Redemption Program.”

Our REIT Qualification

We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2004. As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code of 1986, as amended, referred to in this prospectus as the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their annual net taxable income (excluding net capital gains) to their shareholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for U.S. federal income tax purposes, we may still be subject to state and local taxes on our income and property and we will be subject to U.S. federal income (and possibly excise) taxes on our undistributed income.

Description of Shares

General

Your investment will be recorded on our books only. We will not issue share certificates. If you wish to transfer your shares, you will be required to send us an executed transfer form and you may also be subject to certain fees associated with any such transfer. We will provide you with the required form upon request.

Shareholder Voting Rights and Limitations

We hold annual meetings of our shareholders for the purpose of electing our trustees and/or conducting other business matters that may be presented at such meetings. We may also call a special meeting of shareholders from time to time for the purpose of conducting certain matters. You are entitled to one vote for each common share that you own at any of these meetings.

Restriction on Share Ownership

Our declaration of trust prohibits, with certain exceptions, direct or constructive ownership by any person of more than 3.0% by number or value, whichever is more restrictive, of our outstanding common shares or more than 3.0% by number or value, whichever is more restrictive, of our outstanding shares. Our board of trustees, in its sole discretion, may exempt a person from the share ownership limit. Our board of trustees has waived this limitation for (i) CBRE Investors, (ii) Andrew Shiva, Alexandra Shiva and each of their parents, brothers, sisters, spouses and children, any lineal descendants of any of the foregoing, any estates of any of the foregoing and any trusts now or hereafter established for the benefit of any of the foregoing, or, collectively, the Shiva Family, and (iii) Katrina Vanden Heuvel, Wendy Vanden Heuvel and each of their parents, brothers, sisters, spouses and children, any lineal descendants of any of the foregoing, any estates of any of the foregoing and any trusts now or hereafter established for the benefit of any of the foregoing, or, collectively, the Vanden Heuvel Family. This waiver applies only to shares such persons already own, and not to further purchases unless approved by our board of trustees. These restrictions are designed to assist us in complying with the share ownership restrictions imposed on REITs by the Internal Revenue Code.

For a more complete description of the shares, including restrictions on the ownership of shares, see “Description of Shares.”

RISK FACTORS

An investment in our common shares of beneficial interest involves a high degree of risk. You should carefully consider the following information, together with the other information contained in this prospectus, before buying our shares. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially adversely affected. If this were to occur, the value of our shares could decline and you may lose all or part of your investment. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under “Forward-Looking Statements.”

Risks Related To Our Business

We and the Investment Advisor commenced operations in July 2004 and have a limited operating history and may not be able to implement our operating policies and strategies successfully.

We began operations in July 2004 and, therefore, have a limited operating history and may not be able to implement our operating policies and strategies successfully. The Investment Advisor also has a limited operating history. The results of our operations depend on many factors, including, without limitation, the availability of high quality office, retail, industrial and multi-family residential properties for acquisition, readily accessible short and long-term funding alternatives in the financial markets and economic conditions. Moreover, delays in investing the net proceeds of this offering may reduce our income. Our shareholders will not have the opportunity to evaluate the manner in which the net proceeds received by us from this offering are to be invested or the economic merits of particular assets to be acquired. We have not established any lines of credit or other sources of financing and, if such financing is available, we cannot assure you that it will be available on favorable terms. Furthermore, we cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies described in this prospectus.

You must rely entirely upon the ability of the Investment Advisor with respect to the investment in and management of unspecified assets, and you will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the assets in which the proceeds of this offering will be invested.

We currently own three commercial properties and have certain other acquisition and other investment opportunities in various stages of negotiation and due diligence. Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of the Investment Advisor, the real estate market and general economic conditions in the geographic regions where we invest. You must rely totally on the Investment Advisor in the selection of assets. We cannot be sure that the Investment Advisor will be successful in obtaining suitable investments on financially attractive terms or that, if investments are made, our objectives will be achieved. You should be aware that any appraisals we obtain are merely estimates of value and should not be relied upon as accurate measures of true worth or realizable value.

If the Investment Advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of certain key personnel, each of whom would be difficult to replace. None of our key personnel are currently subject to employment agreements, nor do we maintain any key person life insurance on these key personnel. If any of these personnel were to cease employment with us, our operating results could suffer. We also believe that our future success depends, in large part, upon the Investment Advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you the Investment Advisor will be successful in attracting and retaining such skilled personnel.

Conflict of Interest Risks

The Investment Advisor faces conflicts of interest relating to time management.

Although the Investment Advisor does not currently advise any other real estate investment programs, the Investment Advisor’s affiliates, including CBRE Investors, may be sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours. In addition, certain employees of the Investment Advisor may also work with or for other affiliates. As a result, they may have interests in other real estate programs and also engage in other business activities, and may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. See “Certain Relationships and Related Party Transactions.” If the Investment Advisor, for any reason, is not able to provide investment opportunities to us consistent with our investment objectives in a timely manner, we may have lower returns on our investments.

The Investment Advisor faces conflicts of interest relating to the purchase and leasing of assets.

We may be buying assets at the same time as other existing or future affiliates of the Investment Advisor are buying assets. There is a risk that the Investment Advisor will choose an asset that provides lower returns to us than an asset purchased by another affiliate. We may acquire assets in geographic areas where other affiliates own assets. If another affiliate attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. See “Certain Relationships and Related Party Transactions.”

We pay substantial fees and expenses to the Investment Advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

The Investment Advisor and its affiliates perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments and possibly the management and leasing of our properties. We pay them substantial fees, and also have issued to an affiliate of the Investment Advisor class B and class C limited partnership interests in CBRE OP in exchange for these services, which will result in immediate dilution to the value of your investment. These fees and partnership interest distributions reduce the amount of cash available for investment in properties or distribution to shareholders. These fees also increase the risk that the amount available for distribution to common shareholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering and that you may not earn a profit on your investment.

Certain of our officers and trustees face conflicts of interest.

Certain of our executive officers and trustees are also officers and directors of the Investment Advisor and its affiliates and, as such, owe fiduciary duties to these entities and their shareholders. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to us and our shareholders. See “Certain Relationships and Related Party Transactions.” An affiliate of the Investment Advisor owns class B and class C limited partnership interests in CBRE OP. These interests entitle such affiliate to receive, in part, distributions based on operating performance. Certain executive officers and directors of the Investment Advisor hold ownership interests in such affiliate. In evaluating investments and other management strategies, this may lead the Investment Advisor to place emphasis on the maximization of revenues at the expense of other criteria, such as preservation of capital. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio. In addition, the holder of the class C limited partnership interest may suffer different and more adverse tax consequences than holders of our common shares upon the sale or refinancing of the properties owned by CBRE OP, and therefore such holder may have different objectives regarding the appropriate pricing, timing and other material terms of any sale or refinancing of certain properties.

We will be subject to additional risks as a result of any joint ventures.

We may in the future enter into joint ventures for the acquisition, development or improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with sellers of properties, affiliates of sellers, developers or other persons. Such investments may involve risks not otherwise present with an investment in real estate, including, for example:

•	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

General Investment Risks

No market currently exists for our common shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

There is no current market for our shares and, therefore, it will be difficult for you to sell your shares promptly. We cannot assure you that any trading market will develop or, if developed, that any such market will be sustained. Additionally, our declaration of trust contains restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. You may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Therefore, it will be difficult for you to sell your shares promptly or at all. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. Therefore, you should purchase our shares only as a long-term investment.

If you purchase our common shares in this offering, you will incur immediate dilution of up to approximately $(0.91) in the book value per share of our common shares from the price you pay in this offering.

The initial offering price of our common shares is substantially higher than the book value per share of our outstanding common shares will be after this offering.

In addition, if you invest in our common shares, your interest in us will be diluted by the class B and class C limited partnership interests that an affiliate of the Investment Advisor owns.

We may have substantial limitations on our ability to achieve a diversified portfolio of assets.

If we only sell a small number of shares offered hereby, we may purchase fewer properties resulting in less diversification of the number of assets we own, the types of assets in which we invest, the geographic regions of our properties and the industry types of our tenants. The likelihood of our profitability being affected by any one of our investments will also increase. Your investment in shares will be subject to greater risk to the extent that we lack a diversified asset portfolio.

Restrictions on ownership of a controlling percentage of our shares may limit your opportunity to receive a premium on your shares.

To assist us in complying with the share ownership requirements necessary for us to qualify as a REIT, our declaration of trust will prohibit, with certain exceptions, direct or constructive ownership by any person of more than 3.0% by number or value, whichever is more restrictive, of our outstanding common shares or more than 3.0% by number or value, whichever is more restrictive, of our outstanding shares. Our board of trustees, in its sole discretion, may exempt a person from the share ownership limit. Our board of trustees has waived this limitation for CBRE Investors, the Shiva Family and the Vanden Heuvel Family. This waiver applies only to shares such persons already own, and not to further purchases unless approved by our board of trustees. Additionally, our declaration of trust prohibits direct or constructive ownership of our shares that would otherwise result in our failure to qualify as a REIT. The constructive ownership rules in our declaration of trust are complex and may cause the outstanding shares owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than any ownership limit by an individual or entity could cause that individual or entity to own constructively in excess of any ownership limit of our outstanding shares. Any attempt to own or transfer our shares in excess of the ownership limit without the consent of our board of trustees shall be void, and will result in the shares being transferred to a charitable trust. These provisions may inhibit market activity and the resulting opportunity for our shareholders to receive a premium for their shares that might otherwise exist if any person were to attempt to assemble a block of our shares in excess of the number of shares permitted under our declaration of trust and which may be in the best interests of our shareholders.

The concentration of our ownership may adversely affect the ability of new investors to influence our policies. For example, the Shiva Family and the Vanden Heuvel Family beneficially own approximately 1.2 million and 1.1 million common shares, respectively, representing a total of approximately 39.69% of our outstanding common shares. Consequently, these shareholders have significant influence over us.

The Shiva Family and the Vanden Heuvel Family beneficially own approximately 1.2 million and 1.1 million common shares, respectively, representing a total of approximately 39.69% of our outstanding common shares prior to the sale of any shares in this offering. Consequently, these shareholders have significant influence over us. Such shareholders’ ownership level may discourage or prevent others from trying to acquire control of us and increase the difficulty of consummating any offer, including potential acquisitions that might involve a premium price for our common shares or otherwise be in the best interest of all shareholders. This concentration of ownership may result in decisions affecting us that may not serve the best interest of all shareholders.

We have implemented certain provisions that could make any change in our board of trustees or in control of our company more difficult.

Maryland law, our declaration of trust and our bylaws contain provisions, such as provisions prohibiting, without the consent of our board of trustees, any single shareholder or group of affiliated shareholders, from beneficially owning in excess of an ownership limit, which could make it difficult or expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of trustees. These and other anti-takeover provisions could substantially impede the ability of shareholders to change our management and board of trustees.

You are limited in your ability to sell your shares pursuant to our share redemption program.

Even though our share redemption program provides you with the opportunity, on a semi-annual basis, to request us to redeem your shares after you have held them for a period of two years, our share redemption program contains certain restrictions and limitations. Shares will be redeemed only to the extent of cash available after the payment of dividends necessary to maintain our qualification as a REIT and to avoid the payment of any U.S. federal income tax or excise tax on our net taxable income. This will significantly limit our ability to redeem your shares. To the extent our available cash flow is insufficient to fund all redemption requests, redemptions will be made in order of request with any unfulfilled redemption requests being carried over to the next semi-annual period. Our board of trustees reserves the right to amend or terminate the share redemption program at any time. Our board of trustees has delegated to our officers the right to waive the two-year holding period and pro rata redemption requirements in the event of the death of a shareholder or other exigent circumstances. You will have no right to request redemption of your shares should our shares become listed on a national exchange or on an over-the-counter market. Therefore, in making a decision to purchase shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. See “Description of Shares—Share Redemption Program.”

We established the offering price on an arbitrary basis.

Our board of trustees has arbitrarily determined the selling price of the shares. Our offering price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a shareholder would receive if we were liquidated or dissolved.

Your interest in us may be diluted if we issue additional equity.

Existing shareholders and potential investors in this offering do not have preemptive rights to any common shares issued by us in the future. Therefore, investors purchasing shares in this offering may experience dilution of their equity investment in the event that we sell additional common shares in the future, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options.

The amount and timing of cash dividends is uncertain.

Subject to certain limitations, we bear all expenses incurred in our operations, which will reduce cash generated by operations and amounts available for distribution to our shareholders. In addition, our board of trustees, in its discretion, may retain any portion of such funds for working capital, subject to the REIT distribution requirements. We have not set any dividend payment amount and cannot assure you that sufficient cash will be available to pay dividends to you.

We are uncertain of our sources for funding of future capital needs.

Substantially all of the net proceeds of the offering will be used for investment in assets and for payment of various fees and expenses. See “Estimated Use of Proceeds.” Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our assets or for any other reason, we will need to identify sources for such funding, other than reserves we may establish, and we cannot assure you that such sources of funding will be available to us for capital needs in the future.

General Real Estate Risks

Real estate investments are long-term illiquid investments and may be difficult to sell in response to changing economic conditions.

Real estate investments are subject to certain inherent risks. Real estate investments are generally long-term investments that cannot be quickly converted to cash. Real estate investments are also subject to adverse changes in general economic conditions or local conditions that may reduce the demand for office, retail, industrial, multi-family residential or other types of properties. Other factors can also affect real estate values, including:

•	possible U.S. federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions;

•	increasing labor and material costs;

•	the attractiveness of the property to tenants;

•	rises in operating costs, taxes and insurance costs; and

•	changes in interest rates.

Adverse economic conditions in the geographic regions in which we purchase properties may negatively impact your overall returns.

Adverse economic conditions in the geographic regions in which we buy our properties could affect real estate values in these areas and, to the extent that any of our tenants in these areas rely upon the local economy for their revenues, our tenants’ businesses could also be affected by such conditions. Therefore, changes in local economic conditions could reduce our ability to pay dividends and the amounts we could otherwise receive upon a sale of a property in a negatively affected region.

Adverse economic conditions affecting the particular industries of our tenants may negatively impact your overall returns.

Adverse economic conditions affecting a particular industry of one or more of our tenants could affect the financial ability of one or more of our tenants to make payments under their leases, which could cause delays in our receipt of rental revenues or a vacancy in one or more of our properties for a period of time. Therefore, changes in economic conditions of the particular industry of one or more of our tenants could reduce our ability to pay dividends and the value of one or more of our properties at the time of sale of such properties.

Because we will be dependent on our tenants for substantially all of our revenue, our success is materially dependent on the financial stability of our tenants.

Lease payment defaults by tenants could cause us to reduce the amount of distributions to shareholders. A default of a tenant on its lease payments would cause us to lose the revenue from the property. In the event of such a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and leasing our property. If a lease is terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

If one or more of our tenants file for bankruptcy protection, we may be precluded from collecting all sums due.

If one or more of our tenants, or the guarantor of a tenant’s lease, commences, or has commenced against it, any proceeding under any provision of the U.S. federal Bankruptcy Code, as amended, or any other legal or equitable proceeding under any bankruptcy, insolvency, rehabilitation, receivership or debtor’s relief statute or law (bankruptcy proceeding), we may be unable to collect sums due under relevant leases. Any or all of the tenants, or a guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding. Such a bankruptcy proceeding may bar our efforts to collect pre-bankruptcy debts from these entities or their properties, unless we are able to obtain an enabling order from the bankruptcy court. If a lease is rejected by a tenant in bankruptcy, we would only have a general unsecured claim against the tenant, and may not be entitled to any further payments under the lease. A tenant’s or lease guarantor’s bankruptcy proceeding could hinder or delay efforts to collect past due balances under relevant leases, and could ultimately preclude collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distribution to our shareholders. In the event of a bankruptcy proceeding, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distribution to our shareholders may be adversely affected.

We may not have funding for future tenant improvements, which may reduce your returns and make it difficult to attract one or more new tenants.

When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space and other lease-up costs. Substantially all of our net offering proceeds available for investment may be used for investment in real estate properties. We may maintain working capital reserves but cannot guarantee they will be adequate. We also have no identified funding source to provide funds that may be required in the future for tenant improvements, tenant refurbishments and other lease-up costs in order to attract new tenants. We cannot assure you that any such source of funding will be available to us for such purposes in the future and, to the extent we are required to use net cash from operations to fund such tenant improvements, tenant refurbishments and other lease-up costs, cash distributions to our shareholders will be reduced.

A property that incurs a significant vacancy could be difficult to sell or lease.

A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. Some of our properties may be specifically suited to the particular needs of the tenant based on the type of business the tenant operates. We may have difficulty obtaining a new tenant for any vacant space in our properties, particularly if the space limits the types of businesses that can use the space without major renovation. If a vacancy on any of our properties continues for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to shareholders. In addition, the resale value of the property could be diminished because the market value of a particular property may depend principally upon the value of the leases of such property.

Uninsured losses relating to real property may adversely affect your returns.

In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we may have limited funding to repair or reconstruct the damaged property, and we cannot assure you that any such source of funding will be available to us for such purposes in the future. Furthermore, insurance may be unavailable or uneconomical. In particular, insurance coverage relating to flood or earthquake damage or terrorist acts may not be available or affordable.

Development and construction of our properties may result in delays and increased costs and risks.

We may invest some or all of the net proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements. We will be subject to risks relating to the builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate pre-construction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Factors such as those discussed above can result in increased costs of a project or loss of our investment. In addition, we may not be able to find suitable tenants to lease our newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of a property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

Competition for investments may increase costs and reduce returns.

We will experience competition for real property investments from corporations, other real estate investment trusts, pension plans and other entities engaged in real estate investment activities. There has been increasing competition for the types of properties in which we invest. Accordingly, competition for investments may have the effect of increasing costs and reducing your returns.

Delays in acquisitions of properties may adversely affect your investment.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. When we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to any such properties.

Uncertain market conditions and the broad discretion of the Investment Advisor relating to the future disposition of properties could adversely affect the return on your investment.

We intend to hold the various real properties in which we will invest until such time as the Investment Advisor determines that the sale or other disposition thereof appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. The Investment Advisor, subject to the approval in certain cases of our board of trustees, may exercise its discretion as to whether and when to sell a property. We will have no obligation to sell properties at any particular time, except that if our shares are not listed on a national securities exchange or included for quotation on an over-the-counter market on or before December 31, 2011, our declaration of trust requires our board of trustees to consider commencing an orderly liquidation of our assets, which liquidation would require the approval of our shareholders and could last several years. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

General economic conditions may affect the timing of the sale of our properties and the purchase price we receive.

We may be unable to sell a property if or when we decide to do so. The real estate market is affected by many factors, such as general economic conditions, the availability of financing, interest rates and other factors, including supply and demand for real estate investments, all of which are beyond our control. We cannot predict whether we will be able to sell any property for the price or on terms which are acceptable to us. Further, we cannot predict the length of time that will be needed to find a willing purchaser and to close the sale of a property.

If we purchase environmentally hazardous property, our operating results could be adversely affected.

Under various U.S. federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be potentially liable for such costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediating any contaminated property could have a material adverse effect on our business, assets or results of operations and, consequently, amounts available for distribution to you. Any costs or expenses relating to environmental matters may not be covered by insurance.

Costs associated with complying with regulations such as the Americans with Disabilities Act of 1990 may result in unanticipated expenses.

Under the Americans with Disabilities Act of 1990, or ADA, all places of public accommodation are required to meet certain U.S. federal requirements related to access and use by disabled persons. These requirements became effective in 1992. A number of additional U.S. federal, state and local laws may also require modifications to our properties, or restrict further renovations of the properties, with respect to access thereto by disabled persons. For example, the Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the ADA or the FHAA could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. Although we believe that the properties that we will acquire will be substantially in compliance with present requirements, we will not conduct audit or investigation of all of these properties to determine their compliance and we cannot predict the ultimate cost of compliance with the ADA, the FHAA or other legislation. If one or more of our communities in which we invest is not in compliance with the ADA, the FHAA or other legislation, then we would be required to incur additional costs to bring the community into compliance. If we incur substantial costs to comply with the ADA and the FHAA or other legislation, our financial condition, results of operations, cash flow, price per share of our common shares and our ability to satisfy debt service obligations and to pay distributions could be adversely affected.

Your investment may be subject to additional risks if we make international investments.

We may purchase properties located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•	changing governmental rules and policies, including changes in land use and zoning laws;

•	enactment of laws relating to the foreign ownership of real property and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	variations in currency exchange rates;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	the imposition of unique tax structures and changes in real estate and other tax rates and other operating expenses in particular countries;

•	our ability to qualify as a REIT may be affected; and

•	general political and economic instability.

Financing Risks

Rising interest rates will increase our borrowing costs and reduce cash available for distributions and could also adversely affect the values of the properties we own.

We may borrow money to purchase assets. An increase in interest rates could increase our interest expense and adversely affect our cash flow and our ability to service indebtedness and to make distributions to our shareholders. Failure to hedge effectively against interest rate charges may adversely affect our financial condition.

We could become more highly leveraged.

Although we have adopted a policy to limit our aggregate borrowing to 65% of the value of the cost of our assets before non-cash reserves and depreciation, this policy may be altered at any time or suspended if necessary to pursue attractive investment opportunities. Our organizational documents contain a limitation on the amount of indebtedness that we may incur, so that until our shares are listed on a national securities exchange, our aggregate borrowing may not exceed 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report. If we become more highly leveraged, then the resulting increase in debt service could adversely affect our ability to make payments on outstanding indebtedness and to pay our anticipated distributions and/or the distributions required to qualify as a REIT, and could harm our financial condition.

If we fail to make our debt payments, we could lose our investment in a property.

We intend to secure the loans we obtain to fund property acquisitions with mortgages on some of our properties. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause a reduction in the value of the shares and the dividends payable to our shareholders.

Lenders may require us to enter into restrictive covenants relating to our operations.

In connection with obtaining certain financing, a lender could impose restrictions on us that would affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, replace the Investment Advisor as our investment advisor or impose other limitations.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay dividends.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. A refinancing or sale under these circumstances could affect the rate of return to shareholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to qualify as a REIT. In such case, we may be forced to borrow funds to make the distributions required to qualify as a REIT.

U.S. Federal Income Tax Risks

If we fail to qualify as a REIT in any taxable year, our operations and ability to make distributions will be adversely affected because we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no deductions for distributions made to shareholders.

We believe that we are organized and operate in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income we distribute currently to our shareholders. In order for us to qualify as a REIT, we must satisfy certain requirements established under highly technical and complex provisions of the Internal Revenue Code and

Treasury Regulations for which there are only limited judicial or administrative interpretations, and which involve the determination of various factual matters and circumstances not entirely within our control. In March 2005, we mortgaged one of our real estate properties and invested the proceeds in a money market mutual fund until June 2005 when the proceeds were used to purchase another real estate property. During the time the proceeds were invested in the fund, we treated the investment as a “qualified temporary investment” for purposes of the REIT asset test requirements. See “Certain U.S. Federal Income Tax Consequences—Asset Tests.” If our investment in the fund was not eligible for treatment as a qualified temporary investment, we may not have satisfied the REIT 5% asset test for the first quarter of 2005. If our investment in the fund resulted in our noncompliance with the REIT 5% asset test, however, we would retain our qualification as a REIT provided our noncompliance was due to reasonable cause and not to willful neglect, and certain other requirements are met including the payment of a $50,000 penalty tax. Although this cannot be assured, we believe that any noncompliance with the REIT 5% asset test resulting from our investment in the fund should be due to reasonable cause and not willful neglect and, therefore, our qualification as a REIT should not be affected.

If we were to fail to qualify as a REIT for any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no deductions for distributions made to shareholders. Further, in such event, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT qualification. Accordingly, the loss of our REIT qualification would reduce our net earnings available for investment or distribution to shareholders because of the substantial tax liabilities that would be imposed on us. We might also be required to borrow funds or sell investments to pay the applicable tax.

The Investment Advisor has not previously managed a REIT, and we cannot assure you that the past experience of its management will be sufficient to successfully manage our business as a REIT.

The Investment Advisor has not previously managed a REIT, and the Investment Advisor does not have direct experience in complying with the income, asset and other limitations imposed by the REIT provisions of the Internal Revenue Code. Those provisions are complex and the failure to comply with those provisions in a timely manner could cause us to fail to qualify as a REIT or could force us to pay unexpected taxes and penalties. In such event, our net income would be reduced and we could incur a loss.

We may be subject to tax on our undistributed net income or be forced to borrow funds to make distributions required to qualify as a REIT.

As a REIT, we must distribute 90% of our annual net taxable income (excluding net capital gains) to our shareholders and we will be subject to regular corporate income tax to the extent that we distribute less than 100% of our annual net taxable income. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. From time to time, we may generate taxable income greater than our net income for GAAP financial reporting purposes from, among other things, the payment of non-deductible expenses, the creation of reserves and the repayment of indebtedness. If we do not have other funds available in these situations, we may be unable to make distributions required by the REIT provisions of the Internal Revenue Code. Thus, we could be required to borrow funds, sell properties at disadvantageous prices or find another alternative source of funds. These alternatives could increase our costs or reduce our equity and reduce amounts available for acquisitions.

Dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates.

The maximum U.S. federal income tax rate for dividends payable by domestic corporations to individual U.S. shareholders (as such term is defined under “Certain U.S. Federal Income Tax Consequences” below) is 15% (through 2008). Dividends payable by REITs, however, are generally not eligible for the reduced rates. The more favorable rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our shares.

We will pay some taxes.

Even if we qualify as a REIT for U.S. federal income tax purposes, we will be required to pay some U.S. federal, state, local and foreign taxes on our income and property, including a 100% penalty tax if we receive payments for property held primarily for sale to customers in the ordinary course of a trade or business. To the extent that we are required to pay U.S. federal, state, local or foreign taxes, we will have less cash available for distribution to our shareholders.

The ability of our board of trustees to revoke our REIT election without shareholder approval may cause adverse consequences to our shareholders.

Our charter provides that our board of trustees may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interests to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our taxable income to our shareholders, which may have adverse consequences on the total return to our shareholders and the value of our shares.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. federal income tax laws applicable to investments similar to an investment in our shares. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of us or our shareholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our properties.

FORWARD-LOOKING STATEMENTS

This prospectus contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties:

•	our business strategy;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition;

•	market trends;

•	projected capital expenditures;

•	the impact of technology on our products, operations and business; and

•	use of the proceeds of the offering.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	national, regional and local economic climates;

•	future terrorist attacks in the United States or abroad;

•	changes in supply and demand for office, retail, industrial and multi-family residential properties;

•	our ability to maintain rental rates and maximize occupancy;

•	our ability to identify acquisitions;

•	our pace of acquisitions and/or dispositions of properties;

•	our corporate debt ratings and changes in the general interest rate environment;

•	the condition of capital markets;

•	the actual outcome of the resolution of any conflict;

•	our ability to successfully operate acquired properties;

•	our ability to qualify as a REIT;

•	environmental uncertainties and risks related to natural disasters; and

•	changes in real estate and zoning laws and increases in property taxes.

For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming (i) 25,000,000 shares sold to the public at $10.50 per share and no shares sold pursuant to our dividend reinvestment plan, (ii) 45,000,000 shares sold to the public at $10.50 per share and 5,000,000 shares sold pursuant to our dividend reinvestment plan at $9.975 per share and (iii) 100,000,000 shares sold to the public at $10.50 per share and 10,000,000 shares sold pursuant to our dividend reinvestment plan at $9.975 per share. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that 91% to 91.6% of the money that shareholders invest will be used to invest in high quality real estate assets, including office, retail, industrial and multi-family residential properties, and for working capital purposes. The remaining portion of the proceeds will be used to pay offering expenses, including selling commissions, other organization and offering expenses and an administration fee to the Investment Advisor. Pending investment, we intend to invest the funds in interest-bearing short-term investment grade securities or money market accounts which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we hope to achieve from our intended investments.

	25,000,000 Shares Sold (Primary Shares only)		50,000,000 Shares Sold (Including 5,000,000 Pursuant to Dividend Reinvestment Plan)		110,000,000 Shares Sold (Including 10,000,000 Pursuant to Dividend Reinvestment Plan)
	Amount	Percent	Amount	Percent	Amount	Percent
Gross offering proceeds	$262,500,000	100.0%	$522,375,000	100.0%	$1,149,750,000	100.0%
Less public offering expenses:
Selling commissions(1)	15,750,000	6.0	28,350,000	5.4	63,000,000	5.5
Other organization and offering expenses(2)	5,250,000	2.0	10,447,500	2.0	22,995,000	2.0
Administration fee(3)	2,625,000	1.0	5,223,750	1.0	11,497,500	1.0
Initial working capital reserve(4)	–	–	–	–	–	–

Amount estimated to be invested(5)	$238,875,000	91.0%	$478,353,750	91.6%	$1,052,257,500	91.5%

(1)	We will pay sales commissions of up to 6% to one or more broker-dealers for sales of our shares to the public. The commissions may be reduced for volume discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of this table we have not assumed any such discounts or waivers. We will not pay sales commissions for shares issued pursuant to our dividend reinvestment plan.
(2)	Organization and offering expenses consist of, among other things, actual legal, accounting, printing and other expenses attributable to conducting this offering, any organizational documents, qualification of the shares for sale in the states and filing fees incurred by the Investment Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs. We will be responsible for the payment of all organization and offering expenses not to exceed 2% of aggregate gross proceeds.
(3)	We will pay the Investment Advisor an initial administration fee for services rendered in connection with this offering in an amount equal to 1% of gross proceeds.
(4)	To the extent that we have insufficient funds in the future for the improvement of our assets or for any other reason, we may establish reserves from gross proceeds, out of cash flow generated by operating properties or out of non-liquidating net sale proceeds (defined generally to mean the net cash proceeds received by us from any sale or exchange of properties).
(5)	The amount estimated to be invested will include customary third-party and affiliate acquisition expenses, such as legal fees and expenses, costs of appraisal, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that the third-party and affiliate acquisition costs would average 0.3% of the contract purchase price of property acquisitions.

DISTRIBUTION POLICY

We intend to distribute all or substantially all of our net taxable income (which does not ordinarily equate to net income as calculated in accordance with GAAP) to our shareholders in each year. We intend to declare dividends on a daily basis, but aggregate and pay dividends on a quarterly basis. Our dividend policy is subject to revision at the discretion of our board of trustees without notice to you or shareholder approval. All distributions will be made by us at the discretion of our board of trustees and will depend on our earnings and financial condition, maintenance of REIT qualification, applicable provisions of Maryland law and such other factors as our board of trustees deems relevant.

In order to qualify as a REIT under the Internal Revenue Code, we must make distributions to our shareholders each year in an amount at least equal to (i) 90% of our REIT taxable income, excluding net capital gains, plus (ii) 90% of the excess of our net income from foreclosure property over the tax imposed on such income by the Internal Revenue Code, minus (iii) any excess non-cash income. In general, our dividends will be applied toward these requirements only if paid in the taxable year to which they relate, or in the following taxable year if the dividends are declared before we timely file our tax return for that year, the dividends are paid on or before the first regular dividend payment following the declaration and we elect on our tax return to have a specified dollar amount of such distributions treated as if paid in the prior year. In addition, dividends declared by us in October, November or December of one taxable year and payable to a shareholder of record on a specific date in such a month are treated as both paid by us and received by the shareholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.

It is anticipated that distributions generally will be taxable as ordinary income to our shareholders, although a portion of such distributions may be designated by us as a return of capital or as capital gain. We will furnish annually to each of our shareholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital or capital gains.

DILUTION

Our net tangible book value as of March 31, 2005 was approximately $52,440,000 million, or $9.01 per share. If you invest in our common shares, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share immediately after this offering. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of common shares issued and outstanding. After giving effect to the sale by us of (i) 100,000,000 common shares offered by this prospectus to the public, assuming a public offering price of $10.50 per share, and (ii) 10,000,000 common shares offered pursuant to our dividend reinvestment plan, assuming a public offering price of $9.975 per share, our net tangible book value as of March 31, 2005 would have been $1,104,697,500, or $9.54 per share. This represents an immediate increase in the net tangible book value of $0.53 per share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $(0.91) per share to new investors. If you pay a reduced fee or no fee, you will suffer less dilution. For example, if no fee is paid on your purchase of shares, you will suffer dilution of up to approximately $(0.37) per share.

The following table illustrates this per share dilution:

Per share offering price of this offering before any expenses, commissions and other fees	$10.50
Per share offering price of shares issuable pursuant to our dividend reinvestment plan before expenses	$9.975
Net tangible book value of each common share at March 31, 2005	$9.01
Pro forma net tangible book value of each common share assuming the completion of this offering(1)	$9.54
Pro forma increase in net tangible book value per common share to existing shareholders attributable to this offering	$0.53
Pro forma decrease (dilution) in net tangible book value per common share to new investors	$(0.91)

(1)	This figure assumes that we received net proceeds of $1,052,257,500 from this offering, after deducting 8.5% of gross proceeds for the payment of selling commissions to broker-dealers, other organization and offering expenses and an administration fee to the Investment Advisor. We will not pay selling commissions for dividend reinvestment plan shares placed.

The following table summarizes, on a pro forma basis as of March 31, 2005, the differences in the number of common shares purchased from us, the total consideration paid and the average price per share paid by our existing shareholders and by the new investors purchasing the common shares in this offering:

	Shares Issued(1)		Book Value of Total Consideration
	Number	Percent	Amount	Percent	Book Value of Consideration Per Share
Existing shareholders	5,818,799	5.0%	$56,904,252	5.0%	$9.78
New shareholders	110,000,000	95.0%	$1,149,750,000	95.0%	$10.45

Total	115,818,799	100.0%	$1,206,654,252	100.0%	$10.42

(1)	Although the outstanding class A units of limited partnership of CBRE OP are convertible into our common shares on a one-for-one basis, we give no effect to the possible conversion of class A units of limited partnership of CBRE OP into common shares.

SUMMARY SELECTED FINANCIAL DATA

The following table sets forth summary selected financial and operating data on a consolidated basis for CBRE REIT. You should read the following summary selected financial data in conjunction with our consolidated historical financial statements and the related notes and with “Management Discussion and Analysis of Financial Conditions and Results of Operations,” which are included elsewhere in this prospectus.

The summary historical consolidated balance sheets information as of March 31, 2005 and December 31, 2004 as well as the summary historical consolidated statements of operations for the periods from January 1, 2005 to March 31, 2005 and July 1, 2004 (date of commencement) to December 31, 2004, have been derived from the historical consolidated financial statements of CBRE REIT.

Our unaudited summary selected pro-forma consolidated financial data is presented as of March 31, 2005 and for the periods from January 1, 2005 to March 31, 2005 and from July 1, 2004 (date of commencement) to December 31, 2004. Our unaudited pro forma consolidated financial data includes the effect of the acquisitions of REMEC, 300 Constitution and of Deerfield Commons and the issuance of notes payable secured by REMEC and 300 Constitution as if such activity had taken place on July 1, 2004 (date of commencement) for the pro forma statements of operations presented and as of the date of the pro forma consolidated balance sheet presented. Our unaudited pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been as of the dates and for the periods indicated, nor does it purport to represent our future financial position or results of operations. For further discussion of the unaudited pro forma consolidated financial statements see Unaudited Pro Forma Financial Information beginning on F-2 in this prospectus.

	Six Months Ended 12/31/2004		Three Months Ended 3/31/2005
	Pro Forma Consolidated	Historical Consolidated	Pro Forma Consolidated	Historical Consolidated
	2004	2004	2005	2005
	(in thousands, except per share data)
Statement of Operations Data:
Rental	$2,728	$913	$1,387	$974
Tenant Reimbursements	530	120	298	119

Total Revenue	3,258	1,033	1,685	1,093

Operating and Maintenance	237	7	133	6
Property Taxes	293	113	168	113
Insurance	11	—	4	—
Interest	545	117	311	201
General and Administrative Expense	221	123	87	32
Investment Management Fee to Related Party	230	230	134	134
Incentive Fee to Related Party	17	17	18	18
Depreciation and Amortization	1,601	334	798	367
Organizational Expenses	109	109	—	—

Total Expenses	3,264	1,050	1,653	871

Operating Income (Loss)	(6)	(17)	32	222

Interest and Other Income	118	111	100	93

Net Income before Minority Interest	112	94	132	315

Minority Interest	1	—	1	1

Net Income	$111	$94	$131	$314

	Six Months Ended 12/31/2004		Three Months Ended 3/31/2005
	Pro Forma Consolidated	Historical Consolidated	Pro Forma Consolidated	Historical Consolidated
	2004	2004	2005	2005
Balance Sheet Data (at end of period):
Investments in Real Estate, After Accumulated Depreciation and Amortization		43,946	58,315	43,716

Total Assets		73,704	85,558	85,412

Note Payable Collateralized by REMEC		13,250	13,250	13,250

Note Payable Collateralized by 300 Constitution		—	12,000	12,000

Total Liabilities		18,461	30,581	30,435

Minority Interest		242	243	243

Shareholders’ Equity		55,001	54,734	54,734

Total Liabilities and Shareholders’ Equity		73,704	85,558	85,412

Per Share Data:

Pro Forma Earnings per Share – Basic and Diluted	$0.02		$0.02

Pro Forma Weighted Average Common Shares Outstanding – Basic and Diluted	5,757,167		5,818,799

Earnings per Share – Basic and Diluted		$0.02		$0.05

Weighted Average Common Shares Outstanding - Basic and Diluted		5,757,167		5,818,799

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a newly formed company and have only recently commenced operations. Therefore, we do not have any meaningful operations to discuss. The following analysis of our financial condition should be read in conjunction with our consolidated financial statements, the notes thereto and the other financial data included elsewhere in this prospectus.

Overview

We are a Maryland real estate investment trust that invests in high quality real estate properties, including office, retail, industrial and multi-family residential properties, as well as other real estate-related assets. We may also utilize our expertise and resources to capitalize on unique opportunities that may exist elsewhere in the marketplace, in which we might also acquire interests in mortgages or other investments where we could seek to acquire the underlying property. To prevent undue concentration in our portfolio, we will not, after the initial investment period ending December 31, 2006, invest more than (i) 20% of our total assets in any single investment or (ii) 35% of our total assets in any single metropolitan area. In addition, we may invest up to 20% of our total assets outside of the United States. Investments outside of the United States will be focused in areas in which CBRE Investors has existing operations or previous investment experience, including Western Europe and Japan. We currently own three properties and have certain other acquisition and other investment opportunities in various stages of negotiation and due diligence.

We conduct substantially all of our activities through, and substantially all of our real estate investments are held, directly or indirectly, by CBRE OP. Generally, we contribute the proceeds we receive from the issuance of common shares for cash to CBRE OP and CBRE OP, in turn, issues units of limited partnership to us, which entitle us to receive our share of CBRE OP’s earnings or losses and net cash flow. Provided we have sufficient available cash flow, we intend to pay our shareholders quarterly cash dividends. We are structured in a manner that allows CBRE OP to issue limited partnership interests from time to time in exchange for real estate properties. By structuring our acquisitions in this manner, the contributors of real estate to CBRE OP are generally able to defer gain recognition for U.S. federal income tax purposes.

We commenced operations in July 2004, following an initial private placement of our common shares of beneficial interest. We raised aggregate net proceeds (after commissions and expenses) of approximately $55.5 million from July 2004 to October 2004 in private placements of our common shares.

We intend to qualify, and to remain qualified, as a REIT for U.S. federal income tax purposes.

Critical Accounting Policies

Management believes our most critical accounting policies are accounting for lease revenues (including straight-line rent), regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and accounting for our derivatives and hedging activities, if any. Each of these items involves estimates that require management to make judgments that are subjective in nature. Management relies on its experience, collects historical data and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Revenue Recognition and Valuation of Receivables

Our revenues, which are composed largely of rental income, include rents reported on a straight-line basis over the initial term of the lease. If our leases provide for rental increases at specified intervals, we will be required to straight-line the recognition of revenue, which will result in the recording of a receivable for rent not yet due under the lease terms. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We review unbilled rent receivable on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. Should the collectability of unbilled rent with respect to any given tenant be in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct write-off is recorded and would decrease our total assets and shareholders’ equity.

Investments in Real Estate

We record investments in real estate at cost (including third party acquisition expenses) and we capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. We expense costs of repairs and maintenance as incurred. We compute depreciation using the straight-line method over the estimated useful lives of our real estate assets, which we expect to be approximately 39 years for buildings and improvements, three to five years for equipment and fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis throughout the expected useful lives of the related assets.

We have adopted SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which establishes a single accounting model for the impairment or disposal of long-lived assets including discontinued operations. SFAS 144 requires that the operations related to properties that have been sold or that we intend to sell be presented as discontinued operations in the statement of operations for all periods presented, and properties we intend to sell be designated as “held for sale” on our balance sheet.

When circumstances such as adverse market conditions indicate a possible impairment of the value of a property, we review the recoverability of the property’s carrying value. The review of recoverability is based on our estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. Our forecast of these cash flows considers factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. These factors contain subjectivity and thus are not able to be precisely estimated. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. We are required to make subjective assessments as to whether there are impairments in the values of our investments in real estate.

Real Estate Purchase Price Allocation

We allocate the purchase price to tangible assets of an acquired property (which includes land, building and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. Estimates of fair value for land are based on factors such as comparisons to other properties sold in the same geographic area adjusted for unique characteristics. Estimates of fair values of buildings and tenant improvements are based on present values determined based upon the application of hypothetical leases with market rates and terms.

We record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

We measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. We also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We amortize the value of in-place leases to expense over the initial term of the respective leases, which we primarily expect to range from five to fifteen years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event may the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

These assessments have a direct impact on net income and revenues. If we assign more fair value to the in-place leases versus buildings and tenant improvements, assigned costs would generally be depreciated over a shorter period, resulting in more depreciation expense and a lower net income on an annual basis. Likewise, if we estimate that more of our leases in-place at acquisition are on terms believed to be above the current market rates for similar properties, the calculated present value of the amount above market would be amortized monthly as a direct reduction to rental revenues and ultimately reduce the amount of net income.

Treatment of Management Compensation, Expense Reimbursements

Management of our operations is conducted by the Investment Advisor. Fees related to services provided by the Investment Advisor are accounted for based on the nature of such service and the relevant accounting literature. Fees for services performed that represent period costs of our company, such as cash payments for investment management fees paid to the Investment Advisor, are expensed as incurred. In addition, an affiliate of the Investment Advisor owns a partnership interest which represents a profits interest in CBRE OP related to these services.

Subject to certain limitations, we are obligated to reimburse the Investment Advisor for the organizational and offering costs incurred on our behalf. This treatment is consistent with Staff Accounting

Bulletin, or SAB, Topic 1.B1, which requires that we include all of the costs associated with our operations and formation in our financial statements. These costs will then be analyzed and segregated between those which are organizational in nature, those which are offering-related salaries and other general and administrative expenses of the Investment Advisor and its affiliates, and those which qualify as offering expenses in accordance with SAB Topic 5.A. Organizational costs are expensed as incurred in accordance with AICPA Statement of Position 98-5, Reporting on the Costs of Start-Up Activities. Offering-related salaries and other general and administrative costs of the Investment Advisor and its affiliates will be expensed as incurred, and third-party offering expenses will be taken as a reduction against the net proceeds of the offering within additional paid-in capital, or APIC, in accordance with SAB Topic 5.A. As of March 31, 2005, the Investment Advisor incurred approximately $109,000 in organizational costs on our behalf. Additionally, the Investment Advisor paid approximately $407,000 in private placement offering costs to third parties and received approximately $569,000 in compensation relating to the private offering of our common shares. As of March 31, 2005, the Investment Advisor had incurred approximately $1,014,000 in offering costs relating to this offering.

Accounting for Derivative Financial Investments and Hedging Activities

We account for our derivative and hedging activities, if any, in accordance with SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB Statement No. 133,” and SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” which requires all derivative instruments to be carried at fair value on the balance sheet.

Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. We formally document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction. We periodically review the effectiveness of each hedging transaction, which involves estimating future cash flows. Cash flow hedges are accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income within shareholders’ equity. Calculation of a fair value of derivative instruments also requires management to use estimates. Amounts will be reclassified from other comprehensive income to the income statement in the period or periods the hedged forecasted transaction affects earnings. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges under SFAS 133. The changes in fair value hedges are accounted for by recording the fair value of the derivative instruments on the balance sheet as either assets or liabilities, with the corresponding amount recorded in current period earnings.

Accounting for Share-Based Compensation

We have adopted the fair value based method of accounting for share-based compensation. Under this approach, we recognize an expense for the fair value of any share-based employee compensation at the time it is granted, as well as for transactions with non-employees in which services are performed in exchange for equity instruments.

Variable Interest Entities

In December 2003, the FASB issued Interpretation 46R, Consolidation of Variable Interest Entities, or FIN 46R. The purpose of this interpretation is to provide guidance on how to identify a variable interest entity, or VIE, and determine when the assets, liabilities, noncontrolling interests, and results of operations of a VIE need to be included in a company’s consolidated financial statements. A company that holds variable interests in any entity will need to consolidate that entity if the company’s interest in the VIE is such that the company will absorb a majority of the VIE’s anticipated losses and/or receive a majority of the VIE’s expected residual returns. As of March 31, 2005, we do not have any investment interests in VIEs.

Results of Operations

Our company was formed on March 30, 2004 and we began substantive operations in July 2004, after the initial closing of our private placement of common shares. We raised aggregate net proceeds (after commission and expenses) of approximately $55.5 million from July 2004 to October 2004 in private placements of our common shares. The net proceeds were invested in money market securities and cash equivalents until required for property acquisitions.

To date, we have acquired three commercial properties including (i) a four building research and development complex located in San Diego, California on September 15, 2004, which is leased to a defense subcontractor for a term of approximately 12 years, (ii) a distribution facility located in Taunton, Massachusetts on November 3, 2004, which is leased to a catalogue and internet based retailer for a term of nine years and (iii) a multi-tenant office building (including ten acres of undeveloped land zoned for office use) located in Alpharetta, Georgia on June 21, 2005, which is leased to nine tenants encompassing a variety of business uses including financial services, publishing, and executive suites, for terms that range from five to ten years. See “Real Estate Investments.”

We do not believe the operating activity to date has been significant based on the recent acquisition dates of the three properties in our portfolio. Our consolidated financial statements and the notes thereto present our historical results of operations.

We are actively seeking acquisition and other investment opportunities in other markets of the US, and in Western Europe and Japan, some of which are in various stages of negotiation and due diligence. With respect to these opportunities, there is no assurance that we will pursue or continue to pursue any of them or that any of them will be consummated.

Financial Condition, Liquidity and Capital Resources

Upon completion of this offering, our sources of funds will primarily be the net proceeds of this offering, approximately $12.5 million of net proceeds from our recently completed private placements (after the net investments in REMEC Corporate Campus, 300 Constitution Drive and Deerfield Commons), operating cash flows and borrowings. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months. Please see “Risk Factors — Financing Risks.”

Depending on market conditions, we expect that once the net proceeds of this offering are fully invested, our debt financing will be approximately 65% of the value of the cost of our assets before non-cash reserves and depreciation. The amount of debt we place on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be less than 50% or more than 50% of the value of such property or the value of the assets owned by such entity, depending on market conditions and other factors. In fact, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties. Our declaration of trust limits our borrowing to 300% of our net assets (equivalent to 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to our shareholders in our next quarterly report. Any indebtedness we do incur will likely be subject to continuing covenants, and we will likely be required to make continuing representations and warranties in connection with such debt. Moreover, some or all of our debt may be secured by some or all of our assets. If we default in the payment of interest or principal on any such debt, breach any representation or warranty in connection with any borrowing or violate any covenant in any loan document, our lender may accelerate the maturity of such debt requiring us to immediately repay all outstanding principal. If we are unable to make such payment, our lender could foreclose on our assets that are pledged as collateral to such lender. The lender could also sue us or force us into bankruptcy. Any such event would have a material adverse effect on the value of our common shares.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to the Investment Advisor, broker-dealers and their affiliates. During the offering stage, these payments will include payments to broker-dealers for selling commissions and payments to the Investment Advisor for an initial administration fee for services rendered in connection with the offering and reimbursement of offering costs. During the acquisition and operational stages, certain services related to management of our investments and operations will be provided to us by the Investment Advisor pursuant to an advisory agreement entered into in July 2004. Pursuant to that agreement, we expect to make various payments to the Investment Advisor, including investment management fees and payments for reimbursements of certain costs incurred by the Investment Advisor in providing related services to us.

In order to avoid corporate-level tax on our net income, we are required to pay distributions to our shareholders equal to our net taxable income. In addition, to qualify as a REIT, we are required to pay distributions to our shareholders equal to at least 90% of our net ordinary taxable income. Therefore, once the net proceeds we receive from this offering are substantially fully invested, we will need to raise additional capital in order to grow our business and acquire additional real estate investments. We anticipate borrowing funds to obtain additional capital, but there can be no assurance that we will be able to do so on terms acceptable to us, if at all.

Off-Balance Sheet Arrangements

Since inception, we have not maintained any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities nor do we have any commitment or intent to provide additional funding to any such entities. Accordingly, we are not materially exposed to any market, credit, liquidity or financing risk that could arise if we had engaged in such relationships.

Contractual Obligations and Commitments

The following table provides information with respect to our contractual obligations at March 31, 2005.

	Payment due by period
Contractual Obligations	Total	Less than One Year	One to Three Years	Three to Five Years	More Than Five Years
Note Payable Collateralized by REMEC Corporate Campus	$13,250,000	—	—	—	$13,250,000
Note Payable Collateralized by 300 Constitution Drive	$12,000,000	—	—	—	$12,000,000

Total	$25,250,000	—	—	—	$25,250,000

Income Taxes

We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2004. As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute currently to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their annual net taxable income (excluding net capital gains) to their shareholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for U.S. federal income tax purposes, we may still be subject to state, local and foreign taxes on our income and property and to U.S. federal income and excise taxes on our undistributed income.

Qualitative Disclosures About Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.

We may be exposed to the effects of interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve our objectives, we will borrow primarily at fixed rates or variable rates and, in some cases, with the ability to convert variable rates to fixed rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

In addition to changes in interest rates, the value of our real estate is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of lessees, which may affect our ability to refinance our debt if necessary.

THE COMPANY

General

CB Richard Ellis Realty Trust is a Maryland real estate investment trust that invests in high quality real estate properties, including office, retail, industrial and multi-family residential properties, as well as other real estate-related assets. We currently own three commercial properties and have certain other acquisition and other investment opportunities in various stages of negotiation and due diligence. We intend to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Our principal offices are located at 865 South Figueroa Street, Suite 3500, Los Angeles, California 90017. Our telephone number is (213) 683-4222.

We commenced operations in July 2004, following an initial private placement of our common shares of beneficial interest. We raised aggregate net proceeds (after commissions and expenses) of approximately $55.5 million from July 2004 to October 2004 in private placements of our common shares.

We are an externally managed REIT, and have retained CBRE Advisors LLC as our investment advisor. CBRE Advisors LLC is referred to as the Investment Advisor in this prospectus. The Investment Advisor is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf.

We benefit from the investment expertise and experience of the Investment Advisor, which is an affiliate of CB Richard Ellis Investors, L.L.C. CB Richard Ellis Investors, L.L.C. is referred to as CBRE Investors in this prospectus. CBRE Investors is a real estate investment management company and a registered investment advisor with the Securities and Exchange Commission, or the SEC. CBRE Investors is a wholly-owned subsidiary of CB Richard Ellis Group, Inc. (NYSE: CBG), or CB Richard Ellis.

Company Background

History

The history of CB Richard Ellis dates back to 1906 when Coldwell, Banker & Company was founded in San Francisco, California and grew to become one of the largest commercial real estate services firms in the western U.S. during the 1940s. In the 1960s and 1970s, CB Richard Ellis expanded both its service portfolio and geographic coverage to become a full-service provider with a growing presence throughout the U.S. Since then, as part of its growth strategy, CB Richard Ellis has undertaken various strategic acquisitions. In 1995, CB Richard Ellis purchased Westmark Realty Advisors, which was subsequently renamed CB Richard Ellis Investors, L.L.C. In 1996, CB Richard Ellis acquired L.J. Melody & Company, a nationally-known mortgage banking firm. In 1997, CB Richard Ellis acquired Koll Real Estate Services, a real estate services company primarily providing property management services, corporate and facilities management services and asset and portfolio management services. In 1998, CB Richard Ellis acquired leading international property services firms REI and Hillier Parker May & Rowdan, to become the first real estate services firm with a platform to deliver integrated real estate services across the world’s major business capitals. In 2003, CB Richard Ellis acquired Insignia Financial Group, Inc., making it a premier, worldwide, full-service real estate company.

CBRE Investors is a wholly-owned subsidiary of CB Richard Ellis. CBRE Investors and its investment management affiliates provide investment management services to clients/partners that include pension plans, investment funds and other organizations seeking to generate returns and diversification through investment in real estate. It sponsors funds and investment programs that span the risk/return spectrum across three continents. CBRE Investors’ employees now total 200 in 11 offices, including six overseas offices in Luxembourg, London, Tokyo, Paris, Milan and Frankfurt. Assets under management have increased from $3.7 billion in 1997 to $15.1 billion in 2004, representing a 22.3% compound annual growth rate.

CBRE Investors formed the Investment Advisor in order to set up a dedicated team to serve CBRE REIT.

Competitive Advantages of Our Association With CBRE

We believe that CBRE Investors provides us with the following competitive advantages:

CB Richard Ellis Global Platform.    Positioned at the center of the world’s leading real estate services organization, CBRE Investors harnesses CB Richard Ellis’ global resources for research, market intelligence, investment sourcing, financing, and integrated leasing and property management services for the benefit of its investor clients and partners. The CB Richard Ellis platform provides the Investment Advisor and CBRE REIT with a significant competitive edge. Investor clients and partners of CBRE Investors and the Investment Advisor gain the benefit of this platform’s local real estate market intelligence throughout the world. Access to this platform allows the Investment Advisor to make better investment decisions, provide enhanced investment and deal sourcing capabilities and deliver property operational efficiencies.

Proven Investment Team.    The Investment Advisor employs a team of experienced real estate professionals. The senior officers of the Investment Advisor have an average of approximately 26 years of experience in the real estate industry, including extensive acquisition, disposition and financing experience. For more information about the Investment Advisor and its management team, please see “The Investment Advisor.”

Disciplined Research-Based Investment Process.    CBRE Investors applies a disciplined and structured investment process to all potential real estate investments regardless of strategy, and the Investment Advisor will continue this approach. The process dictates the procedures for the selection, research, underwriting, pricing, closing, operation and disposition of all investments. The Investment Advisor enjoys a particular advantage in the depth and breadth of research resources available through the CB Richard Ellis platform. In the U.S., these resources include the research available through the CBRE Investors internal research department, CB Richard Ellis affiliate Torto Wheaton Research, as well as the local market intelligence gathered through CB Richard Ellis investment sales, property management and leasing professionals. Strategic direction comes from CBRE Investors’ in-house research group. This group provides strategic outlooks for each property type and identifies specific investment opportunities by sector and geography. In addition, the econometric forecasting service, Economy.com, and the insights from other recognized industry sources support all analyses. These resources are synthesized by CBRE Investors’ internal research group to formulate real estate market outlooks and identify investment opportunities for CBRE REIT based on both quantitative and qualitative factors. The Investment Advisor’s management team uses its experience and familiarity with the CB Richard Ellis resources to identify and adjust to changing market conditions, capitalize on this research and direct access to market intelligence through the CB Richard Ellis network of professionals.

Investment Sourcing.    CBRE Investors utilizes its established relationships with sellers, developers and local brokers to identify a broad pipeline of investment opportunities. In addition, this unique access to the CB Richard Ellis network of approximately 13,500 employees worldwide significantly enhances our investment sourcing capability. The Investment Advisor believes it will be able to locate a certain amount of investment opportunities that are not being generally marketed for sale, many of which may be identified and accessed through the CB Richard Ellis network of real estate professionals. Additionally, the Investment Advisor has direct access to an extended network of other sellers and developers. These sources, combined with an established network of contacts at major brokerage firms, investment banks, insurance companies, and commercial banks, provide CBRE REIT with extensive transaction sourcing capabilities.

Proven Acquisitions & Transaction Underwriting Experience.    The investment professionals of CBRE Investors are constantly sourcing, evaluating, underwriting and closing real estate investment transactions, primarily on behalf of third party investors, closing acquisitions of $3.5 billion in 2004, $2.1 billion in 2003 and $2.0 billion in 2002. Jack A. Cuneo oversees the Investment Advisor’s acquisition, underwriting, and due diligence processes for CBRE REIT’s transactions and investments. The Investment Advisor led by Mr. Cuneo utilizes a disciplined and detailed due-diligence process that is designed to mitigate physical and financial risk and to uncover opportunities for maintaining and enhancing value. The focus of due diligence is to audit and challenge the information provided by the seller or developer. Third-party specialists are retained to inspect the physical and environmental aspects of any potential investment. In addition, a key element of the underwriting and due diligence processes is input from leasing specialists in the local CB Richard Ellis offices. These leasing specialists provide the Investment Advisor with “local market intelligence” including how the property is positioned and perceived in the marketplace, factors impacting tenant demand, and opportunities to add value through repositioning strategies.

Proactive Asset Management.    The Investment Advisor prepares investment summaries that are used as the “control document” for each investment. This document includes a statement of the investment and exit strategies, a property-level operating plan, and the results of due diligence. Operation or our assets focuses on the execution of the strategy outlined in the investment summary as the asset is positioned to meet the defined exit strategy. The Investment Advisor oversees the implementation of the property-level operating strategies and direct dedicated asset managers who work directly with the property manager and leasing agent to achieve leasing and operating objectives. A designated principal of the Investment Advisor pursues leasing on behalf of CBRE REIT and utilizes local market intelligence in the design and control of all leasing and marketing programs, property budgets and capital improvement programs. Key elements of operations are the annual business plan and hold/sell analysis. Comprehensive business plans are prepared for each investment in the portfolio on an annual basis, while hold/sell analyses are performed on an as-needed basis.

Competition

When we invest in high quality real estate properties, including office, retail, industrial, multi-family residential properties and other investment assets, we compete with a variety of institutional investors, including other REITs, insurance companies, mutual funds, pension funds, investment banking firms, banks and other financial institutions that invest in the same types of assets. Many of these investors have greater financial resources and access to lower costs of capital than we do. The existence of these competitive entities, as well as the possibility of additional entities forming in the future, may increase the competition for the acquisition of the types of properties we are seeking to acquire, resulting in higher prices and lower yields on assets.

Employees

As of March 31, 2005, we had no full-time employees.

Facilities

Our principal offices are located at 865 South Figueroa Street, Suite 3500, Los Angeles, California 90017.

Legal Proceedings

We are not a party to any material legal proceedings.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs managed by CBRE Investors and its affiliates. This information should not be considered as indicative of our possible operations and you should not rely on this information as an indication of our future performance. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in the prior real estate programs summarized in this section. Investors who purchase our common shares will not thereby acquire an ownership interest in any of the entities to which the following information relates.

The information in this section and in the Prior Performance Tables included in this prospectus as Appendix A shows relevant summary information concerning the eight real estate programs with similar investment objectives to ours (collectively, the “Prior Programs”) sponsored by CBRE Investors and its affiliates during the seven years ended December 31, 2004. No Prior Program commenced operations prior to 1998 and the seven-year period for which summary information is shown represents all such information since the Prior Program’s inception. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these Prior Programs as to (i) experience in raising and investing funds (Table I); (ii) compensation to sponsor (Table II); (iii) annual operating results of Prior Programs (Table III); (iv) results of completed Prior Programs (Table IV); and (v) sales or disposals of properties (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of this prospectus, provides certain additional information relating to the properties acquired by the Prior Programs with investment objectives similar to ours. We will provide a copy of Table VI to any prospective investor without charge upon written request. Please see “Where You Can Find More Information.” The purpose of this prior performance information is to enable you to evaluate accurately the experience of CBRE Investors and its affiliates in sponsoring real estate programs. The following discussion is intended to summarize briefly the objectives and performance of the Prior Programs and to disclose any material adverse business developments sustained by them.

Summary Information

Capital Raising

The total amount of funds raised from investors in the Prior Programs during the seven years ended December 31, 2004 was approximately $1.23 billion. Please see “Appendix A — Prior Performance Tables — Table I” and “Appendix A — Prior Performance Tables — Table II” for more detailed information about CBRE Investors’ and its affiliates’ experience in raising and investing funds in connection with the Prior Programs during the seven-year period ended December 31, 2004 and the compensation paid to CBRE Investors and its affiliates as the sponsor and manager of the Prior Programs.

Investments

During the seven years ended December 31, 2004, the aggregate amount of acquisition and development costs of the properties acquired or developed by the Prior Programs was approximately $2.9 billion. The following table gives a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the Prior Programs, categorized by type of property, as of December 31, 2004:

Type of Property	New	Existing		Construction		Total
Office	—	$1,728,583,564	59.4%	$34,759,000	1.2%	$1,763,342,564	60.6%
Retail	—	178,117,665	6.1	—	0.0	178,117,665	6.1
Multi-family Residential	—	98,689,000	3.4	278,830,000	9.6	377,519,000	13.0
Industrial	—	286,193,935	9.8	—	0.0	286,193,935	9.8
Other	—	302,617,660	10.4	3,760,000	0.1	306,377,660	10.5

Total:	—	$2,594,201,824	89.1%	$317,349,000	10.9%	$2,911,550,824	100%

During the seven years ended December 31, 2004, approximately 101 properties were acquired or developed by the Prior Programs. The table below gives further details about the properties acquired or developed by the Prior Programs during the seven years ended December 31, 2004:

	Properties Acquired or Developed
Location	Number	Cost
United States:
California	26	$876,533,242
Texas	13	407,557,261
New Jersey	2	136,832,064
Illinois	6	145,867,000
New York	2	109,411,000
Florida	4	118,307,110
Massachusetts	3	186,638,546
Colorado	2	46,993,407
Washington	1	25,817,958
Arizona	1	22,534,279
Georgia	4	204,535,499
Minnesota	1	117,861,000
Nevada	1	19,868,000
Missouri	1	7,527,521
United Kingdom	25	308,273,103
Germany	2	45,109,000
Norway	1	30,400,000
France	6	101,484,834

Total:	101	$2,911,550,824

90 properties were acquired or developed by the Prior Programs during the four-year period ended December 31, 2004. The aggregate acquisition and development cost of these properties totaled approximately $2.49 billion as of December 31, 2004.

Generally, acquisitions of completed properties were financed with a combination of mortgage financing and investor equity, including debt financing secured by investors’ commitments to make equity investments. Development projects generally were financed with a combination of construction financing and investor equity. Upon completion of a project, construction financing is generally retired and replaced with either equity or permanent mortgage financing.

A more detailed description of these acquisitions and developments by the Prior Programs with investment objectives similar to ours can be found in Prior Performance Table VI, which is included in Part II of the registration statement for this offering and which is not part of this prospectus.

Sales

Approximately 54 properties or participating mortgage investments were sold by the Prior Programs during the seven years ended December 31, 2004. The aggregate sales price of such properties and participating mortgage investments was approximately $1.59 billion and the aggregate original acquisition and development cost was approximately $1.33 billion.

Please see “Appendix A — Prior Performance Table III” for information about the operating results of the Prior Programs, the offerings of which closed in the seven years ended December 31, 2004 and “Appendix A — Prior Performance Tables — Table V” for more detailed information about individual property sales in the last three years by the Prior Programs.

Investment Objectives

All funds raised from investors by the Prior Programs in the seven years ended December 31, 2004 were invested in programs with investment objectives similar to ours.

INVESTMENT OBJECTIVES AND CRITERIA

We invest in high quality real estate assets high quality office, retail, industrial and multi-family residential properties, as well as other real estate-related assets. Our investment objectives are:

•	to maximize cash dividends paid to you;

•	to preserve, protect and return your capital contributions;

•	to realize growth in the value of our assets upon our ultimate sale of such assets; and

•	to provide you with liquidity by listing our shares on a national securities exchange or over-the-counter market on or prior to December 31, 2011 or considering commencing an orderly liquidation of our assets.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, except upon approval of shareholders holding a majority of our outstanding shares. See “Description of Shares.”

Acquisition and Investment Policies

We currently own three commercial properties and have certain other acquisition and other investment opportunities in various stages of negotiation and due diligence. We intend to use the net proceeds of this offering to acquire and operate high quality real estate assets. The consideration we agree to pay for real property shall ordinarily be based on the fair market value of the property as determined by a majority of our trustees.

We employ an enhanced income investment strategy designed to maximize risk-adjusted returns. To do so, we purchase, actively manage and sell institutional quality properties in major metropolitan areas. Our primary focus is on office, industrial, retail and multi-family residential properties.

Our investment strategy is centered on the research-driven CBRE Investors’ approach. We focus on the property types and markets identified as most compelling by CBRE Investors’ research. As a result, we believe that our opportunities will evolve over time as market conditions change.

CBRE Investors’ research department believes that the U.S. economic expansion is broad-based and sustainable. Continued business investment and hiring will be the key drivers of the economy going forward. This has significant implications for property market fundamentals. Increased demand for office, industrial and multi-family space are supporting steady recovery in those property types, although the magnitude of this recovery varies by metropolitan area. Retail space demand will be supported by healthy consumer spending. The best investment prospects are in markets that exhibit some or all of the following: (i) above-average expected rent growth; (ii) improving occupancy; and (iii) barriers to new construction. Short-term dislocations in other markets may also provide attractive opportunities.

The Investment Advisor mixes “top-down” strategic research direction with “bottom-up” analysis of individual investment opportunities. The due diligence and underwriting process is used to confirm that particular properties meet our investment parameters and to ensure that, if warranted, we are in a position to close quickly on these opportunities.

We may purchase existing assets with an operating history, newly constructed properties or assets under construction. In addition to investing in high quality real estate properties, including office, retail, industrial and multi-family residential properties, we may also utilize our expertise and resources to capitalize on unique opportunities that may exist elsewhere in the marketplace, in which we might also acquire interests in mortgages or other investments where we could seek to acquire the underlying property. To prevent undue concentration in our portfolio, we will not, after the initial investment period ending December 31, 2006, invest more than (i) 20% of our total assets in any single investment or (ii) 35% of our total assets in any single metropolitan area. In addition, we may invest up to 20% of our total assets outside of the United States. Investments outside of the United States will be focused in areas in which CBRE Investors has existing operations or previous investment experience, which today consist of Western Europe and Japan.

All assets may be acquired, developed and operated by us on a stand-alone basis or jointly with another party. Development, if undertaken, will only be done with an experienced joint venture partner. We may enter into one or more joint ventures for the acquisition of assets with an affiliate.

We conduct our operations through our operating partnership, CBRE OP. We are the sole general partner of CBRE OP. Our ownership of properties in CBRE OP is referred to as an Umbrella Partnership REIT, or “UPREIT.” We believe the UPREIT structure is a competitive advantage for us when seeking to acquire assets, because it allows sellers of properties to defer gain recognition for U.S. federal income tax purposes by contributing properties to CBRE OP in return for an interest therein. See “The Operating Partnership Agreement” for more information.

Although we are not limited as to the form our investments may take, our investments in real estate generally take the form of holding fee title or a long-term leasehold estate in the properties we acquire. We acquire such interests either directly in CBRE OP or indirectly by acquiring membership interests in, or acquisitions of property through, limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with developers of properties, affiliates of the Investment Advisor or other persons. We may invest in or make mortgage loans, junior debt or subordinated mortgage loans or combinations of debt and equity, subject to the limitations contained in our declaration of trust and as limited by the Internal Revenue Code provisions applicable to REITs. In addition, we may purchase properties and lease them back to the sellers of such properties.

Except for the limitation on our ability to invest in excess of 35% of our total assets in any single metropolitan area, we are not limited as to the geographic area where we may conduct our operations. We currently intend to invest primarily in properties located in the United States, but may, under appropriate circumstances, invest up to 20% of our total assets outside of the United States. Investments outside the United States will be focused in areas in which CBRE Investors has existing operations or previous investment experience, which today consist of Western Europe and Japan.

Except for the limitation on our ability to invest in excess of 20% of our total assets in any single investment, after the initial startup activities, we are not specifically limited in the number or size of investments we may acquire or on the percentage of net proceeds of this offering that we may invest in a single investment. It is our intent over time to build a diversified portfolio of assets. However, the number and mix of assets we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our assets and the amount of proceeds we raise in this offering. In making investment decisions for us, the Investment Advisor considers relevant risks and financial factors, including the creditworthiness of major tenants, the location of the property, suitability for any development contemplated or in progress, income-producing capacity, the prospects for long-range appreciation, liquidity and income tax considerations. The Investment Advisor also utilizes the resources and professionals of CBRE Investors and consults with its investment committee when evaluating potential investments. In this regard, the Investment Advisor has substantial discretion with respect to the selection of specific investments.

Our obligation to close the purchase of any investment is generally conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to the Investment Advisor;

•	title and liability insurance policies; and

•	audited financial statements covering recent operations of properties having operating histories unless such statements would not be required to be filed with the SEC so long as we are a public company.

We will not close the purchase of any property unless and until we obtain an environmental assessment for each property purchased and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concern, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. We may pursue additional assessments or reviews if the Phase I site assessment reveals issues.

We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

Development and Construction of Properties

We may invest in properties on which improvements are to be constructed or completed. To help ensure performance by the builders of properties that are under construction, completion of properties under construction may be guaranteed at the price contracted either by an adequate completion bond or performance bond. We may rely, however, upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See “Real Estate Risks.”

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. In such event, such persons would be compensated directly by us.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third-parties, including other programs sponsored by CBRE Investors, for the purpose of developing, owning and operating real properties. However, we do not intend to enter into joint ventures or similar arrangements in which we do not exercise management control. In determining whether to invest in a particular joint venture, the Investment Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments. See “Investment Objectives and Criteria.”

In the event that the co-venturer were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Our entering into joint ventures with other affiliates, including other programs sponsored by CBRE Investors, will result in certain conflicts of interest. See “Certain Relationships and Related Party Transactions — Joint Ventures with Affiliates of the Investment Advisor.”

Borrowing Policies

While we strive for diversification, the number of different assets we can acquire will be affected by the amount of funds available to us.

Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

Although we have adopted a policy to limit our aggregate borrowing to 65% of the value of the cost of our assets before non-cash reserves and depreciation, this policy may be altered at any time or suspended if necessary to pursue attractive investment opportunities. Our organizational documents contain a limitation on the amount of indebtedness that we may incur, so that until our shares are listed on a national securities exchange, our aggregate borrowing may not exceed 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report. Our board of trustees must review our aggregate borrowing from time to time, but at least quarterly.

By operating on a leveraged basis, we will have more funds available for investment in assets. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the asset securing the liability and the rents or profits derived therefrom, our use of leveraging may increase the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See “Real Estate Risks.” To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional assets will be restricted. The Investment Advisor will use its best efforts to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of the indebtedness.

The Investment Advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our trustees or from the Investment Advisor and its affiliates for the purpose of acquiring real properties. Any loans by such parties for other purposes must be approved by a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Disposition Policies

We intend to hold each asset we acquire for an extended period. However, circumstances might arise which could result in the early sale of some assets. We may sell a property before the end of the expected holding period if, among other reasons:

•	in our judgment, the sale of the asset is in the best interests of our shareholders;

•	we can reinvest the proceeds in a higher-yielding investment;

•	we can increase cash flow through the disposition of the asset; or

•	in the judgment of the Investment Advisor, the value of an asset might decline substantially.

The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum long-term capital appreciation. We cannot assure you that this objective will be realized.

If our shares are not listed for trading on a national securities exchange or included for quotation on an over-the counter market by December 31, 2011, our declaration of trust requires our board of trustees to consider commencing an orderly liquidation of our assets, which liquidation would require the approval of shareholders. In making the decision to apply for listing or quotation of our shares, our trustees will try to determine whether listing or quoting our shares or liquidating our assets will result in greater long-term value for our shareholders. We cannot determine at this time the circumstances, if any, under which our trustees will determine to list or quote our shares. Even if no shares are listed or included for quotation, we are under no obligation to actually sell our portfolio within this time period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and U.S. federal income tax effects on shareholders which may be applicable in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all of our assets are liquidated. In addition, we may consider other business strategies such as reorganizations or mergers with other entities if our board of trustees determines such strategies would be in the best interests of our shareholders. Any change in the investment objectives set forth in our declaration of trust would require the vote of shareholders holding a majority of our outstanding shares.

Investment Limitations

Our declaration of trust places numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the North American Securities Administrators Association Guidelines, or NASAA Guidelines. Our declaration of trust provides that until our shares are listed on a national securities exchange or included in an over-the-counter market, we may not:

•	invest in equity securities unless a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, approve such investment as being fair, competitive and commercially reasonable;

•	make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent trustees determine, and in all cases in which the transaction is with any of our trustees or the Investment Advisor or its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our trustees, the Investment Advisor or its affiliates;

•	issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended, or the 1940 Act;

•	issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

•	grant warrants or options to purchase shares to the Investment Advisor or its affiliates or to officers or trustees affiliated with the Investment Advisor except on the same terms as such warrants or options are sold to the general public and in an amount not to exceed 10% of the outstanding shares on the date of grant of the warrants and options;

•	issue equity securities on a deferred payment basis or other similar arrangement; or

•	lend money to our trustees or to the Investment Advisor or its affiliates.

The Investment Advisor continually reviews our investment activity to ensure that we do not come within the application of the 1940 Act. Among other things, the Investment Advisor monitors the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the 1940 Act. If at any time the character of our investments could cause us to be deemed an “investment company” for purposes of the 1940 Act, we will take the necessary actions to attempt to ensure that we are not deemed to be an “investment company.”

Change in Investment Objectives and Limitations

Until our shares are listed on a national securities exchange, our declaration of trust requires that the independent trustees review our investment policies at least annually to determine that the policies we are following are in the best interests of our shareholders. Each determination and the basis therefore is required to be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our trustees, including a majority of the independent trustees, without the approval of the shareholders. Our investment objectives themselves, however, may only be amended by a vote of the shareholders holding a majority of our outstanding shares.

Restrictions on Roll-up Transactions

Until our shares are listed on a national securities exchange, our declaration of trust requires that we follow the policy set forth below with respect to any “Roll-up Transaction.” In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity, or a Roll-up Entity, that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties must be obtained from a competent independent appraiser. The properties must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of the date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and our shareholders’ benefit. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our shareholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange or included for quotation on a national market system for at least 12 months; or

•	a transaction involving our conversion into corporate or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our shareholder voting rights; the term of our existence; compensation to the Investment Advisor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our shareholders who vote “no” on the proposal a choice of:

•	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

•	one of the following:

•	remaining as shareholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the shareholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our shareholders having voting rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus including rights with respect to the election and removal of trustees, annual reports, annual and special meetings, amendment of our declaration of trust and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investors’ right to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Shares;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our shareholders.

Policies With Respect to Certain Other Activities

If our board of trustees determines that additional funding is required, we may raise such funds through additional equity offerings or the retention of cash flow (subject to the REIT provisions of the Internal Revenue Code concerning distribution requirements and taxability of undistributed net taxable income) or a combination of these methods.

In the event that our board of trustees determines to raise additional equity capital, it has the authority, without shareholder approval, to issue additional common or preferred shares in any manner and on such terms and for such consideration it deems appropriate, at any time.

We have authority to repurchase or otherwise reacquire our shares and may engage in such activities in the future. Our board of trustees may change any of these policies without prior notice to you or a vote of our shareholders.

We currently have no intention to (i) underwrite securities of other issuers and (ii) invest in the securities of other issuers for the purpose of exercising control.

MANAGEMENT OF THE COMPANY

Our Executive Officers and Trustees

The following table sets forth certain information regarding our executive officers and trustees. Our board of trustees currently consists of four individuals. Prior to the commencement of this offering, we will increase the size of our board from four to five trustees, three of whom will be independent. We have not yet identified such individual to be elected to our board.

Name	Age	Position
Robert H. Zerbst	58	Chairman of the Board of Trustees
Jack A. Cuneo	57	President and Chief Executive Officer and Trustee
Charles E. Black	56	Trustee
Martin A. Reid	49	Trustee
Laurie Romanak	45	Senior Vice President, Chief Financial Officer and Secretary

Robert H. Zerbst. Mr. Zerbst has been the chairman of our board of trustees and a Managing Director of the Investment Advisor since March 2004. Mr. Zerbst joined CBRE Investors as President and Chief Executive Officer in 1998. He has overall responsibility for investment policy and the strategic direction of the firm. He has led the growth and transformation of CBRE Investors from a United States pension fund advisor with $3.5 billion of assets under management to a multi-strategy, global investment organization with a portfolio of approximately $15.1 billion. Mr. Zerbst holds a B.A. from Miami University, an M.A. in Economics, an M.B.A. and a Ph.D. in finance and Real Estate Economics from Ohio State University. He also earned the CRE and MAI professional designations, and is a member of the Pension Real Estate Association (PREA), National Association of Real Estate Investment Trusts (NAREIT), National Association of Real Estate Investment Managers (NAREIM), the Real Estate Round Table and the Policy Advisory Board at the Haas School of Business, University of California at Berkeley.

Jack A. Cuneo. Mr. Cuneo has been our President and Chief Executive Officer and one of our trustees and the President and Chief Executive Officer of the Investment Advisor since March 2004. Mr. Cuneo has over 33 years of experience in the real estate industry and had been involved in a wide range of real estate investment activity including acquisitions, development, joint venture structuring, property sales, work outs and private equity financing for REITs and real estate operating companies. Prior to joining CBRE Investors in June 2003, Mr. Cuneo served as President of Cuneo Capital Group which engaged in advisory and private equity investment activities from 2002 to 2003. Mr. Cuneo also spent 26 years at Merrill Lynch where he served from 1997 to 2000 as the Chairman and CEO of Merrill Lynch Hubbard, a real estate investment subsidiary which acquired, operated and sold over 100 properties valued at $1.8 billion on behalf of over 240,000 individual investors. Mr. Cuneo was a Managing Director of the Global Real Estate and Hospitality Group at Merrill Lynch from 2000 to 2002 where he led private equity, advisory and asset sales activities. He is a member of the Urban Land Institute (ULI), the Policy Advisory Board at the Haas School of Business, University of California at Berkeley and the Real Estate Board of New York.

Charles E. Black. Mr. Black has been one of our trustees since June 2004. Mr. Black is the Executive Vice President of JMI Realty and has overall management responsibility for the development of Petco Park, the San Diego Padres $450 million baseball park that was completed in February 2004. Prior to joining JMI Realty in 2002, Mr. Black was the President and Chief Operating Officer of the San Diego Padres Baseball Club. From 1991 to 2002, Mr. Black was a partner in the law firm of Gray, Cary, Ware and Freidenrich, where his areas of expertise included real estate acquisition and development, urban planning and development law and development financing. Mr. Black is a member of the Urban Land Institute (ULI) and the land economics society Lambda Alpha and he is also a member of the Board of Directors of the San Diego Padres.

Martin A. Reid.  Mr. Reid has been one of our trustees since March 2005. Mr. Reid is a managing director of Thayer Lodging and is responsible for acquisitions and dispositions. Mr. Reid serves a member of the investment committee of Thayer Lodging. Mr. Reid has a broad professional background in real estate investment, capital markets and finance. Prior to joining Thayer Lodging in 1998, Mr. Reid spent four years as a Principal at LaSalle

Advisors in Baltimore, Maryland, successor through merger to Alex. Brown Kleinwort Benson, where he originated and closed real estate transactions for pension fund clients. Prior to his tenure with LaSalle, Mr. Reid spent several years in acquisitions and dispositions with real estate investment and advisory affiliates of Merrill Lynch & Co. and Chase Manhattan Bank, where he was involved in the acquisition of several office, retail and residential properties and portfolios. Mr. Reid received a B.S. in Accounting from the State University of New York at Albany and an M.B.A. in Financial Management from Pace University. Mr. Reid is a Member of the American Institute of Certified Public Accountants and is a Full Member of the Urban Land Institute (ULI).

Laurie Romanak. Ms. Romanak has been our Senior Vice President, Chief Financial Officer and Secretary and a Managing Director of the Investment Advisor since March 2004. Ms. Romanak is also the Chief Financial Officer of CBRE Investors and is responsible for global accounting/reporting and finance activities for the organization’s approximately $15.1 billion real estate investment portfolio. Ms. Romanak directs global operations and oversees new fund formations, information technology, human resources and corporate compliance/administration for the firm’s offices in the US, Japan and Europe. Ms. Romanak joined CBRE Investors in 1986 and has served in her current role since 1995. Ms. Romanak is a C.P.A. and has more than 19 years of experience in the commercial real estate industry. Ms. Romanak currently serves on the Board of Directors of the National Council of Real Estate Investment Fiduciaries (NCREIF), is its immediate past President, and is an active member of the National Association of Real Estate Investment Managers (NAREIM).

Our Board of Trustees

We operate under the direction of our board of trustees, the members of which are accountable to us and our shareholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained the Investment Advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. Our declaration of trust was amended and restated by a unanimous vote of our trustees, including our independent trustees.

Our declaration of trust and bylaws provide that the number of our trustees may be established by a majority of the entire board of trustees but may not be fewer than three nor more than nine. Our board of trustees currently consists of four trustees, two of whom are independent. Prior to the commencement of this offering, we will have five trustees, three of whom will be independent. An “independent trustee” is a person who is not associated and has not been associated within the last two years, directly or indirectly, with the Investment Advisor or its affiliates. A trustee will be deemed to be associated with the Investment Advisor if he or she (i) owns an interest in the Investment Advisor or any of its affiliates (other than us), (ii) is employed by or an officer of the Investment Advisor or any of its affiliates (other than us), (iii) performs services, other than as a trustee, for us, (iv) is a trustee for more than three REITS organized or advised by the Investment Advisor or its affiliates, or (v) has any material business or professional relationships with the Investment Advisor or any of its affiliates (other than us). Until our shares are listed on a national securities exchange, our declaration of trust requires a majority of our trustees to be independent trustees.

Each trustee will be elected by our shareholders for a one-year term and will serve until his or her successor has been duly elected and qualified. Holders of our common shares do not have the right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares entitled to vote will be able to elect all of our trustees. Any vacancy on our board may be filled by a majority of the remaining trustees, even if such a majority constitutes less than a quorum, except that a vacancy resulting from an increase in the number of trustees must be filled by a majority of the entire board of trustees. Independent trustees shall nominate replacements for vacancies amongst the independent trustee positions. Although the number of trustees may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent trustee.

Committees of the Board of Trustees

Our entire board of trustees considers all major decisions concerning our business, including all property acquisitions. Our board has established an Audit Committee and a Compensation Committee and may establish various advisory committees so that important items within the purview of these committees can be addressed in more depth than may be possible at a full board meeting. Until our shares are listed on a national securities exchange, NASAA Guidelines require a majority of the members of any committees to be independent trustees.

Audit Committee

The Audit Committee’s primary function is to assist the board of trustees in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the system of internal controls that management has established, and the audit and financial reporting process. The members of our Audit Committee are Messrs. Reid (Chairperson), Black and Zerbst, a majority of whom are independent trustees.

Compensation Committee

The Compensation Committee administers the 2004 equity incentive plan, as described below. The primary function of the Compensation Committee is to administer the granting of share options to selected employees of the Investment Advisor based upon recommendations from the Investment Advisor, and to set the terms and conditions of such options in accordance with the 2004 equity incentive plan. The members of our Compensation Committee are Messrs. Black (Chairperson) and Reid, each of whom is independent.

Compensation of Trustees

We pay each of our independent trustees $25,000 per year and $1,000 per regularly scheduled committee meeting attended and $1,000 per special board meeting attended whether held in person or by telephone conference. The chairperson of the Audit Committee is entitled to an additional annual fee of $7,500 and the chairperson of the Compensation Committee is entitled to an additional annual fee of $5,000. All trustees receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of trustees. If a trustee also is an officer of ours, we will not pay separate compensation for those services rendered as a trustee.

Equity Incentive Plan

We have adopted a 2004 equity incentive plan. The purpose of the 2004 equity incentive plan is to provide us with the flexibility to use share options and other awards to provide a means of performance-based compensation. Key employees, directors, trustees, officers, advisors, consultants or other personnel of ours and our subsidiaries or other persons expected to provide significant services to us or our subsidiaries, including employees of the Investment Advisor, would be eligible to be granted share options, restricted shares, phantom shares, dividend equivalent rights and other share-based awards under the 2004 equity incentive plan.

Administration

The Compensation Committee, appointed by our board of trustees, has the full authority to administer and interpret the 2004 equity incentive plan, to authorize the granting of awards, to determine the eligibility of an employee, trustee or consultant to receive an award, to determine the number of common shares to be covered by each award, to determine the terms, provisions and conditions of each award, to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate. Our Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. From and after the closing of this offering, the 2004 equity incentive plan will be administered by a compensation committee consisting of two or more non-employee trustees, each of whom is intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, a nonemployee trustee and will, at such times as the Company is subject to Section 162(m) of the Internal Revenue Code, qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, or, if no committee exists, the board of trustees. References below to our Compensation Committee include a reference to the board for those periods in which the board is acting.

As of the date hereof, no awards have been granted under our 2004 equity incentive plan.

Available Shares

Subject to adjustment upon certain corporate transactions or events, a maximum of 20,000,000 common shares (but not more than 10% of the common shares outstanding at the time of grant) may be subject to share options, shares of restricted shares, phantom shares and dividend equivalent rights under the 2004 equity incentive plan. Any common shares withheld or surrendered by plan participants in connection with the payment of an option exercise price or in connection with tax withholding will not count towards the share limitation and will be available for issuance under the 2004 equity incentive plan. If an option or other award granted under the 2004 equity incentive plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our board of trustees, no new award may be granted under the 2004 equity incentive plan after the tenth anniversary of the date that such plan was initially approved by our board of trustees. No award may be granted under our 2004 equity incentive plan to any person who, assuming exercise of all options and payment of all awards held by such person would own or be deemed to own more than 3.0% of our outstanding common shares.

Awards Under the 2004 Equity Incentive Plan

Share Options.    The terms of specific options, including whether options shall constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code, shall be determined by our Compensation Committee. The exercise price of an option shall be determined by our Compensation Committee and reflected in the applicable award agreement. The exercise price with respect to incentive share options may not be lower than 100%, or 110% in the case of an incentive share option granted to a 10% shareholder, if permitted under the plan, of the fair market value of one of our common shares on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant (or five years in the case of an incentive share option granted to a 10% shareholder, if permitted under the plan). Options will be exercisable at such times and subject to such terms as determined by our Compensation Committee.

Restricted Shares.    A restricted share award is an award of common shares that is subject to restrictions on transferability and such other restrictions, if any, as our board of trustees or Compensation Committee may impose at the date of grant. Grants of restricted shares will be subject to vesting schedules as determined by our Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our Compensation Committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares, a participant granted restricted shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted shares. Although dividends are paid on all restricted shares, whether or not vested, at the same rate and on the same date as our common shares, holders of restricted shares are prohibited from selling such shares until they vest.

Phantom Shares.    Phantom shares will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of our common shares, or, if provided by our Compensation Committee, the right to receive the fair market value of a shares of our common shares in excess of a base value established by our Compensation Committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of common shares (as may be elected by the participant or our Compensation

Committee, as may be provided by our Compensation Committee at grant). Our Compensation Committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. In addition, our Compensation Committee may establish a program under which distributions with respect to phantom shares may be deferred for additional periods as set forth in the preceding sentence.

Dividend Equivalents.    A dividend equivalent is a right to receive (or have credited) the equivalent value of dividends declared on common shares otherwise subject to an award. Our Compensation Committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional common shares. Our Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Other Share-Based Awards.    Our 2004 equity incentive plan authorizes the granting of other awards based upon the common shares (including the grant of securities convertible into common shares and shares appreciation rights), and subject to terms and conditions established at the time of grant.

Adjustments in General; Certain Change in Control Provisions

In the event of certain corporate reorganizations or other events, our Compensation Committee generally may make certain adjustments in its discretion to the manner in which the 2004 equity incentive plan operates (including, for example, to the number of shares available under the plan), and may otherwise take actions which, in its judgment, are necessary to preserve the rights of plan participants. Upon a change in control (as defined in the plan), our Compensation Committee generally may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, if our Compensation Committee determines that the adjustments do not have an adverse economic impact on the participants, and certain other special provisions may apply.

Amendment and Termination

Our board of trustees may generally amend the 2004 equity incentive plan as it deems advisable, except in certain respects regarding outstanding awards. In addition, the 2004 equity incentive plan may not be amended without shareholder approval if the absence of such approval would cause the 2004 equity incentive plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

2004 Performance Bonus Plan

We have adopted a 2004 performance bonus plan. Annual bonuses under our 2004 performance bonus plan are awarded by our Compensation Committee to selected key employees based on corporate factors or individual factors (or a combination of both). Subject to the provisions of the 2004 performance bonus plan, the Compensation Committee will (i) determine and designate those key employees to whom bonuses are to be granted; (ii) determine, consistently with the 2004 performance bonus plan, the amount of the bonus to be granted to any key employee for any performance period; and (iii) determine, consistently with the 2004 performance bonus plan, the terms and conditions of each bonus. Bonuses may be so awarded by the Compensation Committee prior to the commencement of any performance period, during or after any performance period. No bonus shall exceed 200% of the key employee’s aggregate salary for the year. The Compensation Committee may provide for partial bonus payments at target and other levels. Corporate performance hurdles for bonuses may be adjusted by the Compensation Committee in its discretion to reflect (i) dilution from corporate acquisitions and share offerings and (ii) changes in applicable accounting rules and standards. The Compensation Committee may determine that bonuses shall be paid in cash or shares or other equity-based grants, or a combination thereof. The Compensation Committee may also provide that any such share grants be made under our 2004 equity incentive plan or any other equity-based plan or program we may establish. The Compensation Committee may provide for programs under which the payment of bonuses may be deferred at the election of the employee. To the extent that compensation under the 2004 performance bonus plan is intended to qualify for certain transitional rules applicable for purposes of 162(m) of the Internal Revenue Code, it is possible that additional requirements will apply with respect to the establishment (including as to timing) of the performance goals.

Limited Liability and Indemnification of Trustees, Officers, Employees and Other Agents

Our organizational documents limit the personal liability of our shareholders, trustees and officers for monetary damages to the fullest extent permitted under current Maryland REIT Law (as defined herein). We have also entered into indemnification agreements with each trustee and officer. See “Certain Provisions of Maryland Law and of Our Declaration of trust and Bylaws—Limitation of Liability and Indemnification.” We expect to maintain a trustees and officers liability insurance policy.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks and none of our employees participates on our Compensation Committee.

License Agreement

We have entered into a license agreement with CB Richard Ellis and one of its affiliates pursuant to which they have granted us a non-exclusive, royalty-free license to use the name “CB Richard Ellis.” Under this agreement, we have a right to use the “CB Richard Ellis” name, for so long as the Investment Advisor or one of its affiliates remains our advisor and our advisor remains a controlled affiliate of CB Richard Ellis. Other than with respect to this limited license, we will have no legal right to the “CB Richard Ellis” name. CB Richard Ellis has the right to terminate the license agreement if its affiliate is no longer acting as our advisor. In the event the advisory agreement is terminated, we would be required to change our name to eliminate the use of the words “CB Richard Ellis.”

REAL ESTATE INVESTMENTS

General

CB Richard Ellis Realty Trust is a Maryland real estate investment trust that invests in high quality real estate properties, including office, retail, industrial and multi-family residential properties, as well as other real estate-related assets.

Properties

The table below provides information regarding the properties we own. We purchased all of these properties from unaffiliated third parties. These properties will be subject to competition from similar properties within their market areas and their economic performance could be affected by changes in local economic conditions. In evaluating these properties for acquisition, we considered a variety of factors including location, functionality and design, price per square foot, the credit worthiness of tenants, length of lease terms, market fundamentals and the in-place rental rates compared to market rates.

As of June 30, 2005, we owned the following properties:

Market	Property	Date Acquired	Year Built	Number of Buildings	Approximate Total Acquisition Cost	Gross Leasable Area	Occupancy
San Diego, CA	REMEC Corporate Campus	9/15/04	1983	4	$26,666,000	132,685	100.0%
Taunton, MA	300 Constitution Drive	11/3/04	1998	1	19,806,000	330,000	100.0
Alpharetta, GA	Deerfield Commons I & II*	6/21/05	2000	1	21,800,000	121,969	90.0

Total:					$68,272,000	584,654	96.7%

*	Deerfield Commons II comprises 10 acres of undeveloped land entitled for office use.

REMEC Corporate Campus – San Diego, CA

The REMEC Corporate Campus is a research and development property which consists of four buildings on three separate parcels, and application has been made to the city of San Diego to split one parcel, creating a fourth parcel. REMEC Defense and Space, a subsidiary of Chelton, Inc. (a subsidiary of Cobham PLC in the United Kingdom), a designer and manufacturer of sophisticated wireless communications networks for the defense, space and commercial sectors, occupies three of the four buildings and by the end of the year 2005 will occupy the fourth. The property serves as the corporate headquarters for REMEC’s Space and Defense division. REMEC has occupied the property for more than 17 years. The REMEC Corporate Campus is located in the heart of central San Diego bounded by I-52 to the north, I-805 to the west and I-15 to the east. The property offers easy access off Kearny Villa Road and I-52. Kearny Mesa’s central location, freeway access, numerous points of ingress and egress, lack of congestion, and nearby retail support services allow this central suburban industrial submarket to compete advantageously with other adjacent San Diego industrial submarkets.

Subsequent to the acquisition of the REMEC Corporate Campus, we obtained a $13,250,000 loan from Northwestern Mutual Life Insurance Company which is at an approximate 50% loan-to-value ratio. This loan bears interest payable monthly at a fixed rate of 4.79% per annum. No payments of principal are required until November 1, 2011, at which time the entire principal balance together with any accrued interest thereon will be due.

300 Constitution Drive – Taunton, MA

300 Constitution Drive is a Class A property comprised of 330,000 square feet of primarily distribution space on 27 acres of land. It is 100% leased to Chadwick’s of Boston, Inc. under a long term lease that continues until 2013. Chadwick’s of Boston, Inc. was formed over 20 years ago as a catalog retailer for women. Today it is a large catalog and internet based clothing distributor, selling a wide selection of quality, brand named women’s merchandise. Chadwick’s of Boston, Inc. is a subsidiary of PRR (Pinault Printemps-Redoute), a leading global retailer based in Paris.

Subsequent to the acquisition of 300 Constitution Drive, we obtained a $12,000,000 loan from Northwestern Mutual Life Insurance Company which is at an approximate 50% loan-to-value ratio. This loan bears interest payable monthly at a fixed rate of 4.84% per annum. No payments of principal are required until November 1, 2011, at which time the entire principal balance together with any accrued interest thereon will be due.

Deerfield Commons I & II – Alpharetta, GA

Deerfield Commons is a multi-tenant office building located in Alphartetta, Georgia, which is leased to nine tenants encompassing a variety of business uses including financial services, publishing, and executive suites. Lease terms range from five to ten years. Also included with this asset is ten acres of undeveloped land zoned for office use.

Significant Tenants

As of June 30, 2005, we owned approximately 585,000 square feet of rentable space. The following table details the tenants who occupy more than 5% of the total rentable square feet.

			Sq. Ft. Statistics		Annual Rents Statistics
Market	Property	Tenant	Sq. Ft.	% of Portfolio	Annual Rents	% of Portfolio	Lease Expirations
San Diego, CA	REMEC Corporate Campus	REMEC	132,685	22.69%	$2,070,000	42.17	04/2017
Taunton, MA	300 Constitution Drive	Chadwick’s of Boston	330,000	56.44	1,392,000	28.36	03/2013
Alpharetta, GA	Deerfield Commons I	HQGlobal Workplaces	45,321	7.76	747,000	15.22	05/2010

Total:			508,006	86.89%	$4,209,000	85.75%

Tenant Lease Expirations

The following table sets forth a schedule of expiring leases by square footage and by annualized rental revenue:

Year	Square Feet Expiring	% of Portfolio	Annual Rental	% of Portfolio
Vacant	12,228	2.09%	$—	—%
2005	14,987	2.56	62,007	1.26
2006	2,730	0.47	49,167	1.00
2007	2,786	0.48	35,521	0.72
2008			—	0.00
2009			—	0.00
2010	50,397	8.62	856,033	17.44
2011	13,775	2.36	161,057	3.28
2012	16,664	2.85	181,971	3.71
2013	330,000	56.44	1,392,000	28.36
2014			—	0.00
2015	8,402	1.44	100,824	2.05
2016			—	0.00
2017	132,685	22.69	2,070,000	42.18

Total:	584,654	100.00%	$4,908,580	100.00%

Insurance Coverage on Properties

We carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate. Similarly, we are insured against the risk of direct physical damage in amounts we believe to be adequate to reimburse us on a replacement basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period. The cost of such insurance is passed through to tenants whenever possible.

Depreciable Tax Basis and Real Estate Tax

The following table provides information regarding our tax basis and real estate taxes at each of our properties as of June 30, 2005, in thousands.

Property Location	Approximate Tax Basis	Estimated 2005 Real Estate Taxes
San Diego, CA	$26,666,000	$296,000
Taunton, MA	19,806,000	157,000
Alpharetta, GA	21,800,000	178,925

Total:	$68,272,000	$631,925

Regulations

Our properties, as well as any other properties that we may acquire in the future, are subject to various U.S. federal, state and local laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. We believe that we have all permits and approvals necessary under current law to operate our properties.

THE INVESTMENT ADVISOR

Our investment advisor is CBRE Advisors LLC, an affiliate of CBRE Investors. The Investment Advisor has contractual responsibilities to and is a fiduciary of ours and our shareholders pursuant to the advisory agreement. Some of our officers and trustees are also officers and/or directors of the Investment Advisor. See “Certain Relationships and Related Party Transactions.”

The directors and executive officers of the Investment Advisor are as follows:

Name	Age	Position
Robert H. Zerbst	58	Managing Director
Jack A. Cuneo	57	President and Chief Executive Officer
Laurie Romanak	45	Managing Director
Scott Stuckman	50	Managing Director/Acquisitions
Tracy Harrison	45	Managing Director/Asset Management

For a description of Messrs. Zerbst and Cuneo and Ms. Romanak, see “Management of the Company.”

Scott Stuckman.    Mr. Stuckman has been a Managing Director of the Investment Advisor since March 2004. Mr. Stuckman joined CBRE Investors in 2002 to oversee the Managed Accounts Group as Senior Managing Director. Mr. Stuckman oversees approximately $1.8 billion of real estate assets in the firm’s Managed Account portfolios. Prior to joining CBRE Investors, Mr. Stuckman was Vice President of Acquisitions with RREEF Funds from 1994 to 2002, where he completed over $2.3 billion of investments. Mr. Stuckman served as lead acquisition officer for several multi-property portfolios, including the Pacific Gulf Properties REIT Portfolio, which totaled $895 million and was comprised of 76 separate business park properties. Mr. Stuckman has been an active member of the Society of Industrial and Office Realtors (SIOR), the Urban Land Institute (ULI), the National Association of Industrial and Office Parks (NAIOP), and Real Estate Investment Advisory Council (REIAC).

Tracy Harrison.    Ms. Harrison has been a Managing Director since October 2004. Ms. Harrison supervises and coordinates all asset management activities within the United States for CBRE REIT. Ms. Harrison joined CBRE Investors in 1985 as an asset manager and has sold over $500 million of office, industrial, retail, apartment and hotel assets in every major metropolitan area in the United States. Prior to joining CBRE Investors, Ms. Harrison was from 1982 to 1985 responsible for property reporting and accounting for Coldwell Banker. Ms. Harrison has over 22 years of experience in real estate. She received a B. A. from the University of California at Los Angeles and is a member of the International Council of Shopping Centers.

The Advisory Agreement

We entered into an advisory agreement with the Investment Advisor in July 2004. Pursuant to this agreement, which was unanimously approved by our board of trustees, including our independent trustees, we appointed the Investment Advisor to manage, operate, direct and supervise our operations. Many of the services to be performed by the Investment Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that the Investment Advisor will perform for us as the Investment Advisor, and it is not intended to include all of the services that may be provided to us by the Investment Advisor or by third parties. Under the terms of the advisory agreement, the Investment Advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of trustees. In its performance of this undertaking, the Investment Advisor shall, subject to the authority of the board:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

•	acquire properties on our behalf in compliance with our investment objectives and policies;

•	arrange for financing and refinancing of properties; and

•	enter into leases and service contracts for the properties acquired.

The initial term of the current advisory agreement ends in July 2005 and the term may be renewed at the end of each year of the agreement for an additional one-year period. Prior to any such renewal, our trustees will evaluate the performance of the Investment Advisor and the criteria used in such evaluation will be reflected in the minutes of such meeting. Additionally, the advisory agreement may be terminated:

•	immediately by us (i) in the event the Investment Advisor commits fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor, (ii) upon the bankruptcy of the Investment Advisor or (iii) a material breach of the Advisory Agreement by the Advisor, which remains uncured after 10 days’ written notice;

•	without cause or penalty by a majority of our independent trustees or by the Investment Advisor upon 60 days’ written notice; or

•	immediately by the Investment Advisor upon our bankruptcy or any material breach of the Advisory Agreement by us, which remains uncured after 10 days’ written notice.

Affiliates of the Investment Advisor may engage in other business ventures and, as a result, their resources may not be dedicated exclusively to our business. However, pursuant to the advisory agreement, the Investment Advisor must devote sufficient resources to the administration of the CBRE REIT to discharge its obligations. The Investment Advisor does not currently intend to advise REITs other than CBRE REIT. The Investment Advisor may assign the advisory agreement to an affiliate upon approval of a majority of the trustees, including the independent trustees. Until our shares are listed on a national securities exchange or quoted on an over-the-counter market, the trustees shall determine that any successor advisor possesses sufficient qualifications to (i) perform the advisory function for us and (ii) justify the compensation provided for in its contract with us. We may assign or transfer the advisory agreement to a successor entity of ours.

The Investment Advisor may not complete an acquisition or disposition of property or financing of such acquisition on our behalf without the prior approval of a majority of our board of trustees, unless the transaction involves an amount which is less than 5% of our total assets. The Investment Advisor also utilizes the resources and professionals of CBRE Investors and consults with its investment committee when evaluating potential investments. However, the actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of the Investment Advisor, subject at all times to such board approval.

We will reimburse the Investment Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•	organization and offering expenses in an amount equal to up to 2% of our aggregate gross offering proceeds, which include actual legal, accounting, printing and other expenses attributable to conducting this offering or other offerings, any organizational documents, qualification of the shares for sale in the states and filing fees incurred by the Investment Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs;

•	the annual cost of goods and materials used by us, including brokerage fees paid in connection with the purchase and sale of securities;

•	administrative services including personnel costs;

•	acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties;

•	disposition expenses;

•	financing expenses; and

•	operating expenses, subject to certain limitations set forth in the advisory agreement, which includes all expenses paid or incurred by us as determined by generally accepted accounting principles, such as real estate operating costs, net of reimbursements, management and leasing fees, general and administrative expenses, and legal and accounting expenses.

The Investment Advisor and its affiliates are paid fees in connection with services provided to us. In the event the advisory agreement is terminated, the Investment Advisor will be paid all accrued and unpaid fees and expense reimbursements. In addition, an affiliate of the Investment Advisor has received class B and class C limited partnership interests in CBRE OP in exchange for the services provided to us relating to our formation. See “Compensation to Investment Advisor; Equity Investment by an Affiliate of the Investment Advisor.”

A majority of the independent trustees, and a majority of trustees not otherwise interested in the transaction, must approve all transactions with the Investment Advisor or any of its affiliates. See “Certain Relationships and Related Party Transactions.” Until our shares are listed on a national securities exchange or quoted on an over-the-counter market, our independent trustees must determine from time to time, but at least annually, that our fees and expenses are reasonable in light of our performance, our net assets and net income and the fees and expenses of other comparable unaffiliated REITs. During this period, our independent trustees are also responsible for reviewing the performance of the Investment Advisor and determining that the compensation to be paid to the Investment Advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, our independent trustees consider factors such as:

•	the amount of the fee paid to the Investment Advisor in relation to the size, composition and performance of our investments;

•	the success of the Investment Advisor in generating appropriate investment opportunities;

•	rates charged to other REITs and other investors by advisors performing similar services;

•	additional revenues realized by the Investment Advisor and any of its Affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by the Investment Advisor and the performance of our investment portfolio;

•	the performance of our investments, including income generation, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio relative to the investments generated by the Investment Advisor for its other clients.

Until our shares are listed on a national securities exchange or quoted on an over-the-counter market, neither our trustees, the Investment Advisor nor their affiliates may vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either (1) the removal of the Investment Advisor, any trustee or any affiliate, or (2) any transaction between us and the Investment Advisor, any trustee or any affiliate.

COMPENSATION TO INVESTMENT ADVISOR; EQUITY INVESTMENT

BY AN AFFILIATE OF THE INVESTMENT ADVISOR

The Investment Advisor and its affiliates will perform services relating to this offering and the investment and management of our assets. None of the compensation which the Investment Advisor and its affiliates receives relates to the developmental or acquisition stage of CBRE REIT. The most significant items of compensation and equity participation are described below:

Type	Description and Method of Computation	Estimated Maximum (based on 110,000,000 common shares)

Organizational and Offering Stage

Initial Administration Fee	1% of gross equity raised in an offering, including this offering, payable to the Investment Advisor.	$11,497,500

Expense Reimbursement – the Investment Advisor	All offering, excluding selling commissions, and organizational expenses incurred by the Investment Advisor on our behalf, up to 2% of aggregate gross offering proceeds.	$22,995,000

Operational Stage

Investment Management Fee	Annual fee equal to 0.75% of the book value of the total assets of CBRE REIT, payable to the Investment Advisor.	Not determinable at this time.

Class B Profits Interest in the Operating Partnership – CBRE OP	Distributions will be made by CBRE OP in an amount equal to (i) 20% of the distributions to the partners in excess of 6% per annum of the aggregate purchase price paid for all outstanding common units in CBRE OP and (ii) 20% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (x) the costs of such disposition, (y) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (z) an amount equal to a 10% annual, uncompounded return on such invested capital. The Class B Profits Interest is held by an affiliate of the Investment Advisor.	Not determinable at this time.

Class C Profits Interest in the Operating Partnership – CBRE OP	Distributions will be made by CBRE OP in an amount equal to (i) 3% of the aggregate amounts distributable to the class A unitholders and the holder of the class C limited partnership interest and (ii) up to 3% of the proceeds upon liquidation of the assets of CBRE OP. The Class C Profits Interest is held by an affiliate of the Investment Advisor.	Not determinable at this time.

Expense Reimbursement – the Investment Advisor	Reimbursement of actual expenses incurred in connection with our administration on an ongoing basis. We do not expect our operating expenses to exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income.	Not determinable at this time.

Liquidation/Listing Stage

Class B Profits Interest in the Operating Partnership – CBRE OP	As described under “Operational Stage” above.	Not determinable at this time.

Class C Profits Interest in the Operating Partnership – CBRE OP	As described under “Operational Stage” above.	Not determinable at this time.

We will pay all organizational and offering expenses from the proceeds of this offering. Affiliates of the Investment Advisor may also provide leasing, brokerage or property management services.

CBRE Investors purchased 225,000 of our common shares for $9.70 per share in an initial private placement of our common shares. An affiliate of the Investment Advisor also purchased 25,000 common, or class A, units in CBRE OP at $9.70 per unit. In exchange for the services provided to us relating to our formation and future services, an affiliate of the Investment Advisor owns a class B limited partnership interest and a class C limited partnership interest in CBRE OP. A description of the distributions relating to the class B and class C limited partnership interests is set forth in the table above. For purposes of the class B limited partnership interest, a listing will be deemed a disposition of all properties. See “Summary — Listing.” The class B limited partnership interest is subject to redemption by us in the event of termination of the advisory agreement and the class C limited partnership interest is subject to conversion into common units upon such termination. See “The Operating Partnership Agreement — Redemption.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with the Investment Advisor and its affiliates, including conflicts related to the arrangements pursuant to which the Investment Advisor and its affiliates will be compensated by us. See “Compensation to Investment Advisor; Equity Investment by an Affiliate of the Investment Advisor.”

The trustees have an obligation to function on our behalf in all situations in which a conflict of interest may arise and have a statutory obligation to act in the best interest of our shareholders. See “Management of the Company — Limited Liability and Indemnification of Trustees, Officers, Employees and Other Agents.” These conflicts include, but are not limited to, the following:

Interests in Other Real Estate Programs or Accounts

The Investment Advisor and its affiliates may in the future become sponsors of or affiliated with other real estate accounts or programs having investment objectives and legal and financial obligations similar to ours. The Investment Advisor has informed us that it does not currently manage any real estate programs other than CBRE REIT. However, CBRE Investors does currently manage programs with similar investment objectives to CBRE REIT. See “Prior Performance Summary” and Appendix A “Prior Performance Tables.” In the event of conflict with any other program or account, the Investment Advisor will use the procedures described under “Conflict Resolution Procedures” below.

The Investment Advisor or one of its affiliates may acquire, for its own account or for other accounts or programs, properties that it deems not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons.

Other Activities of the Investment Advisor and its Affiliates

We rely on the Investment Advisor for the day-to-day operation of our business. If it acquires interests in other real estate programs or accounts in the future, the Investment Advisor and its affiliates will have conflicts of interest in allocating their time between us and such other programs and activities in which they are involved. See “Risk Factors — Conflict of Interest Risks.” However, the Investment Advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the affiliates and ventures in which they are involved.

In addition, certain of our executive officers and trustees are also officers and directors of the Investment Advisor and, as such, owe fiduciary duties to these entities and their shareholders. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to us and our shareholders. See “Risk Factors — Conflict of Interest Risks.”

We may purchase or lease a property from the Investment Advisor, or its affiliates upon a finding by a majority of our board of trustees, including a majority of any independent trustees not otherwise interested in the transaction, that such transaction is competitive and commercially reasonable to us and is at a price no greater than the cost of the property. In all situations where assets are being acquired from the Investment Advisor, our trustees or any of their affiliates, the fair market value of such assets will be determined by an independent expert selected by our independent trustees. In no event may we make loans to the Investment Advisor or any of its affiliates or enter into agreements with the Investment Advisor or its affiliates for the provision of insurance covering us or any of our properties.

Private Placements

From July 2004 to October 2004, we raised aggregate net proceeds (after commissions and expenses) of approximately $55.5 million in private placements of our common shares. After accounting for volume discounts offered to investors, we paid $569,000 to the Investment Advisor for advisory and management services provided in connection with the private placements and for the reimbursement of offering and organizational fees and expenses paid by the Investment Advisor on our behalf.

Ownership by the Investment Advisor and its Affiliates

An affiliate of the Investment Advisor owns 25,000 common, or class A, units in CBRE OP. An affiliate of the Investment Advisor also owns class B and class C limited partnership interests in CBRE OP. See “The Operating Partnership Agreement — General.” CBRE Investors, an affiliate of the Investment Advisor, also purchased 225,000 of our common shares for $9.70 per share in an initial private placement of our common shares prior to this offering. The chairman of our board of trustees indirectly purchased 1,168 of our common shares from CBRE Investors in January 2005.

Competition

Asset Acquisitions.    Conflicts of interest may arise when a potential asset acquisition that meets our investment objectives is also suitable for other accounts or programs managed by affiliates of the Investment Advisor. In such event, the Investment Advisor will use the procedures described under “Conflict Resolution Procedures” below.

Property Operations.    Conflicts of interest may exist to the extent that we own properties in the same geographic areas where other affiliates of the Investment Advisor own properties. In such a case, a conflict could arise in the leasing of properties if we and one of such affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties if we and one of such affiliates were to attempt to sell similar properties at the same time. See “Risk Factors — Conflict of Interest Risks.”

Affiliated Service Providers

Conflicts of interest may also exist at such time as the Investment Advisor, its affiliates or others managing property on our behalf seek to employ developers, contractors, building managers or other service providers. The Investment Advisor will seek to reduce conflicts relating to the employment of affiliated service providers by following the procedures described under “Conflict Resolution Procedures” below.

Lack of Separate Representation

Clifford Chance US LLP is counsel to us, the Investment Advisor and its affiliates in connection with this offering and may in the future act as counsel to us, the Investment Advisor and its various affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us and the Investment Advisor or any of its affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of the Investment Advisor

We may enter into one or more joint venture agreements with other existing or future affiliates of the Investment Advisor, including other programs sponsored by CBRE Investors, for the acquisition, development or improvement of properties. See “Investment Objectives and Criteria — Joint Venture Investments”. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the Investment Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since the Investment Advisor and its affiliates will manage both the affiliated co-venturer and us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. See “Risk Factors — Conflict of Interest Risks.”

We may only enter into joint ventures with other affiliates for the acquisition of properties if:

•	a majority of our trustees, including a majority of any independent trustees, approve the transaction as being fair and reasonable to us;

•	the investment by us and such affiliate are on substantially the same terms and conditions; and

•	we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

Receipt of Fees and Other Compensation and Equity in Us by the Investment Advisor and its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by, or special allocations of income to, the Investment Advisor and its affiliates, including acquisition and advisory fees, investment management fees, real estate brokerage commissions, and participation in non-liquidating net sale proceeds. Subject to oversight by our board of trustees, the Investment Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, the Investment Advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees will generally be payable, or allocations of income made, to the Investment Advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. See “Compensation to Investment Advisor; Equity Investment by an Affiliate of the Investment Advisor.”

Every transaction we enter into with the Investment Advisor or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate.

An affiliate of the Investment Advisor owns class B and class C limited partnership interests in CBRE OP. These interests entitle such affiliate to receive, in part, distributions based on operating performance. Certain executive officers and directors of the Investment Advisor hold ownership interests in such affiliate. In evaluating investments and other management strategies, this may lead the Investment Advisor to place emphasis on the maximization of revenues at the expense of other criteria, such as preservation of capital. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio. In addition, the holder of the class C limited partnership interest may suffer different and more adverse tax consequences than holders of our common shares upon the sale or refinancing of the properties owned by CBRE OP, and therefore such holder may have different objectives regarding the appropriate pricing, timing and other material terms of any sale or refinancing of certain properties.

An affiliate of the Investment Advisor has received mortgage loan origination fees of approximately $112,000 in connection with REMEC Corporate Campus and approximately $90,000 in connection with 300 Constitution Drive.

Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our declaration of trust contains a number of restrictions relating to (1) transactions we enter into with the Investment Advisor and its affiliates, (2) allocation of properties among affiliated entities and (3) retention of affiliated service providers. These restrictions include, among others, the following:

•	Transactions with the Investment Advisor. Except for transactions under the Advisory Agreement or as otherwise described in this prospectus, we will not accept goods or services from the Investment Advisor or its affiliates unless a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transactions, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•	Property Transactions with the Investment Advisor. We will not purchase or lease properties in which the Investment Advisor or its affiliates has an ownership interest without a determination by a majority of our trustees, including a majority of any independent trustees not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to us and at a price to us no greater than the cost of the property to the Investment Advisor or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value. We will not sell or lease properties to the Investment Advisor or its affiliates or to our trustees unless a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, determine the transaction is fair and reasonable to us.

•	Loans. We will not make any loans to the Investment Advisor or its affiliates or to our trustees. Any loans made to us by the Investment Advisor or its affiliates or our trustees for other purposes must be approved by a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Asset Acquisitions. In the event that an investment opportunity becomes available to us through the CBRE Investors network that is suitable, under all of the factors considered by the Investment Advisor, for us and another program or account managed by the Investment Advisor or its affiliates, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. Investment opportunities sourced directly by the Investment Advisor and suitable for us will first be presented to us before being offered to other programs or accounts. In determining whether or not such an investment opportunity is suitable for more than one program or account, the Investment Advisor shall examine, among others, the following factors:

•	the degree to which the potential acquisition meets the investment objectives and parameters of each program or account;

•	the amount of funds available to each program or account and the length of time such funds have been available for investment;

•	the effect of the acquisition both on diversification of each program’s or account’s investments by type of property and geographic area, and on diversification of the tenants of its properties;

•	the policy of each program or account relating to leverage of properties;

•	the anticipated cash flow of each program or account;

•	the tax effects of the purchase of each program or account; and

•	the size of the investment.

If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of trustees and the Investment Advisor, to be more appropriate for a program or account other than the program or account that committed to make the investment, the Investment Advisor may determine that another program or account affiliated with the Investment Advisor will make the investment. Our board of trustees (including our independent trustees) has a duty to ensure that the method used by the Investment Advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable, and has concluded that the procedures described above are reasonable. Such procedures will be reviewed regularly by our board of trustees.

•	Affiliated Service Providers. The Investment Advisor will attempt to retain the best real estate service providers available in the market. While the Investment Advisor intends to capitalize on its affiliation with CB Richard Ellis through a preferred services relationship which improves access to the highest quality professionals, the potential for a discounted “portfolio level” fee structure in the future, and national purchasing power for supplies and vendor contracts, we will not rely exclusively on CB Richard Ellis and expect to use other service providers. The Investment Advisor anticipates seeking the following services from CB Richard Ellis: acquisitions/dispositions brokerage; leasing; property management; construction supervision; and mortgage banking. The Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by the Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market.

PRINCIPAL SHAREHOLDERS

The following table presents information regarding the beneficial ownership of our common shares, following completion of this offering, with respect to:

•	each person who is the beneficial owner of more than five percent of our outstanding common shares;

•	each of our trustees;

•	each of our named executive officers; and

•	all trustees and executive officers as a group.

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment powers.

	Percentage of common stock outstanding
	Immediately prior to this offering		Immediately after this offering(1)
Name and Address(2)	Shares Owned(3)	Percentage	Shares Owned(3)	Percentage
Trustees and Executive Officers:
Robert H. Zerbst(4)	1,268	*
Jack A. Cuneo	100	*
Charles E. Black	–	–
Martin A. Reid	–	–
Laurie Romanak	–	–
All executive officers and trustees as a group	1,368	*
5% Shareholders:
Shiva Family (5)	1,175,257.731	20.2%
Vanden Heuvel Family (5)	1,134,020.619	19.5%

*	Less than one percent.
(1)	Assumes 115,818,799 shares of our common shares outstanding after this offering, which includes 10,000,000 shares issued pursuant to our dividend reinvestment plan.
(2)	The address for each of our named executive officers is 865 South Figueroa Street, Suite 3500, Los Angeles, California 90017.
(3)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common shares if that person has or shares voting power or investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
(4)	Includes 1,168 common shares held by the Zerbst 2003 Family Trust, of which Mr. Zerbst is a trustor and trustee.
(5)	The address for each of the Shiva Family and the Vanden Heuvel Family is 433 N. Camden Drive, Suite 1200, Beverly Hills, CA 90210.

DESCRIPTION OF SHARES

The following summary description of our shares does not purport to be complete and is subject to and qualified in its entirety by reference to our declaration of trust and our bylaws and any amendments thereto, copies of which will be filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Under our declaration of trust, we have the authority to issue a total of 1,000,000,000 shares of beneficial interest. Of the total shares authorized, 990,000,000 shares are designated as common shares with a par value of $0.01 per share and 10,000,000 shares are designated as preferred shares. In addition, our board of trustees may, subject to shareholder approval, amend our declaration of trust to increase or decrease the amount of our authorized shares. As of March 31, 2005, 5,818,799 common shares were issued and outstanding, and no preferred shares were issued and outstanding. Under Maryland law, our shareholders are generally not liable for our debts or obligations.

Common Shares

The holders of common shares are entitled to one vote per share on all matters voted on by shareholders, including election of our trustees. Our declaration of trust does not provide for cumulative voting in the election of our trustees. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of trustees. Subject to any preferential rights of any outstanding series of preferred shares, the holders of common shares are entitled to such dividends as may be declared from time to time by our board of trustees out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. All shares issued in the offering will be fully paid and non-assessable common shares of beneficial interest. Holders of common shares will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

We will not issue certificates for our shares. Shares will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Phoenix American Financial Services acts as our registrar and as the transfer agent for our shares. Transfers can be effected by following the procedures described below under “Transfer Restrictions.”

Preferred Shares

Our declaration of trust authorizes our board of trustees to designate and issue one or more classes or series of preferred shares without shareholder approval. Our board of trustees may determine the relative rights, preferences and privileges of each class or series of preferred shares so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common shares. The issuance of preferred shares could have the effect of delaying or preventing a change in control of our company. Our board of trustees has no present plans to issue preferred shares, but may do so at any time in the future without shareholder approval.

Power to Issue Additional Common Shares and Preferred Shares

We believe that the power of our board of trustees to issue additional common shares or preferred shares will provide us with increased flexibility in making investment acquisitions and in meeting other needs which might arise. The additional common shares are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our shares may be listed or traded.

Meetings and Special Voting Requirements

An annual meeting of the shareholders is held each year, at least 30 days after delivery of our annual report, which is delivered within 120 days after the end of each fiscal year. Special meetings of shareholders may be called only upon the request of a majority of our trustees, a majority of the independent trustees, our chief executive officer or upon the written request of shareholders holding at least 25% of the shares. Upon receipt of a written request stating the purpose(s) of the meeting, we will provide written notice of the meeting to all shareholders within 10 days of such request, which will be held not less than 10 nor more than 90 days after the date of such notice. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take shareholder action authorized by our declaration of trust, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a trustee.

Under Maryland REIT Law (as defined herein) and our declaration of trust, shareholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our declaration of trust, (2) our liquidation or dissolution, (3) our reorganization, and (4) a merger, consolidation or sale or other disposition of substantially all of our assets. The vote of shareholders holding a majority of our outstanding shares is required to approve any such action, and no such action can be taken by our board of trustees without such majority vote of our shareholders. Accordingly, any provision in our declaration of trust, including our investment objectives, can be amended by the vote of shareholders holding a majority of our outstanding shares. Shareholders voting against any merger or sale of assets are permitted under Maryland REIT Law (as defined herein) to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the share as of the date of the shareholder vote on the merger or sale of assets. After considering the appraisers’ report, the court makes the final determination of the fair value to be paid to the dissenting shareholder and decides whether to award interest from the date of the merger or sale of assets and costs of the proceeding to the dissenting shareholders.

The Investment Advisor is selected and approved by our trustees. While the shareholders do not have the ability to vote to replace the Investment Advisor or to select a new advisor, shareholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to elect to remove a trustee from our board. See “The Investment Advisor – The Advisory Agreement.”

Shareholders and their designated representatives are provided with access to, and are allowed to inspect and copy, all of our books and records during normal business hours upon providing us with reasonable notice. Shareholders are also entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder’s name, address and telephone number, if available, and number of shares owned by each shareholder and will be sent within 10 days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting shareholder represent to us that the list will not be used to pursue commercial interests unrelated to the shareholder’s interest in the Company.

Transfer Restrictions

Restrictions under our Declaration of Trust.    Our declaration of trust, subject to certain exceptions, contains certain restrictions on the number of our shares that a person may own. Our declaration of trust prohibits, with certain exceptions, direct or constructive ownership by any person of more than 3.0% by number or value, whichever is more restrictive, of our outstanding common shares or more than 3.0% by number or value, whichever is more restrictive, of our outstanding shares. Our declaration of trust further prohibits (i) any person from beneficially or constructively owning our common shares of beneficial interest that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, and (ii) any person from transferring shares if such transfer would result in our shares being owned by fewer than 100 persons. Our board of trustees, in its sole discretion, may exempt a person from the share ownership limit. However, our board of trustees may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 3.0% of the number or value of the outstanding shares (whichever is more restrictive) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. The person seeking an exemption must represent to the satisfaction of our board of trustees that it will not violate the aforementioned restriction. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares causing such violation to the trust (as defined below). Our board of trustees may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of trustees in its sole discretion, to determine or ensure our qualification as a REIT.

CBRE Investors, the Shiva Family and the Vanden Heuvel Family own approximately 218,000, 1.2 million and 1.1 million common shares, respectively, which equals approximately 3.75%, 20.20% and 19.49%, respectively, of our outstanding common shares (prior to this offering). Each of CBRE Investors, the Shiva Family and the Vanden Heuvel Family has made representations to us regarding its beneficial ownership. In reliance on these representations, our board of trustees has waived the requirement that no person may acquire or hold in excess of 3.0% of our common shares for CBRE Investors, the Shiva Family and the Vanden Heuvel Family. This waiver permits CBRE Investors, the Shiva Family and the Vanden Heuvel Family to own up to approximately 225,000, 1.2 million and 1.1 million common shares, respectively. This waiver applies only to shares such persons already own, and not to further purchases unless approved by our board of trustees. We have determined that we are not “closely held” within the meaning of Section 856(h) of the Internal Revenue Code and will not otherwise fail to qualify as a REIT as a result of the ownership by CBRE Investors, the Shiva Family and the Vanden Heuvel Family of approximately 218,000, 1.2 million and 1.1 million common shares, respectively. Assuming these shareholders do not acquire additional shares of our common stock, we expect that their respective ownership percentages will decrease as we issue additional shares of our common stock.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned our shares that resulted in a transfer of shares to the trust in the manner described below, will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on us.

If any transfer of our shares occurs which, if effective, would result in any person beneficially or constructively owning shares in excess or in violation of the above transfer or ownership limitations, then that number of shares the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares held in the trust shall be issued and outstanding shares. The prohibited owner shall not benefit economically from ownership of any shares held in the trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust shall have all voting rights and rights to dividends or other distributions with respect to shares held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares have been transferred to the trustee shall be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Any dividend or distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares held in the trust and, subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trust, and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.

Within 20 days after receiving notice from us that shares have been transferred to the trust, the trustee shall sell the shares held in the trust to a person, whose ownership of the shares will not violate any of the ownership limitations set forth in our declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of (i) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our declaration of trust, of such shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust, in each case reduced by the costs incurred to enforce the ownership limits as to the shares in question. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary. If, prior to the discovery by us that shares have been transferred to the trust, such shares are sold by a prohibited owner, then (i) such shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee upon demand.

In addition, shares held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the trustee has sold the shares held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner.

Every record holder of 0.5% or more (or such other percentage as required by the Internal Revenue Code and the related Treasury regulations) of all classes or series of our shares, including our common shares on any dividend record date during each taxable year, within 30 days after the end of the taxable year, shall be required to give written notice to us stating the name and address of such record holder, the number of shares of each class and series of our shares which the record holder beneficially owns and a description of the manner in which such shares are held. Each such record holder shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and our status under the DOL plan asset regulations and to ensure compliance with the share ownership limits. In addition, each record holder shall upon demand be required to provide to us such information as we may reasonably request in order to determine our qualification as a REIT and our status under the DOL plan asset regulations and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. We may request such information after every sale, disposition or transfer of our common shares prior to the date a registration statement for such share becomes effective.

These ownership limits could delay, defer or prevent a change in control or other transaction of us that might involve a premium price for the common shares or otherwise be in the best interest of the shareholders.

Share Redemption Program

Shareholders who have held their shares for at least two years may, on a semi-annual basis, present to us for redemption all or any portion of their shares. At that time, we may, subject to the conditions and limitations described below, redeem such shares for cash to the extent that we have sufficient funds available to fund such redemption after the payment of dividends necessary to maintain our qualification as a REIT and to avoid payment of any U.S. federal income tax or excise tax on our net taxable income.

The amount received from the redemption of shares issued pursuant to this prospectus will be equal to a percentage of the net asset value of the shares (based on the most recently published net asset value by the Investment Advisor), which percentage is dependent upon the number of years the shares are held, as described in the following table:

Share Purchase Anniversary	Redemption Price as a Percentage of Net Asset Value
0-2	No Redemption Allowed
2	92.0%
3	93.5%
4 and higher	95.0%

Notwithstanding the foregoing, shares that are redeemed in connection with the death of a shareholder will be redeemed at 100% of the net asset value of the shares (based on the most recently published net asset value by the Investment Advisor), provided the two-year holding period has transpired. For purposes of the two-year holding period, limited partners of CBRE OP who redeem their limited partnership interests for shares in us shall be deemed to have owned their shares as of the date they were issued their limited partnership interests in CBRE OP. In addition, our board of trustees has delegated to our officers the right to waive the two-year holding period and pro rata redemption requirements described below in the event of the death of a shareholder or other exigent circumstances.

Redemption of shares, when requested, will be made semi-annually and, in the event our available cash flow is insufficient to fund all redemption requests, in the order in which requests are received. Any unfulfilled redemption requests will be carried over to the next semi-annual period. The board of trustees, in its sole discretion, may choose to terminate or otherwise amend the terms of the share redemption program or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. See “Risk Factors — General Investment Risks.”

We cannot guarantee that any funds set aside for our share redemption program will be sufficient to accommodate any or all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can (1) withdraw your request for redemption, or (2) ask that we carry over your request to the next semi-annual period, if any, when sufficient funds become available.

You will have no right to request redemption of your shares should our shares become listed on a national securities exchange. Our share redemption program is only intended to provide interim liquidity for shareholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

The shares we redeem under our share redemption program will be cancelled and held as treasury shares until reissued.

Dividend Reinvestment Plan

The following is a summary of our dividend reinvestment plan that allows you to have dividends and other distributions otherwise distributable to you invested in additional common shares. A complete copy of our form of dividend reinvestment plan is included in this prospectus as Appendix C.

Eligibility.    Our existing shareholders, persons who receive our shares upon conversion of OP units and investors who have purchased shares in this offering are eligible to participate in our dividend reinvestment plan, provided such persons meet the investor suitability and minimum purchase requirements of their states of residence. See “Plan of Distribution — Suitability Standards.” We may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Election to Participate.    Assuming you are eligible, you may elect to participate in the dividend reinvestment plan by completing the subscription agreement or other approved enrollment form available from a broker-dealer participating in this offering. Your participation in the dividend reinvestment plan will begin with the next dividend made after receipt of your enrollment form. Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the dividend reinvestment plan. You can choose to have all or a portion of your dividends reinvested through the dividend reinvestment plan. You may also change the percentage of your dividends that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through a broker-dealer participating in this offering.

Share Purchases.    Shares will be purchased under the dividend reinvestment plan on the quarterly dividend payment dates. Shares will be purchased at a purchase price equal to the higher of $9.975 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of dividends under the dividend reinvestment plan. Shares may be issued under the dividend reinvestment plan until all shares registered as part of this offering have been sold. After that time, we may purchase shares either through purchases on the open market, if a market then exists, or through an additional issuance of shares. In either case, the price per share will be equal to the then-prevailing market price, which shall equal the price on the securities exchange or an over-the-counter market on which such shares are listed on the dividend reinvestment date if such shares are then listed.

Account Statements.    A participating broker-dealer will provide a confirmation of your quarterly purchases under the dividend reinvestment plan. A participating broker-dealer is to provide the confirmation to you or your designee within five business days after the end of each quarter, which confirmation is to disclose the following information:

•	each dividend reinvested for your account during the quarter;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

Fees and Commissions.    We will not pay selling commissions on shares sold under our dividend reinvestment plan. We will not receive a fee for selling shares under the dividend reinvestment plan.

Voting.    You may vote all whole shares acquired through the dividend reinvestment plan.

Tax Consequences of Participation.    The reinvestment of dividends does not relieve you of any taxes which may be payable on such dividends. When your dividends are reinvested to acquire shares (including any fractional share), you will be treated as having received a distribution in the amount of the fair market value of our common stock on the dividend payment date, multiplied by the number of shares (including any fractional share) purchased plus any brokerage fees, commissions or administrative costs paid by us on your behalf in connection with the reinvestment. You should be aware that, because shares purchased with reinvested dividends may be purchased at up to a 5% discount, the taxable income received by you as a participant in our dividend reinvestment plan may be greater than the taxable income that would have resulted from the receipt of the dividend in cash. See “Certain U.S. Federal Income Tax Consequences — Taxation of Shareholders – Dividend

Reinvestment.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding.

Termination of Participation.    You may terminate your participation in the dividend reinvestment plan at any time by providing written notice to us. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. You must promptly notify us should you no longer meet the suitability standards described above in the “Plan of Distribution — Suitability Standards” section of this prospectus or cannot make the other representations or warranties set forth in the subscription agreement at any time prior to the listing of our shares on the New York Stock Exchange or another national exchange. We will terminate your participation to the extent that a reinvestment of your dividends in our shares would cause you to exceed the ownership limitation contained in our declaration of trust.

Amendment or Termination of Plan.    We may amend or terminate the dividend reinvestment plan for any reason at any time upon ten days prior written notice to participants.

CERTAIN PROVISIONS OF MARYLAND LAW AND

OF OUR DECLARATION OF TRUST AND BYLAWS

The Company is organized as a real estate investment trust under the laws of the State of Maryland. As a Maryland real estate investment trust, the Company is governed by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, or the Maryland REIT Law, certain provisions of the Maryland General Corporation Law, or the MGCL, and by the Declaration of Trust and the Bylaws. The following summary of certain provisions of Maryland law and our declaration of trust and bylaws does not purport to be complete and is subject to, and qualified in its entirety by, reference to Maryland law and to our declaration of trust and our bylaws.

Removal of Trustees

Our declaration of trust provides that a trustee may be removed only for cause (as defined in our declaration of trust) and only by the affirmative vote of at least a majority of the votes entitled to be cast by our shareholders generally in the election of our trustees. This provision, when coupled with the provision in our bylaws authorizing our board of trustees to fill vacant trusteeships, will preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees except upon the existence of cause for removal and a substantial affirmative vote.

Limitation of Liability and Indemnification

The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the corporation and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland REIT Law requires a Maryland real estate investment trust to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland REIT Law permits a Maryland real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the trustee or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland REIT Law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland REIT Law permits a Maryland real estate investment trust to advance reasonable expenses to a trustee or officer upon the corporation’s receipt of (1) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Our declaration of trust limits the above provisions of the Maryland REIT Law, providing that until our shares are listed on a national securities exchange, our trustees, the Investment Advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	our trustees, the Investment Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our trustees, the Investment Advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated trustees, the Investment Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent trustees, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

Until our shares are listed on a national securities exchange, indemnification of the trustees, officers, employees, agents, the Investment Advisor or affiliates will not be allowed for liabilities arising from or out of a violation of state or U.S federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our declaration of trust provides that until our shares are listed on a national securities exchange, the advancement of our funds to our trustees, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or on behalf of us;

•	our trustees, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification;

•	the legal action is initiated by a third party who is not a shareholder or, if the legal action is initiated by a shareholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and

•	our trustees, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such trustees, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We have agreed to indemnify and hold harmless the Investment Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

Indemnification Agreements

We have entered into indemnification agreements with each of our trustees and executive officers. The indemnification agreements require, among other things, that we indemnify such persons to the fullest extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our trustees and executive officers under our trustees’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to our trustees and executive officers and such other persons that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by our board of trustees or the shareholders to eliminate the rights it provides.

Maryland Business Combination Act

The MGCL, as applicable to real estate investment trusts, establishes special requirements for “business combinations” between a Maryland real estate investment trust and “interested shareholders” unless exemptions are applicable. An interested shareholder is any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our then-outstanding voting shares. Among other things, the law prohibits for a period of five years a merger and other similar transactions between us and an interested shareholder unless our board of trustees approved the transaction prior to the party becoming an interested shareholder. The five-year period runs from the most recent date on which the interested shareholder became an interested shareholder. The law also requires a supermajority shareholder vote for these transactions after the end of the five-year period. This means that the transaction must be approved by at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares; and

•	66% of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested shareholder or an affiliate of the interested shareholder with whom the business combination is to be effected.

Our board of trustees has adopted a resolution exempting the company from the provisions of the MGCL relating to business combinations with interested shareholders or affiliates of interested shareholders. However, such resolution can be altered or repealed, in whole or in part, at any time by our board of trustees. If such resolution is repealed, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating these offers, even if our acquisition would be in our shareholders’ best interests.

Maryland Control Share Acquisitions Act

The MGCL, as applicable to real estate investment trusts, provides that “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by directors who are employees of the corporation. “Control shares” are voting shares which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-tenth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. This means that you would be able to force us to redeem your shares for fair value. Under Maryland law, the fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of appraisal rights would not apply in the context of a control share acquisition.

The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, or (ii) to acquisitions approved or exempted by our declaration of trust or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. We cannot assure you that such provision will not be amended or eliminated at any time in the future. If such provision is eliminated, the control share acquisition statute could have the effect of discouraging offers to acquire us and increasing the difficulty of consummating any such offers, even if our acquisition would be in our shareholders’ best interests.

Amendment to the Declaration of Trust

Except as provided below, our declaration of trust may be amended only with the approval of our board of trustees and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. Amendments to the provisions of our declaration of trust relating to the removal of trustees will be required to be approved by our shareholders by the affirmative vote of at least a majority of all votes entitled to be cast on the matter.

Dissolution

Our dissolution must be approved by our shareholders by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) at the direction of our board of trustees, or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Our bylaws provide that with respect to special meetings of our shareholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our board of trustees may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of our board of trustees, or (c) provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

THE OPERATING PARTNERSHIP AGREEMENT

The following is a summary of material provisions in the partnership agreement of our operating partnership. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

CBRE Operating Partnership, L.P., referred to in this prospectus as CBRE OP, was formed in March 2004 to acquire, own and operate properties on our behalf. We are considered to be an umbrella partnership real estate investment trust, or an “UPREIT,” in which all of our assets are owned in a partnership, CBRE OP, of which we are the sole general partner. This structure permits the acquisition of real property from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such owners may also desire to achieve diversity in their investment and other benefits afforded to shareholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of a partnership, such as CBRE OP, will be deemed to be assets and income of the REIT.

The property owner’s tax-deferral goals are accomplished because a property owner may contribute property to a partnership in exchange for limited partnership interests on a tax-deferred basis. Further, CBRE OP is structured to make distributions with respect to common units that are equivalent to the dividend distributions made to our common shareholders. Finally, CBRE OP is structured to permit limited partners in CBRE OP to redeem their common units in CBRE OP for cash or our shares (in a taxable transaction) and, if our shares are then listed, achieve liquidity for their investment. See “—Redemption” below.

We intend to make all acquisitions of real properties through CBRE OP. We are the sole general partner of CBRE OP and an affiliate of the Investment Advisor owns 25,000 common, or class A, units in CBRE OP. An affiliate of the Investment Advisor also owns class B and class C limited partnership interests in CBRE OP. The class B limited partnership interest entitles such affiliate to distributions made by CBRE OP in an amount equal to (i) 20% of the distributions to the partners in excess of 6% per annum of the aggregate purchase price paid for all outstanding common units in CBRE OP and (ii) 20% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (x) the costs of such disposition, (y) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (z) an amount equal to a 10% annual, uncompounded return on such invested capital. A listing will be deemed a disposition of all properties for purposes of this interest. See “Summary — Listing.” The class C limited partnership interest entitles such affiliate to a profits interest which has the right to receive distributions made by CBRE OP in an amount equal to (i) 3% of the aggregate amounts distributable to the class A unitholders and the holder of the class C limited partnership interest and (ii) up to 3% of the proceeds upon liquidation of the assets of CBRE OP. As the sole general partner of CBRE OP, we have the exclusive power to manage and conduct the business of CBRE OP.

Capital Contributions

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to CBRE OP as a capital contribution in exchange for common, or class A, units; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. CBRE OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If CBRE OP requires additional funds at any time in excess of capital contributions made by us and the Investment Advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to CBRE OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause CBRE OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of CBRE OP and our shareholders.

Operations

The partnership agreement of CBRE OP provides that CBRE OP will be operated in a manner so as to (1) not adversely affect our ability to qualify as a REIT for U.S. federal income tax purposes, (2) avoid any U.S. federal income or excise tax liability, and (3) ensure that CBRE OP will not be classified as a “publicly traded partnership” as defined by Section 7704 of the Internal Revenue Code, which classification could result in CBRE OP being taxed as a corporation, rather than as a partnership. See “Certain U.S. Federal Income Tax Consequences — Tax Aspect of Investments in Partnerships — Entity classification.”

The partnership agreement provides that CBRE OP will distribute cash flow from operations and the net proceeds from the disposition of any properties to the Class A unitholders and the holder of the class C limited partnership interest in accordance with their relative percentage interests on at least a quarterly basis, subject to the distribution rights of the holder of the class B limited partnership interest as described above. Similarly, the partnership agreement provides that taxable income and loss is allocated to the limited partners of CBRE OP in a manner consistent with such rights to distributions, subject to certain special allocations intended to comply with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations.

Upon the liquidation of CBRE OP, after payment of debts and obligations, any remaining assets of CBRE OP will be distributed to the partners in accordance with their respective positive capital account balances.

In addition to the administrative and operating costs and expenses incurred by CBRE OP in acquiring and operating real properties, CBRE OP will pay all of our administrative costs and expenses and such expenses will be treated as expenses of CBRE OP. Such expenses will include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to any offerings and registrations of securities;

•	all expenses associated with our preparation and filing of any periodic reports under U.S. federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all other operating or administrative costs of ours incurred in the ordinary course of its business.

Redemption

Subject to certain limitations and exceptions, the common unitholders of CBRE OP have the right to cause CBRE OP to redeem their common units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their common units by issuing one of our shares for each common unit redeemed. Prior to the time our shares are listed on a national securities exchange or quoted on an over-the-counter market, the cash value will be as determined in good faith by the board of trustees. These redemption rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, (5) otherwise cause us to fail to qualify as a REIT or (6) cause the acquisition of shares by a redeemed common unitholder to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, common unitholders may exercise their redemption rights at any time after two years following the date of issuance of their common units; provided, however, that a common unitholder may not exercise a redemption right for less than 1,000 common units, unless such common unitholder holds less than 1,000 common units, in which case, he must exercise his redemption right for all of his common units.

If the advisory agreement is terminated without cause, CBRE OP will redeem the class B limited partnership interest for cash in an amount equal to the fair value of such interest. One or more appraisers will determine the fair value of the class B limited partnership interest as of the termination date of the advisory agreement. If the advisory agreement is terminated for cause, CBRE OP will redeem the class B limited partnership interest for $100. In addition, upon termination of the advisory agreement, the class C limited partnership interest will be converted into a number of common units in CBRE OP proportionate to the aggregate capital account balances of the class A unitholders and holder of the class C limited partnership interest.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of CBRE OP, (2) transfer our general partnership interest in CBRE OP (except to a wholly-owned subsidiary) or (3) engage in any merger, consolidation or other business combination, unless, with respect to clause (3) only, the transaction in which such withdrawal occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction. With certain exceptions, the limited partners may not transfer their interests in CBRE OP, in whole or in part, without our written consent as the general partner of CBRE OP.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common shares. For purposes of this section under the heading “Certain U.S. Federal Income Tax Consequences,” references to “the company,” “we,” “our” and “us” mean only CB Richard Ellis Realty Trust and not its subsidiaries, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreement. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances, or to shareholders subject to special tax rules, such as:

•	expatriates;

•	persons who mark-to-market our common shares;

•	subchapter S corporations;

•	shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	holders who receive our common shares through the exercise of employee share options or otherwise as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	Non-U.S. shareholders (as defined below).

This summary assumes that shareholders will hold our common shares as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF

COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.

Taxation of the Company

We intend to elect to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ending December 31, 2004. We believe that we have been organized and operated in a manner that will allow us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 2004, and we intend to continue to be organized and operate in such a manner.

The law firm of Clifford Chance US LLP has acted as our tax counsel in connection with the offering. We expect to receive the opinion of Clifford Chance US LLP to the effect that, beginning with our taxable year ending December 31, 2004, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by our management and affiliated entities regarding our organization, assets, and present and future conduct of our business operations including an assumption that, if we were considered to have failed the 5% gross asset test as a result of our investment in a money market mutual fund (as discussed in “Risk Factors” above) such failure was due to reasonable cause and not willful neglect, and that we will otherwise satisfy all of the other requirements necessary for relief from such potential violation under the Code. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of our common shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that our actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results generally from an investment in a corporation. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT.

For tax years through 2008, shareholders who are individual U.S. shareholders (as defined below) are generally taxed on corporate dividends at a maximum U.S. federal income tax rate of 15% (the same as long-term capital gains) thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. shareholders (as defined below) from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “—Taxation of Shareholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions,” and “—Foreclosure Property,” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•	Commencing with our taxable year beginning January 1, 2005, if we fail to satisfy the REIT asset tests, as described below, by more than a de minimis amount, but our failure is due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

•	Commencing with our taxable year beginning January 1, 2005, if we fail to satisfy any provisions of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income and assets tests summarized in the preceding two bullet points) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the “required distribution,” we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed, plus (ii) retained amounts on which income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “—Requirements for Qualification—General.”

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any entity which we designate as a “taxable REIT subsidiary” (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect in lieu of this treatment to be subject to an immediate tax when the asset is acquired.

•	We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, including any “taxable REIT subsidiary” the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification - General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our declaration of trust provides restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which a REIT election has been made.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A shareholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interest in the partnership, except as described in the following sentence, for purposes of the asset and gross income tests applicable to REITs as described below. For purposes of the 10% value test (described in “—Asset Tests” below), commencing with our taxable year beginning January 1, 2005, our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership in any year in which it is treated as a partnership for U.S. federal income tax purposes), is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest, and certain debt securities, in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in Partnerships.”

Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” (as described below), that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two.

Single member limited liability companies that are wholly-owned by a REIT (and partnerships owned by a single partner for U.S. federal income tax purposes are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded entities and partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us – for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us – the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable Subsidiaries.    A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary, or TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our shareholders.

A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if a TRS has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1 it may not deduct interest payments made in such year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if a TRS pays interest, rent, or another amount to a REIT that exceeds the amount that would be paid to an unrelated party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Gross Income Tests

In order to qualify as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from property held primarily for sale to customers in the ordinary course of a trade or business, or prohibited transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stocks or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not held for sale to customers in the ordinary course of business in the hands of the borrower or us.

To the extent that we derive interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits of any person. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by us, as described below.

Rents received by us will qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the customers of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS, as discussed below. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to customers of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property. The rest of the rent will be qualifying income. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are permitted to provide services to customers or others through a TRS without disqualifying the rental income received from customers for purposes of the REIT income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (i) in the case of any lessee which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such lessee, or (ii) in the case of any lessee which is not a corporation, an interest of 10% or more in the assets or net profits of such lessee.

If in the future we receive, directly or indirectly, distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries, these distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends received by us from another REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect, and, for our taxable year ended December 31, 2004, we attach to our U.S. federal income tax return a schedule of the sources of our income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. For all subsequent taxable years, we are not required to attach a schedule to our U.S. federal income tax return on an annual basis, but rather are only required to file such a schedule in the taxable year in which such failure is identified. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon certain amounts by which we fail to satisfy the particular gross income test.

Asset Tests

We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and stock or debt instruments attributable to the temporary investment of capital raised by us from the issuance of our shares or debt obligations with a maturity of at least 5 years (“qualified temporary investments”) but only for 1 year following the receipt of such capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and certain kinds of mortgage backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

The second asset test is that the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets.

The 5% and 10% asset tests do not apply to securities of TRSs, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% gross asset test described above. The 10% value test does not apply to “straight debt” and other excluded securities, as described in the Internal Revenue Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. In addition, commencing with our taxable year beginning January 1, 2005, in the event that we violate the 5% value test or the 10% vote or value tests described above at the end of any calendar quarter, we will not lose our REIT status if (i) the failure does not exceed the lesser of 1% of our assets or $10 million and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter. If the failure is in excess of the amount in the preceding sentence, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (i) dispose of assets or otherwise comply with such asset tests within six months after the last day of the quarter and (ii) pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests; provided that we file a schedule for such quarter describing each asset that causes us to fail to satisfy the asset test in accordance with regulations prescribed by the Treasury.

We intend to monitor compliance with the foregoing REIT asset requirements on an ongoing basis. The values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

(a)	the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains), and

•	90% of the net income, if any (after tax), from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if such distributions are declared in October, November or December of the taxable year, payable to shareholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and paid with or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among different classes of shares as set forth in the organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our shareholders would then increase the adjusted basis of their shares in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

However, a redemption of our shares by a shareholder, regardless of whether such redemption is treated as a dividend or a sale or exchange for U.S. federal income tax purposes (see “Certain U.S. Federal Income Tax Consequences – Taxation of Shareholders – Redemptions” below) may be treated as a preferential dividend not eligible for the dividends paid deduction. If preferential, the redemption payments would not be taken into account in determining whether the 90% distribution requirement has been met. We do not intend to redeem shares if as a result we would be subject to regular corporate income or excise taxes on our undistributed net income.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) the inclusion of items in income by us for U.S. federal income tax purposes. Potential sources of non-cash taxable income include loans or mortgage-backed securities held by us as assets that are issued at a discount and require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable distributions of property, which may include common or preferred shares.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

Commencing with our taxable year beginning January 1, 2005, if we violate a provision of the Internal Revenue Code that would otherwise result in our failure to qualify as a REIT (other than violations of the REIT gross income or asset tests, described above, for which other specific cure provisions are available), we will be granted relief if (i) the violation is due to reasonable cause, and (ii) we pay a penalty of $50,000 for each failure. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, distributions to our shareholders will generally be taxable in the case of our shareholders who are individual U.S. shareholders (as defined below), at preferential rates, and, subject to limitations of the Internal Revenue Code, dividends in the hands of our corporate U.S. shareholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. To the extent that we enter into hedging transactions to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, for our taxable year ended December 31, 2004, any income or gain from the disposition of such hedging transactions will qualify for purposes of the 95% gross income test, but not the 75% gross income test. Commencing with our taxable year beginning January 1, 2005, income and gain from hedging transactions will be excluded from gross income for purposes of the 95% gross income test, but will be treated as non-qualifying income tax purposes of the 75% gross income test. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into. To the extent that we hedge for other purposes, fail to identify such hedges or hedge assets that are not real estate assets, the income from those transactions will likely be treated as nonqualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign Investments

To the extent that our subsidiaries hold or acquire any investments and, accordingly, pay taxes in foreign countries, taxes paid by us in foreign jurisdictions may not be passed through to, or used by, our shareholders as a foreign tax credit or otherwise. Any foreign investments may also generate foreign currency gains and losses. Foreign currency gains are generally treated as income that does not qualify under the 95% or 75% gross income tests.

Tax Aspects of Investments in Partnerships

General

We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our interest in our CBRE OP. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests based on our capital interest in such partnership and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships based on our capital interest in such partnerships, except as described in the following sentence. For purposes of the 10% value test (described in “—Asset Tests” above), commencing with our taxable year beginning January 1, 2005, our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. See “—Taxation of the Company” and “— Effect of Subsidiary Entities — Ownership of Partnership Interests” above. Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities in which we invest were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “—Taxation of the Company—Asset Tests” and “—Gross Income Tests” above, and in turn could prevent us from qualifying as a REIT unless certain relief provisions of the Internal Revenue Code are applied. See “—Taxation of the Company” and “—Failure to Qualify” above, for a discussion of the effect of our failure to meet these tests and qualify for relief for a taxable year. In addition, any change in the status of any subsidiary partnerships in which we invest for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or partnership property that has been revalued on the books of the partnership, must be allocated in a manner so that the contributing partners, or partners who held an interest in the partnership at the time of such revaluation, are charged with the unrealized gain or benefit from the unrealized loss associated with the property at the time of such contribution or revaluation. CBRE OP will elect to use the “traditional method” (without remedial or curative allocations or adjustments to other items to offset the effect of the “ceiling rule”) for making Section 704(c) allocations with respect to any revalued property of CBRE OP or its pass-through subsidiaries. Under the traditional method, which is the least favorable method from our perspective, we may be allocated reduced depreciation deductions for tax purposes as a result of any such tax-deferred contributions of property or revaluations. In addition, the traditional method could cause us to be allocated taxable gain in excess of our corresponding economic or book gain (or taxable loss that is less than our economic or book loss) with respect to a sale of property by CBRE OP or its pass-through subsidiaries. Therefore, the use of the traditional method could result in our having taxable income that is in excess of economic income and our cash distributions from CBRE OP. This excess taxable income is sometimes referred to as “phantom income” and will be subject to the REIT distribution requirements as described in “– Annual Distribution Requirements.” Because we rely on our cash distributions from the operating partnership to meet the REIT distributions requirements, the phantom income could adversely affect our ability to comply with the REIT distribution requirements discussed above and result in our shareholders recognizing additional dividend income without an increase in distributions.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations. For these purposes, a U.S. shareholder is a beneficial owner of our common shares that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common shares should consult its tax adviser regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

Distributions.    Provided that we qualify as a REIT, distributions made to our taxable U.S. shareholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common shares constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common shares. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. shareholders who receive dividends from taxable subchapter C corporations. However, individual U.S. shareholders are taxed at such preferential rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (i) “REIT taxable income” that the REIT retained in prior year, and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable domestic subchapter C corporations, and certain foreign corporations or (iii) income from sales of appreciated property acquired from subchapter C corporations in carryover basis transactions that has been subject to tax.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held its shares. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. shareholders will increase their adjusted tax basis in our common shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through 2008) in the case of U.S. shareholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. shareholders, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of such shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. shareholder’s shares, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less). In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. shareholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of the Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.

Redemptions.    A redemption of our common shares for cash will be treated under Section 302 of the Internal Revenue Code as a distribution taxable as a dividend unless the redemption satisfies the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares taxable as described under “—Dispositions of Our Common Shares” below. The redemption will be treated as a sale or exchange if it (i) results in a “complete termination” of the U.S. shareholder’s share interest in us or (ii) is not “essentially equivalent to a dividend” with respect to the U.S. shareholder, in each case, within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether either of these tests has been met, shares considered to be owned by a U.S. shareholder by reason of certain constructive ownership rules, as well as shares actually owned by such holder, must generally be taken into account. Because the determination as to whether either of these tests under Section 302(b) of the Internal Revenue Code will be satisfied with respect to any particular U.S. shareholder depends upon the facts and circumstances at the time that the determination must be made, prospective U.S. shareholders are advised to consult their tax advisors regarding the tax treatment of a redemption.

If a redemption of our common shares is treated as a distribution, the entire amount received (i.e., without any offset for the U.S. shareholder’s adjusted tax basis in our shares) will be taxable as a dividend as described under the caption “—Distributions” above. In such case, the U.S. shareholder’s adjusted tax basis in our shares will be transferred to our remaining shares held by such holder. If the U.S. shareholder holds none of our other shares, such basis may, under certain circumstances, be transferred to our shares held by a related person or it may be lost entirely.

Dispositions of Our Common Shares.    In general, a U.S. shareholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis in the common shares at the time of the disposition. In general, a U.S. shareholder’s adjusted tax basis will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of shares of our common shares will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2008, if our common shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our common shares are held for 12 months or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a U.S. shareholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as long-term capital gain.

If a U.S. shareholder recognizes a loss upon a subsequent disposition of our common shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written broadly, and apply to transactions that would not typically be considered tax shelters. In addition, legislative proposals have been introduced in Congress, that, if enacted, would impose significant penalties for failure to comply with these requirements. You should consult your tax adviser concerning any possible disclosure obligation with respect to the receipt or disposition of our common shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisers) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of our common shares will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any “passive losses” against income or gain relating to our common shares. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Tax-Exempt U.S. Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S.

shareholder has not held our common shares as “debt financed property” within the meaning of the Internal Revenue Code (i.e. where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (2) our common shares are not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our common shares generally should not be treated as UBTI to a tax-exempt U.S. shareholders.

Tax-exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that (i) is described in Section 401(a) of the Internal Revenue Code, (ii) is tax exempt under Section 501(a) of the Internal Revenue Code, and (iii) owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (A) one pension trust owns more than 25% of the value of our shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of such shares and (C) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares, or us from becoming a pension-held REIT.

Tax-exempt U.S. shareholders are urged to consult their tax advisers regarding the U.S. federal, state, local and foreign tax consequences of owning our shares.

Taxation of Non-U.S. Shareholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares applicable to non-U.S. shareholders of our common shares. For purposes of this summary, a non-U.S. shareholder is a beneficial owner of our common shares that is not a U.S. shareholder. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Ordinary Dividends.    The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. shareholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. shareholder that is a corporation.

Non-Dividend Distributions.    Unless (i) our common shares constitute a U.S. real property interest, or USRPI, or (ii) either (1) if the non-U.S. shareholder’s investment in our shares is effectively connected with a

U.S. trade or business conducted by such non-U.S. shareholder or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our company’s common shares constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. shareholder’s adjusted tax basis in our common shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by withholding at a rate of 10% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. shareholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (“USRPI capital gains”), will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. federal income tax at the rates applicable to U.S. shareholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. shareholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax.

Dispositions of Our Shares.    Unless our common shares constitute a USRPI, a sale of the shares by a non-U.S. shareholder (including a redemption of our shares treated as a sale or exchange as described under “—Redemptions” above) generally will not be subject to U.S. federal income taxation under FIRPTA. The shares will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is not met, our common shares nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. shareholders. We expect to be a domestically controlled REIT and, therefore, the sale of our common shares (or redemption of our shares treated as a sale or exchange) should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will continue to be a domestically controlled REIT.

If our common shares constitute a USRPI, then gain on the sale of our common shares (or redemption of our shares treated as a sale or exchange) will be subject to taxation under FIRPTA (i.e., the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares (or the REIT, in the case of a redemption) could be required to withhold 10% of the purchase price and remit such amount to the IRS.)

Gain from the sale of our common shares (or redemption of our shares treated as a sale or exchange) that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (a) if the non-U.S. shareholder’s investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (b) if the non-U.S.

shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Dividend Reinvestment

The reinvestment of dividends does not relieve you of any income tax which may be payable on such dividends. When your dividends are reinvested to acquire shares (including any fractional share), you will be treated as having received a distribution in the amount of the fair market value of our common stock on the dividend payment date, multiplied by the number of shares (including any fractional share) purchased plus any brokerage fees, commissions or administrative costs paid by us on your behalf in connection with the reinvestment.

So long as we qualify as a REIT under the Internal Revenue Code, the distribution will be taxable under the provisions of the Internal Revenue Code applicable to REITs and their stockholders, pursuant to which (i) distributions will be taxable to stockholders as ordinary income to the extent of our current or accumulated earnings and profits, (ii) distributions which are designated as capital gain distributions by us will be taxed as long-term capital gains to stockholders to the extent they do not exceed our net capital gain for the taxable year, (iii) distributions which are not designated as capital gains distributions and which are in excess of our current or accumulated earnings and profits will be treated as a return of capital to the stockholders and reduce the adjusted tax basis of a stockholder’s shares (but not below zero) and (iv) such distributions in excess of a stockholder’s adjusted tax basis in its shares will be treated as gain from the sale or exchange of such shares. See “—Taxation of Taxable U.S. Shareholders – Distributions” and “—Taxation of Non-U.S. Shareholders” above.

You should be aware that, because shares purchased with reinvested dividends may be purchased at up to a 5% discount (including any brokerage fees, commissions and administrative costs paid by us on your behalf in connection with the reinvestment), the taxable income received by you as a participant in our dividend reinvestment plan may be greater than the taxable income that would have resulted from the receipt of the dividend in cash.

Backup Withholding and Information Reporting

We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. shareholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to back-up withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common shares conducted through certain United States related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Other Tax Considerations

State, Local and Foreign Taxes

We and our shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We own interests in properties located in a number of jurisdictions, and may be required to file tax returns in certain of those jurisdictions. The state, local or foreign tax treatment of our company and our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their tax adviser regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company’s common shares.

ERISA AND CERTAIN OTHER CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or Plan, subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in the shares of common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan (“parties in interest” within he meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code). Thus, a Plan fiduciary considering an investment in the shares of common stock also should consider whether the acquisition or the continued holding of the shares of common stock might constitute or give rise to a direct or indirect prohibited transaction.

The Department of Labor, or the DOL, has issued final regulations, or the Regulations, as to what constitutes assets of an employee benefit plan under ERISA. Under the Regulations, if a Plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the 1940 Act, the Plan’s assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The Company expects the common stock to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” The Company believes that the restrictions imposed under its declaration of trust on the transfer of the common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common stock to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common stock will be “widely held” and “freely transferable,” the Company believes that the common stock will be publicly offered securities for purposes of the Regulations and that the assets of the Company will not be deemed to be “plan assets” of any Plan that invests in the common stock.

COMMON SHARES AVAILABLE FOR FUTURE SALE

General

Immediately after the closing of this offering and assuming the issuance of 110,000,000 shares in this offering, we will have approximately 115,818,799 of our common shares of beneficial interest outstanding.

The outstanding common shares sold in our private placements are “restricted” securities under the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. All common shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined by Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from us or from any of our affiliates, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding class of common shares or the average weekly trading volume of such securities during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about us that will require us to file periodic reports under the Exchange Act. We cannot assure you that we will file any such reports. If two years have elapsed since the date of acquisition of restricted shares from us or from any of our affiliates, and the acquiror or subsequent holder thereof is deemed not to have been one of our affiliates at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

Registration Rights

We have agreed to register the resale of shares held by our existing shareholders with the SEC within one year after completion of this offering.

PLAN OF DISTRIBUTION

The Offering

We are offering up to 100,000,000 shares to the public through one or more registered broker-dealers. The shares are being offered at a price of $10.50 per share on a “best efforts” basis, which means generally that a broker-dealer will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering 10,000,000 shares for sale pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.975 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose. Therefore, a total of 110,000,000 shares are being registered in this offering. The offering of our common shares will terminate on or before                     , 2007 (which is two years after the effective date of this prospectus). However, we reserve the right to terminate this offering at any time prior to such termination date. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

Compensation We Will Pay for the Sale of Our Shares

A broker-dealer participating in this offering will receive up to 6.0% of the gross offering proceeds as compensation for acting as a broker-dealer and for expenses incurred in connection with marketing our shares, except for shares sold under our dividend reinvestment plan for which a broker-dealer will not receive any fees in respect of such sales. In the event of the sale of shares through an investment advisory representative affiliated with a participating broker-dealer in which the representative is compensated on a fee for service basis by the investor, there will not be a selling commission, and we will sell such shares for $9.87 per share, reflecting that selling commissions in the amount of $0.63 per share will not be payable.

The table below sets out the nature and amount of compensation we will pay a broker-dealer in this offering assuming we sell 110,000,000 shares.

	Per Share	Maximum Offering
Primary Offering
Price to Public	$10.50	$1,050,000,000
Selling Commissions	$0.63	$63,000,000

Proceeds to Us	$9.87	$987,000,000

Dividend Reinvestment Plan
Price to Public	$9.975	$99,750,000

Proceeds to Us	$9.975	$99,750,000

We will indemnify a participating broker-dealer against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in any broker-dealer agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

Our trustees and officers, as well as directors, officers and employees of the Investment Advisor or its affiliates (and their respective immediate family members), may purchase shares in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. The Investment Advisor and its affiliates are expected to hold their shares for investment and not with a view towards distribution.

Volume Discounts

We are offering, and participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts to certain investors who purchase shares from the same participating broker-dealer, whether in a single purchase or as the result of multiple purchases. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the investor in the form of the issuance of additional shares.

The volume discounts operate as follows:

Amount of Shares Purchased	Commission Percentage (Based on $10.50 per share)	Price Per Share to Investor	Amount of Commission Paid Per Share
Under $100,000	6%	$10.5000	$0.6300
$100,001 to $200,000	5%	$10.3950	$0.5250
$200,001 to $300,000	4%	$10.2900	$0.4200
$300,001 to $400,000	3%	$10.1850	$0.3150
$400,001 to $500,000	2%	$10.0800	$0.2100
$500,001 and over	1%	$9.9750	$0.1050

For example, if you purchase $300,001 in shares, your selling commission will be reduced to 3.0%, in which event you will receive 27,479.30 shares instead of 26,954.27 shares, the number of shares you would have received if your selling commission had not been reduced from 6% to 3%. The net offering proceeds we receive from the sale of shares are not affected by volume discounts

If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases.

As set forth below, a “single purchaser” may combine purchases by other persons for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker-dealers.

You must request that your share purchases be combined for this purpose by designating such on your subscription agreement. For the purposes of such volume discounts, the term “single purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the common shares for his, her or their own accounts; a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a “single purchaser.”

Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $10.50 per share. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Subscription Procedures

To purchase shares in this offering, you must complete the subscription agreement, a sample of which is contained in this prospectus as Appendix B. You should pay for your shares by check payable to CB Richard Ellis Realty Trust. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within ten business days. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase. We generally admit shareholders on a monthly basis.

Proceeds from shares sold to New York residents will be delivered to us and held in trust for the benefit of investors and will be used only for the purposes set forth in this prospectus. Before they are applied, funds may be placed in short-term, low-risk interest bearing investments including obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposits of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash without any disposition of the offering proceeds. Any proceeds not invested or committed within two years shall be distributed pro rata to investors as a return of capital.

Suitability Standards

Those selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the shareholder regarding the shareholder’s financial situation and investment objectives. In making this determination, those selling shares on our behalf have a responsibility to ascertain that the prospective shareholder:

•	meets the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective shareholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective shareholder’s overall financial situation; and

•	has apparent understanding of the fundamental risks of the investment, the risk that the shareholder may lose the entire investment, the lack of liquidity of the shares, the restrictions on transferability of the shares, the background and qualifications of the Investment Advisor and its affiliates, and the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective shareholder, as well as any other pertinent factors. Those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for each shareholder.

Minimum Purchase Requirements

For your initial purchase, you must invest at least $10,000, assuming no discounts apply. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Until our common shares are listed on a national securities exchange, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required for the minimum purchase described above, except in the following circumstances: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates, and by operation of law.

Supplemental Sales Material

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. This material may include information relating to this offering, the past performance of CBRE Investors, our Investment Advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales material may not be permitted.

The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part or as forming the basis of the offering of the shares.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by our counsel, Clifford Chance US LLP, New York, New York.

EXPERTS

The consolidated balance sheet of CB Richard Ellis Realty Trust as of December 31, 2004 and the related consolidated statements of operations, shareholders’ equity and cash flows for the period from July 1, 2004 (date of commencement) to December 31, 2004; and the statement of revenues and certain expenses of REMEC Corporate Campus for the period from April 14, 2003 to December 31, 2003; the statements of revenues and certain expenses of 300 Constitution Drive for the period from January 1, 2004 to September 30, 2004 and for the year ended December 31, 2003; and the statement of revenues and certain expenses of Deerfield Commons for the year ended December 31, 2004; included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, in Washington, D.C., a registration statement on Form S-11 with respect to the shares offered pursuant to this prospectus. For further information regarding us and the common shares offered by this prospectus, you may review the full registration statement, including its exhibits and schedules, filed under the Securities Act of 1933, as amended, on the SEC’s website at www.sec.gov. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC. You may obtain information on the operation of this public reference room by calling the SEC at 1-800-SEC-0330.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

CB Richard Ellis Realty Trust

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2005	F-3

Pro Forma Condensed Consolidated Statement of Operations For the Period from January 1, 2005 to March 31, 2005	F-4

Pro Forma Condensed Consolidated Statement of Operations for the Period from July 1, 2004 (date of commencement) to December 31, 2004	F-5

Notes to Pro Forma Condensed Consolidated Financial Statements	F-6

Report of Independent Registered Public Accounting Firm	F-8

Consolidated Balance Sheets at December 31, 2004 and March 31, 2005 (Unaudited)	F-9

Consolidated Statements of Operations for the period from July 1, 2004 (date of commencement) to December 31, 2004 and the three months ended March 31, 2005 (Unaudited)	F-10

Consolidated Statements of Cash Flows for the period from July 1, 2004 (date of commencement) to December 31, 2004 and the three months ended March 31, 2005 (Unaudited)	F-11

Consolidated Statements of Shareholders’ Equity for the period from July 1, 2004 (date of commencement) to December 31, 2004 and the three months ended March 31, 2005 (Unaudited)	F-12

Notes to Consolidated Financial Statements	F-13

REMEC, Inc. Corporate Campus

Report of Independent Registered Public Accounting Firm	F-23

Statement of Revenues and Certain Expenses for the period from April 14, 2003 to December 31, 2003 and for the six months ended June 30, 2004 (Unaudited)	F-24

Notes to Statements of Revenues and Certain Expenses	F-25

300 Constitution Drive

Report of Independent Registered Public Accounting Firm	F-28

Statement of Revenues and Certain Expenses for the Year Ended December 31, 2003 and for the nine months ended September 30, 2004	F-29

Notes to Statements of Revenues and Certain Expenses	F-30

Deerfield Commons

Report of Independent Registered Public Accounting Firm	F-33

Statement of Revenues and Certain Expenses for the Year Ended December 31, 2004 and the period from January 1, 2005 to March 31, 2005 (Unaudited)	F-34

Notes to Statements of Revenues and Certain Expenses	F-35

CB RICHARD ELLIS REALTY TRUST

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

The following unaudited pro forma condensed consolidated financial statements of CB Richard Ellis Realty Trust (the “Company”) including CBRE Operating Partnership, L.P., a consolidated subsidiary, as of March 31, 2005 and for the period from July 1, 2004 (date of commencement) to December 31, 2004 and for the period from January 1, 2005 to March 31, 2005 are based on the historical financial statements of CB Richard Ellis Realty Trust and consolidated subsidiary, and the statements of revenues and certain expenses for REMEC, 300 Constitution and Deerfield Commons. The unaudited pro forma condensed consolidated balance sheet is presented as if the offering had taken place at March 31, 2005.

The unaudited pro forma condensed consolidated statements of operation for the periods from July 1, 2004 (date of commencement) to December 31, 2004 and from January 1, 2005 to March 31, 2005 are presented as if the acquisitions of REMEC, 300 Constitution and Deerfield Commons, and the debt placed on REMEC and 300 Constitution had taken place on July 1, 2004 (the date of commencement).

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the combined historical financial statements of CB Richard Ellis Realty Trust and consolidated subsidiary, and the statements of revenues and certain expenses for REMEC, 300 Constitution and Deerfield Commons along with the accompanying notes included elsewhere in this prospectus. The unaudited pro forma financial information should also be read in conjunction with all other information contained in this prospectus.

The unaudited pro forma condensed consolidated financial statements do not purport to represent our financial position or the results of operations that would actually have occurred assuming this offering transaction, the acquisition of additional properties, and the related financing transactions had occurred by March 31, 2005 or on the date of commencement, July 1, 2004, nor do they purport to project our financial position or results of operations as of any future date or for any future period. There can be no assurance that such revisions will not be material.

CB RICHARD ELLIS REALTY TRUST

Pro Forma Condensed Consolidated Balance Sheet

March 31, 2005

(Unaudited)

	CB Richard Ellis Realty Trust Historical	Adjustments for Deerfield Commons	Combined Company Pro Forma
	A	B
Assets
Investments in Real Estate, Net	$43,716	$14,599	$58,315
Cash and Cash Equivalents	35,056	(21,800)	13,256
Deferred Offering Costs	1,014	—	1,014
Acquired In–Place Lease Value and Deferred Leasing Costs	5,251	6,399	11,650
Acquired Above Market Leases	—	948	948
Deferred Financing Costs	323	—	323
Other Assets	52	—	52

Total Assets	$85,412	$146	$85,558

Liabilities
Notes Payable	$25,250	$—	$25,250
Security Deposits	7	—	7
Accounts Payable and Accrued Expenses	481	—	481
Accrued Offering Costs	1,014	—	1,014
Dividends Payable	581	—	581
Acquired Below–Market Leases	3,037	146	3,183
Asset Management Fees Payable to Related Party	65	—	65

Total Liabilities	$30,435	$146	$30,581

Minority Interest in Operating Partnership	243	—	243

Shareholders’ Equity
Common Stock, $.01 par value, 990,000,000 shares authorized; 5,818,799 issued and outstanding	58	—	58
Additional Paid-in-Capital	55,408	—	55,408
Accumulated Deficit	(732)	—	(732)

Total Shareholders’ Equity	54,734	—	54,734

Total Liabilities and Shareholders’ Equity	$85,412	$146	$85,558

See accompanying notes to pro forma condensed consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

(Unaudited) Pro Forma Condensed Consolidated Statements of Operations

For the Period January 1, 2005 to March 31, 2005

(In thousands except per share data)

	CB Richard Ellis Realty Trust Historical	300 Constitution Note Payable	Adjustments for Deerfield Commons	Combined Company Pro Forma
	AA	BB	CC
Revenues
Rental	$974	$—	$413	$1,387
Tenant Reimbursements	119	—	179	298

Total Revenues	1,093	—	592	1,685

Expenses
Operating and Maintenance	6	—	127	133
Property Taxes	113	—	55	168
Insurance	—	—	4	4
Interest	201	110	—	311
General and Administrative	32	—	55	87
Investment Management Fee to Related Party	134	—	—	134
Class C Fee to Related Party	18	—	—	18
Depreciation and Amortization	367	—	431	798

Total Expenses	871	110	672	1,653

Interest and Other Income	93	—	7	100

Net Income (Loss) before Minority Interest	315	(110)	(73)	132

Minority Interest	1	—	—	1

Net Income (Loss)	$314	$(110)	$(73)	$131

Pro Forma Basic Income per Share	$0.05			$0.02

Pro Forma Diluted Income per Share	$0.05			$0.02

Pro Forma Weighted Average Common Shares Outstanding – Basic	5,818,799			5,818,799

Pro Forma Weighted Average Common Shares Outstanding – Diluted	5,818,799			5,818,799

See accompanying notes to pro forma condensed consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

(Unaudited) Pro Forma Condensed Consolidated Statements of Operations

For the Period July 1, 2004 to December 31, 2004

(In thousands except per share data)

	CB Richard Ellis Realty Trust Historical	REMEC	300 Constitution	Deerfield Commons	Combined Company Pro Forma
	DD	EE	FF	GG
Revenues
Rental	$913	$438	$598	$779	$2,728
Tenant Reimbursements	120	61	53	296	530

Total Revenues	1,033	499	651	1,075	3,258

Expenses
Operations and Maintenance	7	5	—	225	237
Property Taxes	113	61	53	66	293
Insurance	—	—	—	11	11
Interest	117	138	290	—	545
General and Administrative	123	—	—	98	221
Investment Management Fee to Related Party	230	—	—	—	230
Class C Fee to Related Party	17	—	—	—	17
Depreciation & Amortization	334	147	257	863	1,601
Organizational Expenses	109	—	—	—	109

Total Expenses	1,050	351	600	1,263	3,264

Interest and Other Income	111	—	—	7	118

Net Income (Loss) before Minority Interest	94	148	51	(181)	112

Minority Interest	—	1	—	—	1

Net Income (Loss)	$94	$147	$51	$(181)	$111

Pro Forma Basic Income per Share	$0.02				$0.02

Pro Forma Diluted Income per Share	$0.02				$0.02

Pro Forma Weighted Average Common Shares Outstanding – Basic	5,757,167				5,757,167

Pro Forma Weighted Average Common Shares Outstanding – Diluted	5,757,167				5,757,167

See accompanying notes to pro forma condensed consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Notes to Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

(Dollar amount in thousands, except per share amounts)

1.	Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

The adjustments to the pro forma condensed consolidated balance sheet as of March 31, 2005 are as follows:

(A)	Reflects the actual historical condensed consolidated balance sheet of the Company as of March 31, 2005. The consolidated financial statements of the Company include the balance sheet of CBRE Operating Partnership, L.P. as of March 31, 2005.

(B)	Reflects the acquisition of Deerfield Commons which was owned by a third party as of the March 31, 2005 balance sheet date. The Company acquired Deerfield Commons on June 21, 2005. This property acquisition was accounted for in accordance with Statement of Accounting Standards No. 141, Business Combinations. The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, site improvements, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above and below market leases and the value of in-place leases and tenant relationships, if any, based in each case on their respective fair values. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

At March 31, 2005 (in thousands)
Land	$4,367
Site Improvements	940
Building and Improvements	7,893
Tenant Improvements	1,399
Value of In-Place Leases	6,399
Above Market Lease Value	948
Below Market Lease Value	(146)

Net Assets Acquired	$21,800

2.	Adjustments to Pro Forma Condensed Consolidated Statement of Operations

The adjustments to the pro forma condensed consolidated statements of operations for the three months ended March 31, 2005 are as follows:

(AA)	Reflects the historical condensed consolidated statement of operations for the three months ended March 31, 2005.

(BB)	The Company issued a note payable secured by 300 Constitution Drive on March 10, 2005. The principal amount borrowed of $12,000,000 is due on April 1, 2012. Interest payments are due monthly based on a 360 day year at a fixed interest rate of 4.84%. For purposes of this adjustment, interest expense was reflected as if the debt had been issued on July 1, 2004.

(CC)	Reflects the statement of operations for the three months ended March 31, 2005 for Deerfield Commons as if the property was acquired on July 1, 2004. Rental revenues are recorded on a straight-line basis, and both revenues and expenses such as depreciation and amortization were calculated as though the property was acquired on July 1, 2004.

CB RICHARD ELLIS REALTY TRUST

Notes to Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

(Dollar amount in thousands, except per share amounts)

The adjustments to the pro forma condensed consolidated statements of operations for the period from July 1, 2004 (date of commencement) through December 31, 2004 are as follows:

(DD)	Reflects the historical condensed consolidated statement of operations of the Company for the period July 1, 2004 (date of commencement) to December 31, 2004. The consolidated statement of operations of the Company includes income from the Company based on historical data. Revenue and expenses relating to the operating partnership consisted of interest earned on short term money market funds, the asset management fee charged by the investment advisor, costs relating to the organization of both the Operating Partnership and the Company, and miscellaneous general and administrative expenses. The consolidated statement of operations of the Company also include the historical revenues and expenses associated with REMEC Corporate Campus for the period from September 15, 2004, the date the property was acquired, and for 300 Constitution for the period from acquisition on November 3, 2004, through December 31, 2004. Rental revenues are recorded on a straight line basis and expenses, such as depreciation and amortization for REMEC Corporate Campus and 300 Constitution Drive were calculated using September 15, 2004 and November 3, 2004, respectively from the dates of acquisition. The income from the operations of the Company have been adjusted for CBRE REIT Holdings LLC’s (minority interest owner) historical interest in the earnings of the operating partnership at December 31, 2004. At December 31, 2004, CBRE REIT Holdings LLC held 25,000 of a total of 5,843,799 operating units in the Operating Partnership.

(EE)	Reflects the statement of operations for the period July 1, 2004 (date of commencement) to September 15, 2004 (date of acquisition), for REMEC Corporate Campus as if the property were acquired at July 1, 2004. Rental revenues are recorded on a straight line basis; and both revenues and expenses, such as depreciation and amortization, were calculated using July 1, 2004 as the date of commencement. The Company issued a note payable secured by REMEC Corporate Campus for $13,250,000 on October 25, 2004. The principal amount is due on November 1, 2011. Interest only payments are due monthly based on a 360 day year at a fixed interest rate of 4.79%. For purposes of this adjustment, interest expense was reflected as if debt had been issued on July 1, 2004, and was recorded for the period July 1, 2004 through October 24, 2004.

(FF)	Reflects the statement of operations for the period July 1, 2004 (date of commencement) to November 2, 2004 for 300 Constitution Drive as if the property was acquired at July 1, 2004. Rental revenues are recorded on a straight line basis; and both revenues and expenses, such as depreciation and amortization, were calculated using July 1, 2004 as the date of commencement. As indicated elsewhere in the notes, the Company issued a note payable secured by 300 Constitution Drive for $12,000,000 on March 10, 2005. The principal amount is due November 1, 2011. Interest only payments are due monthly based on a 360 day year at a fixed interest rate of 4.84%. For purposes of this adjustment, interest expense was reflected as if debt had been issued at July 1, 2004, and was recorded for the period July 1, 2004 to December 31, 2004.

(GG)	Reflects the statement of operations for the period July 1, 2004 (date of commencement) to December 31, 2004 for Deerfield Commons (which was acquired on June 21, 2005) as if the property was acquired at July 1, 2004. Rental revenues are recorded on a straight line basis; and both revenues and expenses, such as depreciation and amortization, were calculated using July 1, 2004 as the date of commencement.

Report of Independent Registered

Public Accounting Firm

The Board of Trustees

CB Richard Ellis Realty Trust

We have audited the accompanying consolidated balance sheet of CB Richard Ellis Realty Trust (the “Company”) as of December 31, 2004 and the related consolidated statements of operations, shareholders’ equity, and cash flows for the period from July 1, 2004 (date of commencement) to December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and the results of its operations and its cash flows for the period from July 1, 2004 (date of commencement) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Los Angeles, California

February 1, 2005 and

June 15, 2005 (Note 11)

CB RICHARD ELLIS REALTY TRUST

Consolidated Balance Sheets

(Dollar Amounts in Thousands, Except Share Data)

	March 31, 2005	December 31, 2004
	(Unaudited)
ASSETS

Investments in Real Estate:
Land	$17,453	$17,453
Building and Improvements	22,759	22,757
Tenant Improvements	3,951	3,951

	44,163	44,161
Less: Accumulated Depreciation and Amortization	(447)	(215)

Net Investment in Real Estate	43,716	43,946

Cash and Cash Equivalents	35,056	22,956
Accounts and Other Receivables	44	24
Deferred Rent	8	3
Deferred Offering Costs	1,014	971
Acquired in Place Lease Value, Net of Accumulated Amortization of $254 and $119, respectively	5,251	5,386
Deferred Financing Cost, Net of Accumulated Amortization of $12 and $4, respectively	323	178
Other Assets	—	240

Total Assets	$85,412	$73,704

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Notes Payable	$25,250	$13,250
Security Deposits	7	7
Accounts Payable and Accrued Expenses	481	483
Accrued Offering Costs	1,014	971
Dividends Payable	581	559
Acquired Below Market Leases, Net of Accumulated Amortization of $157 and $64, respectively	3,037	3,130
Asset Management and Incentive Fees Payable to Related Party	65	61

Total Liabilities	30,435	18,461

Minority Interest	243	242

Shareholders’ Equity
Common Stock, $.01 par value, 990,000,000 shares authorized; 5,818,799 issued and outstanding	58	58
Additional Paid-in-Capital	55,408	55,408
Accumulated Deficit	(732)	(465)

Total Shareholders’ Equity	54,734	55,001

Total Liabilities and Shareholders’ Equity	$85,412	$73,704

See accompanying notes to consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Consolidated Statements of Operations

(Dollar Amounts in Thousands, Except Share Data)

	Three Months Ended March 31, 2005	For the Period July 1, 2004 (Date of Commencement) to December 31, 2004
	(Unaudited)
REVENUES
Rental	$974	$913
Tenant Reimbursements	119	120

	1,093	1,033

EXPENSES
Operating and Maintenance	6	7
Property Taxes	113	113
Interest	201	117
General and Administrative	32	123
Investment Management Fee to Related Party	134	230
Class C Fee to Related Party	18	17
Depreciation and Amortization	367	334
Organizational Expenses	—	109

	871	1,050

INTEREST AND OTHER INCOME	93	111

NET INCOME BEFORE MINORITY INTEREST	315	94

MINORITY INTEREST	1	—

NET INCOME	$314	$94

Basic Income per Share	$0.05	$0.02

Diluted Income per Share	$0.05	$0.02

Weighted Average Common Shares Outstanding – Basic	5,818,799	5,757,167

Weighted Average Common Shares Outstanding – Diluted	5,818,799	5,757,167

See accompanying notes to consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Consolidated Statements of Cash Flows

(Dollar Amounts in Thousands, Except Share Data)

	Three Months Ended March 31, 2005	For the Period July 1, 2004 (Date of Commencement) to December 31, 2004
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$314	$94
Adjustments to Reconcile Net Income to Net Cash Flows Provided by Operating Activities:
Minority Interest in Net Income	1	—
Depreciation and Amortization of Building and Improvements	232	215
Amortization of Deferred Financing Cost	8	4
Amortization of Acquired in Place Lease Value	135	119
Amortization of Below Market Leases	(93)	(64)
Changes in Assets and Liabilities:
Accounts and Other Receivables	(20)	(24)
Deferred Rent	(5)	(3)
Other Assets	240	(240)
Accounts Payable and Accrued Expenses	103	444
Security Deposits	—	7

Net Cash Flows Provided by Operating Activities	915	552

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of REMEC	(102)	(26,566)
Acquisition of 300 Constitution	—	(19,806)

Net Cash Flows Used in Investing Activities	(102)	(46,372)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Proceeds from Initial Private Offering	—	54,510
Payment of Offering Fee to Investment Advisor	—	(559)
Payment of Offering Costs Reimbursements to CB Richard Ellis Investors	—	(407)
Payment of Shareholder Dividends and Operating Unit Distribution	(561)	—
Repayments Received on Shareholder Loan	—	932
Proceeds from Minority Interest	—	242
Proceeds from Additional Private Offering	—	1,000
Payment of Offering Fee to Investment Advisor for Additional Private Offering	—	(10)
Proceeds from Note Payable Collateralized by REMEC, Net of Deferred Financing Cost of $182	—	13,068
Proceeds from Note Payable Collateralized by 300 Constitution Drive, Net of Deferred Financing Cost of $152	11,848	—

Net Cash Flows Provided by Financing Activities	11,287	68,776

Net Increase in Cash and Cash Equivalents	12,100	22,956
Cash and Cash Equivalents, Beginning of Period	22,956	—

Cash and Cash Equivalents, End of Period	$35,056	$22,956

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Period for Interest	$159	$60

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Deferred Payment Due Seller as Part of REMEC Purchase,
Paid January 4, 2005	$—	$100

Dividends Declared and Payable	$581	$559

See accompanying notes to consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Consolidated Statements of Shareholders’ Equity

(Dollar Amounts in Thousands, Except Share Data)

	Common Shares
	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity
Balance at June 30, 2004	—	$—	$—	$—	$—

Net Contributions from Initial Private Offering of Common Shares, $0.01 Par Value	5,715,706	57	54,453	—	54,510
Costs Associated with Initial Private Offering	—	—	(966)	—	(966)

Balance at July 1, 2004 (Date of Commencement)	5,715,706	$57	$53,487	$—	$53,544

Share Subscriptions Received	—	—	932	—	932

Contributions from Additional Private Offering of Common Shares, $0.01 Par Value	103,093	1	999	—	1,000

Costs Associated with Additional Private Offering	—	—	(10)	—	(10)

Dividends Declared and Payable	—	—	—	(559)	(559)

Net Income	—	—	—	94	94

Balance at December 31, 2004	5,818,799	$58	$55,408	$(465)	$55,001

Net Income (Unaudited)	—	—	—	314	314

Dividends Declared and Payable (Unaudited)	—	—	—	(581)	(581)

Balance at March 31, 2005 (Unaudited)	5,818,799	$58	$55,408	$(732)	$54,734

See accompanying notes to consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

1.	Organization and Nature of Business

CB Richard Ellis Realty Trust (the “Company”) was formed on March 30, 2004 under the laws of the state of Maryland. CBRE Operating Partnership, L.P. (“CBRE OP”) was formed in Delaware on March 30, 2004, with the Company as the sole general partner (the “General Partner”). The Company intends to elect to be taxed as a Real Estate Investment Trust (“REIT”) under sections 856 through 860 of the Internal Revenue Code of 1986 as amended for its taxable year ended December 31, 2004. The Company was incorporated to raise capital and acquire ownership interests in high quality real estate assets including office, retail, industrial, and multi-family residential properties. CBRE OP was formed as a holding company for its direct investment interests in properties and other assets, as well as for the purpose of operating these investment interests. This structure is commonly known in the real estate industry as an umbrella partnership REIT.

On July 1, 2004, the Company commenced operations and issued 5,715,706 common shares of beneficial interest in connection with the initial capitalization of the Company. For each common share the Company issued, one common partnership unit in CBRE OP was issued to the Company in exchange for the cash proceeds from the issuance of the common shares. In addition, CBRE REIT Holdings LLC (“REIT Holdings”) an affiliate of CBRE Advisors LLC (the “Investment Advisor”), purchased 25,000 common units in CBRE OP as a limited partner. During October 2004, the Company issued an additional 103,093 common shares of beneficial interest to an unrelated third-party investor.

The Company operates in an umbrella partnership REIT structure in which its majority-owned subsidiary, CBRE OP, owns, directly or indirectly, substantially all of the properties acquired on behalf of the Company. The Company, as the sole general partner of CBRE OP, owns greater than 99% of the common partnership units therein. REIT Holdings, an affiliate of the Investment Advisor, holds the remaining interest through 25,000 common partnership units representing less than a 1% ownership interest in the total common partnership units. In exchange for services provided to the Company relating to its formation and future services, REIT Holdings also owns a Class B limited partnership interest and a Class C limited partnership interest in CBRE OP. Management of the Company’s day-to-day operations is delegated by the Company’s trustees to the Investment Advisor. The Investment Advisor is affiliated with the Company in that the two entities have common officers and trustees, some of whom also own equity interests in the Investment Advisor and the Company. All business activities of the Company are managed by the Investment Advisor.

2.	Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

Because the Company is the sole general partner of CBRE OP and has majority control over its management and major operating decisions, the accounts of CBRE OP are consolidated in the Company’s financial statements. The interests of REIT Holdings are reflected in minority interest in the accompanying Consolidated Financial Statements. All significant inter-company accounts and transactions are eliminated in consolidation.

Risks and Uncertainties

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

Segment Information

Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information”, established standards for disclosure about operating segments and related disclosure about products and services, geographic areas and major customers. The Company currently operates in one geographic area (the United States). The Company views its operations as one reportable segment, namely the acquisition, development, ownership, and operation of high quality real estate and the financial information disclosed herein represents all of the financial information related to this principal operating segment.

Cash Equivalents

The Company considers short-term investments with maturities of 90 days or less when purchased to be cash equivalents. As of March 31, 2005 and December 31, 2004, cash equivalents consisted of investments in a money market fund.

Investments in Real Estate

Our properties are stated at depreciated cost. Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives as follows:

Building and improvements	39 years
Tenant improvements	Shorter of the useful lives or the terms of the related leases

Improvements and replacements are capitalized when they extend the useful life, increase capacity, or improve the efficiency of the asset. Repairs and maintenance are charged to expense as incurred. As of December 31, 2004, the Company owned two real estate investments. On September 15, 2004, the Company purchased the REMEC Corporate Campus, located in San Diego, California, for approximately $26,666,000, with cash of $26,566,000, and an additional $100,000 paid in January of 2005. On November 3, 2004, the Company purchased 300 Constitution Drive, located in Taunton, Massachusetts, for approximately $19,806,000 with cash.

Impairment of Long-Lived Assets

The Company assesses whether there has been impairment in the value of its long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the future net cash flows, undiscounted and without interest, expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Management believes no impairment in the net carrying values of the investments in real estate has occurred.

Purchase Accounting for Acquisition of Investments in Real Estate

The Company applies purchase accounting to all acquired real estate investments. The fair value of the real estate is allocated to the acquired tangible assets, consisting primarily of land, building and tenant improvements and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases, value of tenant relationships and acquired ground leases, based in each case on their fair values. Loan premiums, in the case of above-market rate loans, or loan discounts, in the case of below-market loans, will be recorded based on the fair value of any loans assumed in connection with acquiring the real estate.

The fair value of the tangible assets of an acquired property is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land (or acquired ground lease if the land is

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

subject to a ground lease), building and tenant improvements based on management’s determination of the relative fair values of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases including leasing commissions, legal and other related costs.

In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases; and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases measured over a period equal to the remaining non-cancelable term of the lease and, for below-market leases over a period equal to the initial term plus any below-market fixed rate renewal periods. The capitalized below-market lease values, also referred to as acquired lease obligations, are amortized as an increase to rental income over the initial terms of the respective leases and any below-market fixed rate renewal periods.

The aggregate value of other acquired intangible assets, consisting of in-place leases and tenant relationships, is measured by the estimated cost of operations during a theoretical lease-up period to replace in-place leases including lost revenues and any unreimbursed operating expenses, plus an estimate of deferred leasing commissions for in-place leases. This aggregate value is allocated between in-place lease value and tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease; however, the value of tenant relationships has not been separated from in-place lease value for the real estate acquired as such value and its consequence to amortization expense is immaterial for these particular acquisitions. Should future acquisitions of properties result in allocating material amounts to the value of tenant relationships, an amount would be separately allocated and amortized over the estimated life of the relationship. The value of in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written-off.

Income Taxes

The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) for its taxable years ended December 31, 2005 and 2004. To qualify as a REIT, the Company must distribute annually at least 90% of its adjusted taxable income, as defined in the Code, to its shareholders and satisfy certain other organizational and operating requirements. The Company generally will not be subject to U.S. federal income taxes if it distributes 100% of its taxable income for each year to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to U.S. federal income taxes (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and to U.S. federal income taxes and excise taxes on its undistributed taxable income. The Company believes that it has met all of the REIT distribution and technical requirements for the period-ended December 31, 2004, and was not subject to any U.S. federal income taxes. Management intends to continue to adhere to these requirements and maintain the Company’s REIT status.

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases is recorded as deferred rent. Tenant reimbursements for real estate taxes and other recoverable costs are recognized in the period that the expenses are incurred. A provision for possible loss is made if the receivable balances related to contractual rent, rent recorded on a straight-line basis, and tenant reimbursements are considered to be uncollectible.

Offering Costs

In connection with the Company’s anticipated initial public offering, an affiliate of the Company will incur legal, accounting, and related costs which will be reimbursed to such affiliate by the Company upon completion of such public offering. Such costs will be deducted from the gross proceeds of the public offering and recorded as a reduction of additional paid-in-capital. The public offering costs incurred through March 31, 2005 and December 31, 2004 are presented on the Consolidated Balance Sheets as deferred offering costs and accrued offering costs. The affiliate, not the Company, will pay these costs in the event such public offering is not consummated.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during each period. The computation of diluted earnings per share further assumes the dilutive effect of stock options, stock warrants and contingently issuable shares, if any. In accordance with SFAS No. 128, “Earnings Per Share” such shares would be included in the dilutive earnings per share calculation under the treasury stock method.

New Accounting Pronoucements

In December 2004, the FASB issued SFAS No. 123 – Revised, “Shared Based Payment.” The statement establishes the standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. The statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. Public companies are required to apply the standard on a modified prospective method. Under this method, a company records compensation expense for all awards it grants after the date it adopts the standard. In addition, public companies are required to record compensation expense for the unvested portion of previously granted awards that remain outstanding at the date of adoption. During 2005, the Securities and Exchange Commission deferred the effective date of this statement until the first annual period beginning after June 15, 2005. The adoption of this statement is not expected to have a material impact on our financial position or results of operations.

3.	Acquisition of Real Estate

REMEC Corporate Campus (“REMEC”) was acquired for approximately $26,666,000 and 300 Constitution Drive (“300 Constitution”) was acquired for approximately $19,806,000, on September 15, 2004 and November 3, 2004, respectively. These property acquisitions are accounted for in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above and

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

below-market leases and the value of in-place leases and tenant relationships, if any, based in each case on their respective fair values. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

	REMEC	300 Constitution	Total
Land	$11,862	$5,591	$17,453
Building and Improvements	8,931	13,826	22,757
Tenant Improvements	3,218	733	3,951
Value of In-Place Leases	2,869	2,636	5,505
Below-Market Lease Value	(214)	(2,980)	(3,194)

Net Assets Acquired	$26,666	$19,806	$46,472

Building is depreciated over 39 years and Improvements, Value of In-Place Leases, and Below-Market Lease Values, are amortized over the remaining lease terms at the time of acquisition of 151 months for REMEC and 101 months for 300 Constitution Drive.

The following is a schedule of future amortization of acquisition related intangible assets for each of the next five years and thereafter as of December 31, 2004:

	In-Place Lease Value	Below-Market Lease Value
2005	$541,237	$(371,152)
2006	541,237	(371,152)
2007	541,237	(371,152)
2008	541,236	(371,152)
2009	541,236	(371,152)
Thereafter	2,680,674	(1,275,191)

	$5,386,857	$(3,130,951)

4.	Debt

On October 25, 2004, the Company issued a note payable secured by REMEC Corporate Campus for $13,250,000. Interest only payments are due monthly at a fixed rate of 4.79% per annum for the term of the note. The loan may be prepaid upon payment of a prepayment fee equal to the yield maintenance on the note or 1% of the principal. The principal balance on the note is due on November 2011. L.J. Melody and Company, an affiliate of the Investment Advisor, received a mortgage loan origination fee of approximately $112,000 which was paid at the time the note was issued.

On March 10, 2005, the Company issued a note payable secured by 300 Constitution Drive for $12,000,000. Interest only payments are due monthly at a fixed rate of 4.84% per annum for the term of the note. The loan may be prepaid after January 2006 upon payment of a prepayment fee equal to the yield maintenance on the note or 1% of the principal. The principal balance on the note is due on April 2012 and the loan can be extended for 3 years thereafter. L.J. Melody and Company, an affiliate of the Investment Advisor, received a mortgage loan origination fee of $90,000 which was paid at the time the note was issued.

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

The minimum principal payments due for the mortgage loans in each of the next five years and thereafter are as follows (in thousands):

2005	$—
2006	—
2007	—
2008	—
2009	—
Thereafter	25,250

$25,250

5.	Minimum Future Rents Receivable

The following is a schedule of minimum future cash rentals to be received on non-cancelable operating leases as of December 31, 2004 (in thousands):

2005	$3,504
2006	3,504
2007	3,504
2008	3,528
2009	3,536
Thereafter	25,421

$42,997

6.	Concentrations

Rental Revenue Concentrations

All of the Company’s rental revenues and tenant reimbursements, totaling approximately $1,033,000 for the period ended December 31, 2004, were generated from two tenants. REMEC Defense and Space Incorporated, the tenant in REMEC Corporate Campus, accounted for approximately $630,000, or 61%, of total revenues; and Chadwick’s of Boston, Incorporated, the tenant in 300 Constitution Drive, accounted for approximately $403,000, or 39%, of total revenues. The leases under which the tenants occupy the properties expire in April 2017 for the tenant in REMEC and March 2013 for the tenant in 300 Constitution.

Geographic Concentrations

At December 31, 2004, the Company owned two real estate investments, REMEC, located in San Diego, California, and 300 Constitution, located in Taunton, Massachusetts.

Concentrations of Credit Risk

The Company has two single tenant properties occupied by Chadwick’s of Boston, Inc. (a subsidiary of Pinault-Printemps-Redoute, PPR) and REMEC Defense and Space (a subsidiary of Chelton, Inc. in the United States of America which in turn is a subsidiary of Cobham, PLC, a United Kingdom based global aerospace conglomerate). The Consolidated Financial Information of PPR is filed with the Commission Des Operations En Bourse. The consolidated financial information of Cobham, PLC is

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

filed with the Financial Services Authority in the U.K. PPR is a publicly traded company on La Bourse De Paris. Cobham, PLC is a publicly traded company on the London Stock Exchange. The consolidated condensed financial information of the parent companies as of December 31, 2004 and 2003 and for the years then ended are as follows (dollars in thousands):

PPR Consolidated Condensed Balance Sheet Information (translated from Euros to United States dollars for the periods presented):

	Year Ended December 31,
	2004	2003
Current assets	$13,865,738	$13,947,475
Non-current assets	$17,237,206	$17,083,381
Current liabilities	$7,221,594	$8,700,942
Non-current liabilities	$12,521,920	$10,756,660
Minority interest	$232,281	$2,180,651

PPR Consolidated Condensed Statements of Operations Information (translated from Euros to United States dollars for the periods presented):

	Year Ended December 31,
	2004	2003
Net revenue	$32,813,072	$30,679,988
Operating income	$1,514,979	$1,238,242
Net income	$1,274,702	$811,809

Cobham, PLC Consolidated Condensed Balance Sheet Information (translated from British Pounds to United States dollars for the periods presented):

	Year Ended December 31,
	2004	2003
Current assets	$1,002,521	$868,613
Non-current assets	$1,212,811	$1,053,215
Current liabilities	$762,108	$606,781
Non-current liabilities	$475,262	$500,121
Minority interest	$2,111	$1,962

Cobham, PLC Consolidated Condensed Statements of Operations Information (translated from British Pounds to United States dollars for the periods presented):

	Year Ended December 31,
	2004	2003
Net revenue	$1,795,716	$1,356,704
Operating income	$229,990	$88,807
Net income	$154,728	$29,657

7.	Asset Management and Other Fees to Related Parties

Pursuant to the Company’s agreement between the Company, CBRE OP and the Investment Advisor, (the “Advisory Agreement”), the Investment Advisor and its affiliates will perform services relating to

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

the Company’s anticipated initial public offering and the management of its assets. Items of compensation and equity participation are as follows:

Initial Administration Fee

The Investment Advisor receives 1% of gross equity raised in offerings. For the period ended December 31, 2004, approximately $569,000 has been paid and has been reflected as a reduction to gross proceeds received from the initial private offerings of common shares. No additional equity has been raised through March 31, 2005.

Investment Management Fee to Related Party

The Investment Advisor receives an annual fee equal to 0.75% of the book value of the total assets, as defined in the Advisory Agreement, based on the assets of CBRE OP. The investment management fee will be calculated monthly based on the average of total assets, as defined, during such period. For the periods ended March 31, 2005 and December 31, 2004, approximately $134,000 (unaudited) and $230,000, respectively, of investment management fees were incurred.

Affiliate Equity Investment

During 2004, CBRE Investors purchased 225,000 common shares of beneficial interest in the Company for $9.70 per share in a private placement. During the period ended March 31, 2005, CBRE Investors sold 6,784 shares (unaudited) to employees and related parties.

REIT Holdings purchased 25,000 common partnership units in CBRE OP at $9.70 per unit in a private placement. In exchange for the services provided to the Company relating to its formation and future services, REIT Holdings owns a Class B limited partnership interest and a Class C limited partnership interest in CBRE OP. The Class B limited partnership interest will entitle REIT Holdings to distributions made by CBRE OP in an amount equal to (i) 20% of the distributions of earnings to the partners in excess of distributed earnings of 6% per annum of the aggregate purchase price paid for all outstanding common partnership units in CBRE OP; and (ii) 20% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (x) the costs of such disposition, (y) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (z) an amount equal to a 10% annual, uncompounded rate of return on such invested capital. A listing on a public exchange will be deemed a disposition of all properties for purposes of the interest. The Class C limited partnership interest will entitle REIT Holdings to a profits interest which has the right to receive distributions made by CBRE OP in amounts equal to (i) 3% of the aggregate distribution to the Class A partnership unit holders and the holder of the Class C limited partnership interest, and (ii) up to 3% of the net sales proceeds upon liquidation of the assets of CBRE OP. The Class B limited partnership interest is subject to redemption by the Company in the event of termination of the Investment Advisory agreement and the Class C limited partnership interest is subject to conversion by the Company into Class A common partnership units upon such termination. For the periods ended March 31, 2005 and December 31, 2004, REIT holdings earned approximately $18,000 (unaudited) and $17,000, respectively, relating to its Class C limited partnership interest in CBRE OP.

Management Services

Affiliates of the Investment Advisor may also provide leasing, brokerage, property management, or mortgage banking services for the Company. For the periods ended March 31, 2005 and December 31,

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

2004, L.J. Melody & Company, an affiliate of the Investment Advisor, received mortgage loan origination fees of approximately $90,000 (unaudited) and $112,000, respectively, which were paid at the time the notes were issued.

8.	Equity Incentive Plan and Performance Bonus Plan

Equity Incentive Plan

The Company has adopted a 2004 equity incentive plan. The purpose of the 2004 equity incentive plan is to provide the Company with the flexibility to use share options and other awards to provide a means of performance-based compensation. Key employees, directors, trustees, officers, advisors, consultants or other personnel of ours and our subsidiaries or other persons expected to provide significant services to us or our subsidiaries, including employees of the Investment Advisor, would be eligible to be granted share options, restricted shares, phantom shares, dividend equivalent rights and other share-based awards under the 2004 equity incentive plan. No awards of any kind have been made under this plan during the periods ended March 31, 2005 and December 31, 2004.

Performance Bonus Plan

The Company has adopted a 2004 performance bonus plan. Annual bonuses under the Company’s 2004 performance bonus plan are awarded by the Company’s Compensation Committee to selected key employees based on corporate factors or individual factors (or a combination of both). Subject to the provisions of the 2004 performance bonus plan, the Compensation Committee will (i) determine and designate those key employees to whom bonuses are to be granted; (ii) determine, consistently with the 2004 performance bonus plan, the amount of the bonus to be granted to any key employee for any performance period; and (iii) determine, consistently with the 2004 performance bonus plan, the terms and conditions of each bonus. Bonuses may be so awarded by the Compensation Committee prior to the commencement of any performance period, during or after any performance period. No bonus shall exceed 200% of the key employee’s aggregate salary for the year. The Compensation Committee may provide for partial bonus payments at target and other levels. Corporate performance hurdles for bonuses may be adjusted by the Compensation Committee in its discretion to reflect (i) dilution from corporate acquisitions and share offerings, and (ii) changes in applicable accounting rules and standards. The Compensation Committee may determine that bonuses shall be paid in cash or shares or other equity-based grants, or a combination thereof. The Compensation Committee may also provide that any such share grants be made under our 2004 equity incentive plan or any other equity-based plan or program we may establish. The Compensation Committee may provide for programs under which the payment of bonuses may be deferred at the election of the employee. No bonuses were awarded and no bonus related expenses were incurred by the Company during the periods ended March 31, 2005 and December 31, 2004.

9.	Shareholders’ Equity

During the period from July 1, 2004 (date of commencement) to December 31, 2004, the Company issued 5,818,799 common shares of beneficial interest. Funds from the sale of shares were subsequently invested in CBRE OP, with the Company holding 5,818,799 common operating partnership units of CBRE OP. REIT Holdings, an affiliate of the Investment Advisor, holds 25,000 common partnership units which creates the minority interest balance upon consolidation. CBRE OP has three classes of interest entitled the “Class A Interest,” (common partnership units), the “Class B Interest” and the “Class C Interest.” Common partnership units or new classes of Partnership Interests may be issued to

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

newly admitted partners in exchange for the contribution by such partners of cash, real estate partnership interests, stock, notes or other assets or consideration. A Class B Interest and Class C Interest were issued to REIT Holdings. The Class B Interest held by REIT Holdings is entitled to certain distributions, as described in Note 7, and as further described in the CBRE OP partnership agreement and is subject to certain transfer restrictions which are also described in the CBRE OP partnership agreement. The Class C Interest held by REIT Holdings is entitled to certain distributions, as described in Note 7, and as further described in the CBRE OP partnership agreement and is subject to certain transfer restrictions which are also described in the CBRE OP partnership agreement.

10.	Fair Value of Financial Instruments

The carrying amounts for cash, cash equivalents, accounts and other receivables, as well as accounts payable and accrued expenses approximate their fair value because of the short-term nature of these instruments. The fair value of long-term debt was estimated based on current interest rates available to the Company for debt instruments with similar terms and approximates the debt’s carrying value at March 31, 2005 and December 31, 2004.

11.	Subsequent Event

On June 15, 2005, a wholly owned subsidiary of CBRE Operating Partnership, L.P. (the “Buyer”) acquired the assets of Deerfield Commons I, LLC (the “Seller”) for approximately $19,540,000 (the “Acquisition”). The property is located in Alpharetta, Georgia, and includes a multi-tenant commercial office building of approximately 121,000 square feet of approximately 10.1 acres. In addition, the buyer also purchased an entitled land parcel from Deerfield Park, LLC (a related party of the seller) for approximately $2,260,000. The vacant land parcel did not have any operating activity of substance for inclusion in this statement of revenues and certain expenses.

Schedule III – Properties and Accumulated Depreciation (in thousands)

Description	Land	Building and Improvements	Total Costs	Accumulated Depreciation	Date of Acquisition
REMEC Corporate Campus	$11,862	$12,150	$24,012	$263	September 2004
300 Constitution Drive	$5,591	$14,560	$20,151	$184	November 2004

Report of Independent Registered

Public Accounting Firm

The Board of Trustees

CB Richard Ellis Realty Trust:

We have audited the accompanying statement of revenues and certain expenses of REMEC, Inc. Corporate Campus (the “Property”) for the period from April 14, 2003 (date of commencement as a rental property) to December 31, 2003. This statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses. This statement is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in Note 1, of the Property for the period from April 14, 2003 to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Los Angeles, California

September 15, 2004

REMEC, INC. CORPORATE CAMPUS

Statements of Revenues and Certain Expenses

	Six Months Ended June 30, 2004	Period from April 14, 2003 to December 31, 2003
	(Unaudited)
Revenues

Rent	$1,035,240	$1,445,711
Tenant Reimbursements:
Property Taxes	100,430	141,742
Management Fees	11,357	15,875

Total Revenues	1,147,027	1,603,328

Certain Expenses

Property Taxes	100,430	141,742
Management Fees	11,357	15,875

Total of Certain Expenses	111,787	157,617

Revenues in Excess of Certain Expenses	$1,035,240	$1,445,711

See Accompanying Notes to Statement of Revenues and Certain Expenses.

REMEC, INC. CORPORATE CAMPUS

Notes to Statements of Revenues and Certain Expenses

For the year ended December 31, 2003

(1)	Basis of Presentation

The accompanying statements of revenues and certain expenses relate to the operations of the property known as REMEC, Inc. Corporate Campus (the “Property”). The Property is located in San Diego, California and includes four research and development buildings.

The accompanying financial statements have been prepared for the period beginning on April 14, 2003, as the Property was not a rental property prior to this date, but was owned and operated by the tenant.

On September 15, 2004, WS Roscoe, LLC (the “Seller”) sold the Property to CBRE Operating Partnership, L.P. for approximately $26,666,000.

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of the Property for the period from April 14, 2003 to December 31, 2003 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization;

•	Interest;

•	U.S. Federal and state income taxes;

•	Other costs not directly related to the proposed future operations of the Property.

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2)	Summary of Significant Accounting Policies and Practices

Revenue Recognition—All leases are classified as operating leases with minimum rents, free rent periods (rent holidays) and any other lease inducements recognized on a straight-line basis over the terms of the leases.

Tenant reimbursements for real estate taxes and other recoverable costs are recognized in the period that the expenses are incurred.

Lease termination fees, if any, are recognized when the related leases are canceled and the landlord has no continuing obligation to provide services to such former tenants.

Use of Estimates—Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the statement of revenues and certain expenses of the Property in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Depreciation and Amortization—Historical depreciation and amortization expense is excluded from the accompanying statement of revenues and certain expenses of the Property as such amounts will not be comparable after the acquisition due to purchase accounting.

REMEC, INC. CORPORATE CAMPUS

Notes to Statements of Revenues and Certain Expenses

For the year ended December 31, 2003

(3)	Minimum Future Lease Rentals

The Property’s leases are non-cancelable operating leases and generally provide for minimum rent and reimbursement of a portion of Property expenses, including property taxes and management fees. Future minimum cash rentals to be received under the leases in effect as of December 31, 2003 are as follows:

Year ending December 31:
2004	$2,075,605
2005	2,111,484
2006	2,111,484
2007	2,111,484
2008	2,111,484
Thereafter	17,595,700

$28,117,241

(4)	Tenant Concentrations

The Property’s single net lease tenant is REMEC Defense and Space, a subsidiary of Chelton, Inc. in the United States of America which in turn is a subsidiary of Cobham, PLC, a United Kingdom based global aerospace conglomerate. The consolidated financial information of Cobham, PLC is filed with the Financial Services Authority in the U.K. Cobham, PLC is a publicly traded company on the London Stock Exchange. The consolidated condensed financial information for Cobham, PLC as of December 31, 2004 and 2003 and for the years then ended is a follows (dollars in thousands):

Cobham, PLC Consolidated Condensed Balance Sheet Information (translated from British Pounds to United States dollars for the periods presented):

	Year Ended December 31,
	2004	2003
Current assets	$1,002,521	$868,613
Non-current assets	$1,212,811	$1,053,215
Current liabilities	$762,108	$606,781
Non-current liabilities	$475,262	$500,121
Minority interest	$2,111	$1,962

Cobham, PLC Consolidated Condensed Statements of Operations Information (translated from British Pounds to United States dollars for the periods presented):

	Year Ended December 31,
	2004	2003
Net revenue	$1,795,716	$1,356,704
Operating income	$229,990	$88,807
Net income	$154,728	$29,657

REMEC, INC. CORPORATE CAMPUS

Notes to Statements of Revenues and Certain Expenses

For the year ended December 31, 2003

(5)	Commitments and Contingencies

The Property is subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

In connection with the ownership and operation of the real estate property, the Property may be potentially liable for costs and damages related to environmental matters. Management has not been notified by any governmental authority as to any non-compliance, liability or other claim, and management is not aware of any other environmental condition that management believes will have a material adverse effect on the Property’s results of operations.

(6)	Unaudited Interim Financial Information

The statement of revenues and certain expenses as of and for the six months ended June 30, 2004 is unaudited. In the opinion of management, such financial statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

Report of Independent Registered

Public Accounting Firm

The Board of Trustees

CB Richard Ellis Realty Trust:

We have audited the accompanying statements of revenues and certain expenses of 300 Constitution Drive (the “Property”) for the nine months ended September 30, 2004 and for the year ended December 31, 2003. These statements are the responsibility of the Property’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statements of revenues and certain expenses. These statements are not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statements referred to above present fairly, in all material respects, the revenues and certain expenses, as described in Note 1, of the Property for the nine months ended September 30, 2004 and for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Los Angeles, California

November 23, 2004

300 CONSTITUTION DRIVE

Statements of Revenues and Certain Expenses

	Nine Months Ended September 30, 2004	Year Ended December 31, 2003
Revenues
Rent	$1,044,867	$1,393,156
Tenant Reimbursements:
Property Taxes	117,641	145,479

Total Revenues	1,162,508	1,538,635

Expenses
Property Taxes	117,641	145,479

Total Certain Expenses	117,641	145,479

Revenues in Excess of Certain Expenses	$1,044,867	$1,393,156

See Accompanying Notes to Statements of Revenues and Certain Expenses.

300 CONSTITUTION DRIVE

Notes to Statements of Revenues and Certain Expenses

For the nine months ended September 30, 2004 and for the year ended December 31, 2003

(1)	Basis of Presentation

The accompanying statement of revenues and certain expenses relate to the operations of the property known as 300 Constitution Drive (the “Property”). The Property is located in Taunton, Massachusetts and is a 330,000 square foot warehouse/distribution building.

On November 3, 2004, Taunton Standish Corp. (the “Seller”) sold the Property to CBRE Operating Partnership, L.P. for $19,806,000.

The accompanying statements of revenues and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the year ended December 31, 2003 or for the nine month period from January 1, 2004 to September 30, 2004 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Property:

•	Depreciation and amortization;

•	Interest;

•	Management fee;

•	U.S. Federal and state income taxes; and

•	Other costs not directly related to the proposed future operations of the Property.

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2)	Summary of Significant Accounting Policies and Practices

Revenue Recognition – All leases are classified as operating leases with minimum rents, free rent periods (rent holidays) and any other lease inducements recognized on a straight-line basis over the terms of the leases.

Tenant reimbursements for real estate taxes and other recoverable costs are recognized in the period in which the expenses are incurred.

Lease termination fees, if any, are recognized when the related leases are canceled and the landlord has no continuing obligation to provide services to such former tenants.

Use of Estimates—Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the statement of revenues and certain expenses of the Property in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Depreciation and Amortization—Historical depreciation and amortization expense is excluded from the accompanying statement of revenues and certain expenses of the Property as such amounts will not be comparable after the acquisition due to purchase accounting.

300 CONSTITUTION DRIVE

Notes to Statements of Revenues and Certain Expenses

For the nine months ended September 30, 2004 and for the year ended December 31, 2003

(3)	Minimum Future Lease Rentals

The Property’s leases are non-cancelable operating leases and generally provide for minimum rent and reimbursement of certain Property expenses, including property taxes and management fees. Future minimum rentals to be received under the leases in effect as of September 30, 2004 are as follows:

Year ending December 31:
2004 (three months)	$348,150
2005	1,392,600
2006	1,392,600
2007	1,392,600
2008	1,417,350
2009	1,425,600
Thereafter	4,633,200

$12,002,100

(4)	Tenant Concentrations

The Property’s net lease tenant is Chadwick’s of Boston, Inc. (a subsidiary of Pinault-Printemps-Redaute, PPR), a Paris based global retailer. The consolidated financial information of PPR is filed with the Commission des Operations en Bourse. PPR is a publicly traded company on la Bourse de Paris. The consolidated condensed financial information for PPR as of December 31, 2004 and 2003 and for the years then ended is as follows (dollars in thousands):

PPR Consolidated Condensed Balance Sheet Information (translated from Euros to United States dollars for the periods presented):

	Year Ended December 31,
	2004	2003
Current assets	$13,865,738	$13,947,475
Non-current assets	$17,237,206	$17,083,381
Current liabilities	$7,221,594	$8,700,942
Non-current liabilities	$12,521,920	$10,756,660
Minority interest	$232,281	$2,180,651

PPR Consolidated Condensed Statements of Operations Information (translated from Euros to United States dollars for the periods presented):

	Year Ended December 31,
	2004	2003
Net revenue	$32,813,072	$30,679,988
Operating income	$1,514,979	$1,238,242
Net income	$1,274,702	$811,809

300 CONSTITUTION DRIVE

Notes to Statements of Revenues and Certain Expenses

For the nine months ended September 30, 2004 and for the year ended December 31, 2003

(5)	Commitments and Contingencies

The Property is subject to legal claims in the ordinary course of business as a property owner. Management believes that the ultimate settlement of any potential claims will not have a material impact on the Property’s results of operations.

In connection with the ownership and operation of the real estate property, the Property may be potentially liable for costs and damages related to environmental matters. Management has not been notified by any governmental authority to any non-compliance, liability or other claim, and Management is not aware of any other environmental condition that management believes will have a material adverse effect on the Property’s results of operations.

Report of Independent Registered

Public Accounting Firm

Board of Trustees of

CB Richard Ellis Realty Trust:

We have audited the accompanying statement of revenues and certain expenses of Deerfield Commons (the “Property”), for the year ended December 31, 2004. This statement is the responsibility of the Property’s management (“Management”). Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Management’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses. This statement is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1, of the Property for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Los Angeles, California

May 20, 2005

DEERFIELD COMMONS

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	Period from January 1, 2005 to March 31, 2005	Year Ended December 31, 2004
	(Unaudited)
Revenues:
Rental Revenue	$412,919	$1,555,177
Tenant Reimbursements	178,777	631,663
Other	7,642	13,537

Total Revenues	599,338	2,200,377

Certain Expenses:
Rental Property Operating and Maintenance	126,230	481,317
Property Taxes	55,020	155,297
Insurance	4,284	18,734
General and Administrative	54,978	182,809

Total Certain Expenses	240,512	838,157

Revenues in Excess of Certain Expenses	$358,826	$1,362,220

See accompanying notes to statements of revenues and certain expenses

DEERFIELD COMMONS

Notes to Statements of Revenues and Certain Expenses for the

Year Ended December 31, 2004

1.	BASIS OF PRESENTATION

The accompanying statements of revenues and certain expenses relate to the operations of Deerfield Commons (the “Property). The property is located in Alpharetta, Georgia, and includes a multi-tenant commercial office building of approximately 121,000 square feet and a commercially-zoned land parcel of approximately 10.057 acres.

On June 15, 2005, a wholly owned subsidiary of CBRE Operating Partnership, L.P. (the “Buyer”) acquired the assets of Deerfield Commons I, LLC (the “Seller”) for approximately $19,540,000 (the “Acquisition”). In addition, the buyer also purchased an entitled land parcel from Deerfield Park, LLC (a related party of the seller) for approximately $2,260,000. The vacant land parcel did not have any operating activity of substance for inclusion in this statement of revenues and certain expenses.

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of the Property for the year ended December 31, 2004, due to the exclusion of depreciation, amortization, interest, U.S. Federal and State income taxes, and other costs not directly related to the proposed future operations of the Property, which may not be comparable to the future operations of the Property.

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

Revenue Recognition—All leases are classified as operating leases with minimum rents, free rent periods (rent holidays) and any other lease inducements recognized on a straight-line basis over the terms of the leases.

Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period in which the expenses are incurred.

Lease termination fees, if any, are recognized when the related leases are canceled and the landlord has no continuing obligation to provide services to such former tenants.

Use of Estimates—Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the statement of revenues and certain expenses of the Property in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Depreciation and Amortization—Historical depreciation and amortization expense is excluded from the accompanying statement of revenues and certain expenses of the Property as such amounts will not be comparable after the Acquisition due to purchase accounting.

Improvements and replacements are capitalized when they extend the useful life, increase capacity, or improve the efficiency of the asset. Repairs and maintenance are charged to expense as incurred.

DEERFIELD COMMONS

Notes to Statements of Revenues and Certain Expenses for the

Year Ended December 31, 2004

Amortization of deferred loan costs and the interest expense on the Seller’s mortgage note payable associated with the Property have also been excluded from the accompanying statement because the mortgage note payable is not being assumed by the Buyer in the Acquisition.

3.	MINIMUM FUTURE LEASE RENTALS

The Property is subject to various non-cancelable operating lease agreements with tenants. As of December 31, 2004, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years and thereafter are as follows:

Year Ending December 31
2005	$1,572,619
2006	1,397,103
2007	1,421,647
2008	1,425,170
2009	1,467,805
Thereafter	1,879,425

$9,163,769

The leases also generally require reimbursement of the tenant’s proportional share of common area, real estate taxes and other operating expenses, which are not included in the future minimum amounts above.

4.	TENANT CONCENTRATIONS

For the year ended December 31, 2004, rent and tenant reimbursements from the three primary tenants of the Property represent approximately 48%, 17%, and 12%, respectively, of the Property’s total rental revenues and tenant reimbursements, under leases which expire in 2010, 2005, and 2012, respectively.

5.	RELATED PARTY TRANSACTIONS

Hines Management Inc. (“Hines”), the general partner of Deerfield Commons I, LLC, provides property management, leasing and development management services to the Property.

Hines is entitled to property management fees calculated based on 3% of the gross cash receipts of the Property, paid on a monthly basis. In addition, Hines is reimbursed for compensation paid to certain of its employees and direct out-of-pocket expenses. For the year ended December 31, 2004, Hines earned property management fees under this agreement of $69,958 from the Property. In addition, for the year ended December 31, 2004, Hines was reimbursed $127,658 from the Property, representing primarily the cost of on-site property management personnel incurred on behalf of the Property. These property management fees and expense reimbursements are included in general and administrative expense and rental property operating and maintenance expense, respectively.

6.	COMMITMENTS AND CONTINGENCIES

The Property is subject to legal claims in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims would not have a material impact on the Property’s results of operations.

DEERFIELD COMMONS

Notes to Statements of Revenues and Certain Expenses for the

Year Ended December 31, 2004

In connection with the ownership and operation of the real estate property, the Property may be potentially liable for costs and damages related to environmental matters, including asbestos-containing materials. The Property has not been notified by any governmental authority of any noncompliance, liability or other claim and the Property is not aware of any other environmental condition that management believes will have a material adverse effect on the Property’s results of operations.

7.	UNAUDITED INTERIM FINANCIAL INFORMATION

The statement of revenues and certain expenses as of and for the three months ended March 31, 2005 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for fair presentation of the results of this interim period. All such adjustments are of a normal recurring nature.

APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables (“Tables”) provide information relating to the real estate investment programs sponsored by CBRE Investors and its affiliates, all of which have investment objectives similar to ours. CBRE Investors’ previous programs and investments were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations in which CBRE REIT will be subject. In addition, CB Richard Ellis Realty Trust, or CBRE REIT, is CBRE Investors’ first publicly-offered investment program and CBRE Investors has never operated a REIT before. Because of these facts, investors in CBRE REIT should not assume that the prior performance of CBRE Investors will be indicative of CBRE REIT’s future performance.

The Tables below provide information on the performance of a number of private programs of CBRE Investors. This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

The inclusion of the Tables does not imply that we will make investments comparable to those reflected in the Tables or that investors in our shares will experience returns comparable to the returns experienced in the programs referred to in the Tables. In addition, you may not experience any return on your investment. If you purchase our shares, you will not acquire any ownership in any of the programs to which the Tables relate.

The following tables are included herein:

TABLE I Experience in Raising and Investing Funds

TABLE II Compensation to Sponsor

TABLE III Operating Results of Prior Programs

TABLE IV Results of Completed Programs

TABLE V Sales or Disposals of Properties.

Additional information relating to the acquisition of properties by CBRE Investors’ prior programs is contained in Table VI, which is included in Part II of the registration statement of which this prospectus is a part, which CBRE REIT has filed with the Securities and Exchange Commission. Copies of any and all such information will be provided to prospective investors at no charge upon request. See also “Questions and Answers About this Offering.”

Our determination as to which of CBRE Investors’ prior programs have investment objectives similar to ours was based primarily on the type of real estate in which the programs invested, whether through acquisitions or development of properties. Generally, we consider programs invested primarily in office, retail, multi-family and industrial properties to have investment objectives similar to ours. We consider programs with investments primarily in residential or resort properties not to have investment objectives similar to ours.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I provides a summary of the experience of CBRE Investors as a sponsor in raising and investing funds in programs for which the offerings have closed since July 1998. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested.

	Retail Enhancement Fund	Strategic Partners I	Strategic Partners II	Strategic Partners III	Global Innovation Partners (c)	Strategic Partners UK	Partenaires Bureaux	Commerces Rendement
Dollar amount committed	$42,500,000	$324,010,000	$300,900,000	$498,000,000	$526,315,789	$39,000,000	$22,053,447	$50,795,666
Dollar amount raised	$38,721,000	$324,010,000	$278,900,000	$122,000,000	$387,994,000	$38,881,447	$22,053,447	$18,999,886
Percentage amount raised (to committed) – %	91%	100.0%	93%	24%	74%	100%	100%	37%
Less offering expenses:
Selling commissions – $	$—	$—	$—	$—	$—	$—	$—	$—
Organizational expenses – $	$—	$500,000	$500,000	$600,000	$215,000	$227,560	$130,062	$210,172
Organizational expenses – %	0.00%	0.15%	0.17%	0.12%	0.04%	0.58%	0.59%	0.41%
Reserves – $	$—	$—	$—	$—	$—	$—	$—	$—
Percent available for investment – %	100.00%	99.85%	99.83%	99.88%	99.96%	99.42%	99.41%	99.59%

Acquisition & development costs:
Prepaid items & fees – $	$—	$—	$—	$—	$—	$—	$—	$—
Purchase price – $	$114,568,944	$525,595,746	$458,130,100	$305,847,000	$1,093,608,000	$153,811,489	$61,908,370	$29,214,824
Purchase price – %	295.88%	162.22%	164.26%	250.69%	281.86%	396%	281%	153.76%
Acquisition fees – $	$313,056	$—	$—	$—	$—	$—	$760,087	$756,686(d)
Acquisition fees – %	0.81%	0.00%	0.00%	0.00%	0.00%	0.00%	3.45%	3.98%
Other capitalized costs – $	$31,635,351	$52,434,254	$37,258,900	$661,000	$33,298,000	$2,904,082	$7,216,064	$1,628,804
Other capitalized costs – %	81.70%	16.18%	13.36%	0.54%	8.58%	7%	33%	9%
Total acq & dev costs $ (a)	$146,517,350	$578,030,000	$495,389,000	$306,508,000	$1,126,906,000	$156,715,571	$69,884,520	$31,600,314
Total acq & dev costs –%	378.39%	178.40%	177.62%	251.24%	290.44%	403%	316,89%	166.32%

Percent leveraged (b)	0.00%	38.00%	38.00%	56.00%	5.00%	60.00%	81.00%	70.00%

Date offering began	Jul-98	Mar-99	Mar-01	Feb-03	Feb-01	Aug-01	Sep 2001	Nov-03
Closing date	Jul-98	Apr-00	Dec-01	Dec-03	Feb-01	Oct-03	Oct 2001	Mar-04
Length of offering	n/a	14 Months	10 months	11 months	n/a	25 months	6 months	4 months
Months to invest 90% of amount available for investment	20 months	23 months	21 months	continuing	continuing	25 months	1 year	N/A

(a)	Total acquisition and development costs includes both debt and equity financed payments.
(b)	Percentage of total acquisition and development costs owned as of December 31, 2004 and financed with mortgage or other debt.
(c)	At December 31, 2004, the dollars used to purchase real estate and stock in operating companies included $848,004,018 in real estate and $278,902,000 in stock of operating companies.
(d)	Acquisition fees were paid to CBREI and to outside brokers for Commerces Rendement.

TABLE II

COMPENSATION TO SPONSOR

Table II summarizes the amount and type of compensation paid to CBRE Investors and its affiliates during the periods presented ending December 31, 2004 in connection with the ongoing operations of Prior Programs, the offerings of which have closed since July 1998.

	Retail Enhancement Fund	Strategic Partners I	Strategic Partners II	Strategic Partners III	Global Innovation Partners	Strategic Partners UK	Partenaires Bureaux	Commerces Rendement
Date offering commenced	Jul-98	Mar-99	Mar-01	Feb-03	Feb-01	Jul-01	Sep–01	Nov-03
Dollar amount raised	$38,721,000	$324,010,000	$278,900,000	$122,000,000	$387,994,000	$38,881,447	$22,053,447	$18,999,886
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—	—	—	—	—
Acquisition fees	313,056	—	—	—	—	—	$760,087	$493,753
Real estate commissions paid to affiliate	—	1,025,537	—	—	1,621,395	—	—	—
Advisory fees	—	—	—	—	—	—	—	—
Loan Origination Fees	—	826,628	—	—	—	—	—	—

Dollar amount of cash generated from operations before deducting payments to sponsor (a)	$4,925,403	$79,867,296	$38,134,057	$6,384,000	$78,904,344	$17,124,602	$7,866,540	$(17,878)

Amount paid to sponsor from operations:
Property mgmt fees	$—	$5,596,393	$2,511,332	$229,000	$1,179,394	$232,657	$—	$—
Construction supervision fees	—	679,387	304,951	—	60,750	—	—	—
Partnership & asset mgmt fees	701,630	17,252,941	8,166,479	5,013,000	24,638,399	3,082,678	1,572,148	233,868
Reimbursements	—	—	—	—	—	—	—	—
Leasing commissions	—	4,440,575	2,423,295	—	1,790,801	—	297,007	—
Other Fees	—	—	—	—	—	531,949	2,134	—

Dollar amount of cash generated from property sales and refinancing before deducting payments to sponsor(b)	$24,076,398	$200,381,718	$134,628,560	$3,730,000	$28,793,000	$46,241,980	$4,877,225	$297,007

Amount paid to sponsor from property sales and refinancing:
Real estate commissions paid to affiliate	$—	$1,335,704	$415,000	$—	$—	$—	$—	$—
Advisory disposition fees	$39,132	$—	$—	$—	$—	$—	$—	$—

(a)	Derived by adding the fees listed below this caption in the table to the operating cash flow, even though not all of the fees were necessarily paid out of operating cash flow; certain fees may have been paid out of loan proceeds.
(b)	Derived by adding the fees listed below this caption in the table to the cash generated from property sales.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III summarizes the operating results of the Prior Programs, the offerings of which have closed since July 1998. All figures are as of December 31, and for the five years ended December 31, 2004.

	Retail Enhance- ment Fund 2000	Retail Enhance- ment Fund 2001	Retail Enhance- ment Fund 2002	Retail Enhance- ment Fund 2003	Retail Enhance- ment Fund 2004	Strategic Partners I 2000	Strategic Partners I 2001	Strategic Partners I 2002	Strategic Partners I 2003
Gross revenues	$15,130,252	$15,743,311	$15,882,538	$13,143,044	$2,119,800	$13,052,000	$42,175,000	$55,364,000	$52,810,000
Profit (loss) on sale of properties	—	—	—	—		—	452,000	9,343,000	35,165,000
Less: Operating expenses	(8,373,604)	(8,387,681)	(9,427,465)	(8,016,975)	(1,674,820)	(7,189,000)	(19,523,000)	(26,368,000)	(27,187,000)
Interest expense	(6,212,701)	(5,867,521)	(5,192,338)	(2,933,928)	(430,172)	(4,260,000)	(8,265,000)	(10,594,000)	(10,316,000)
Unrealized appreciation (depreciation)	1,406,257	(1,811,549)	(17,956,918)	—		20,457,000	4,900,000	25,884,000	(13,462,000)
Other gain (loss)	—	—	—	2,297,287	(1,083,509)	—	—	—	—

Net income (loss) GAAP basis	$1,950,204	$(323,440)	$(16,694,183)	$4,489,428	$(1,068,701)	$22,060,000	$19,739,000	$53,629,000	$37,010,000

Taxable income (loss):
From operations	$(724,575)	$(545,212)	$(611,663)	$6,773,947	$(242,676)	$552,974	$10,318,876	$14,747,059	$22,390,755
From gain (loss) on sale	—	—	—	6,602,969	(4,022,415)	—	—	4,261,775	24,732,342

Net Income (loss) Tax basis	$(724,575)	$(545,212)	$(611,663)	$13,376,916	$(4,265,091)	$552,974	$10,318,876	$19,008,834	$47,123,097

Cash generated (deficiency) from operations	$1,066,688	$5,274,623	$(77,626)	$(3,333,394)	$290,290	$1,259,000	$13,573,000	$17,393,000	$10,518,000
Cash generated from sales	—	—	—	24,037,266	—	—	4,212,000	29,085,000	111,376,448
Cash generated from refinancing	—	—	—	—	10,412,306	—	—	—	—

Total cash generated from operations, acquisitions, sales, capital contributions and refinancing	$1,066,688	$5,274,623	$(77,626)	$20,703,872	$10,702,596	$1,259,000	$17,785,000	$46,478,000	$121,894,448

Less cash distributions to investors:
From operating cash flow	$—	$—	$—	$—	$—	$—	$(11,000,000)	$(17,393,000)	$(10,518,000)
From sales and refinancing	—	—	—	(17,790,000)	(10,000,000)	—	—	(36,827,000)	(61,186,167)

Cash generated (deficiency) after cash distributions	$1,066,688	$5,274,623	$(77,626)	$2,913,872	$702,596	$1,259,000	$6,785,000	$(7,742,000)	$50,190,281

Less: Special items (not including sales & refinancing)	—	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$1,066,688	$5,274,623	$(77,626)	$2,913,872	$702,596	$1,259,000	$6,785,000	$(7,742,000)	$50,190,281

Tax and Distribution Data Per $1,000 Invested
U.S. Federal Income Tax Results (tax basis)
Ordinary income (loss): from operations	$(27)	$(14)	$(16)	$175	$(6)	$10	$54	$47	$69
from recapture
Capital gain (loss)	—	—	—	171	(104)	—	—	13	76

Total taxable income (loss)	$(27)	$(14)	$(16)	$346	$(110)	$10	$54	$60	$145

Cash Distributions to Investors Source (GAAP)
from investment income	$—	$—	$—	$—	$—	$—	$(58)	$(127)	$(90)
from return of capital	—	—	—	(459)	(258)	—		(45)	(131)

Total Distributions on GAAP Basis	$—	$—	$—	$(459)	$(258)	$—	$(58)	$(172)	$(221)

Source – Cash Basis
Sales	$—	$—	$—	$(459)	$—	$—	$—	$(117)	$(189)
Refinancing	—	—	—
Operations	—	—	—	—	—	—	$(58)	(55)	(32)
Other	—	—	—		(258)

Total Distributions on Cash Basis	$—	$—	$—	$(459)	$(258)	$—	$(58)	$(172)	$(221)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					0%

	Strategic Partners I 2004	Strategic Partners II 2002	Strategic Partners II 2003	Strategic Partners II 2004	Strategic Partners III 2003	Strategic Partners III 2004	Global Innov. Partner Fund 2001	Global Innov. Partner Fund 2002	Global Innov. Partner Fund 2003	Global Innov. Partner Fund 2004
Gross revenues	$34,254,000	$6,851,000	$48,037,000	$43,995,000	$—	$9,867,000	$12,000	$22,096,000	$57,958,000	81,194,000
Profit (loss) on sale of properties	4,627,000	—	—	52,723,000	—	2,128,000	—	—	—	14,632,000
Less: Operating expenses	(23,252,000)	(6,045,000)	(26,177,000)	(27,212,000)	(819,000)	(8,111,000)	(5,718,000)	(15,076,000)	(22,220,000)	(31,631,000)
Interest expense	(7,785,000)	(1,127,000)	(8,367,000)	(8,093,000)	—	(3,554,000)	—	(6,138,000)	(11,000,000)	(21,196,000)
Unrealized appreciation (depreciation)	12,999,000	2,075,000	52,313,000	21,051,000	—	3,702,000	—	(15,000,000)	15,764,000	47,641,000
Other gain (loss)		—	—		—		—	—	—	103,310,000

Net income (loss) GAAP basis	$20,843,000	$1,754,000	$65,806,000	$82,464,000	$(819,000)	$4,032,000	$(5,706,000)	$(14,118,000)	$40,502,000	$193,950,000

Taxable income (loss):
From operations	$405,082	$580,574	$6,678,142	$22,290,191	$(229,170)	$(971,129)	$(5,527,263)	$(368,596)	$17,694,709	$24,200,056
From gain (loss) on sale	7,818,294	—	—	33,327,365	—		—	—	(15,000,000)	14,898,723

Net Income (loss) Tax basis	$8,223,376	$580,574	$6,678,142	$55,617,556	$(229,170)	$(971,129)	$(5,527,263)	$(368,596)	$2,694,709	$39,098,779

Cash generated (deficiency) from operations	$9,155,000	$2,080,000	$9,314,000	$13,334,000	$(725,000)	$1,867,000	$(4,033,000)	$6,035,000	$26,348,000	$22,885,000
Cash generated from sales	54,372,566	—	—	134,213,560	—	3,730,000	—	—	—	28,793,000
Cash generated from refinancing	—	—	—	—	—	—	—	—	—	91,862,000

Total cash generated from operations, acquisitions, sales, capital contributions and refinancing	$63,527,566	$2,080,000	$9,314,000	$147,547,560	$(725,000)	$5,597,000	$(4,033,000)	$6,035,000	$26,348,000	$143,540,000

Less cash distributions to investors:
From operating cash flow	$(9,155,000)	$—	$(11,408,000)	$(13,334,000)	$—	$—	$—	$(4,390,000)	$(21,254,000)	$(17,850,000)
From sales and refinancing	(80,045,000)	—	—	(124,236,000)	—	—	—	—	(55,921,000)	(173,066,000)

Cash generated (deficiency) after cash distributions	$(25,672,434)	$2,080,000	$(2,094,000)	$9,977,560	$(725,000)	$5,597,000	$(4,033,000)	$1,645,000	$(50,827,000)	$(47,376,000)

Less: Special items (not including sales & refinancing)	—	—	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(25,672,434)	$2,080,000	$(2,094,000)	$9,977,560	$(725,000)	$5,597,000	$(4,033,000)	$1,645,000	$(50,827,000)	$(47,376,000)

Tax and Distribution Data Per $1,000 Invested
U.S. Federal Income Tax Results (tax basis)
Ordinary income (loss): from operations	$1	$5	$27	$81	$(344)	$(19)	$(173)	$(3)	$65	$44
from recapture
Capital gain (loss)	24	—	—	121	—	—	—	—	(55)	27

Total taxable income (loss)	$25	$5	$27	$202	$(344)	$(19)	$(173)	$(3)	$10	$71

Cash Distributions to Investors Source (GAAP)
from investment income	$(72)	$—	$(47)	$(155)	$—	$—	$—	$(41)	$(78)	$(31)
from return of capital	(203)	—		(345)					(205)	(313)

Total Distributions on GAAP Basis	$(275)	$—	$(47)	$(500)	$—	$—	$—	$(41)	$(283)	$(344)

Source – Cash Basis
Sales	$(247)	$—	$—	$(451)	$—	$—	$—	$—	$(205)	$(312)
Refinancing
Operations	(28)	—	(47)	(49)	—	—	—	(41)	(78)	(32)
Other

Total Distributions on Cash Basis	$(275)	$—	$(47)	$(500)	$—	$—	$—	$(41)	$(283)	$(344)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table	60%			78%		99%				65%

	Strategic Partners UK	Strategic Partners UK	Strategic Partners UK	Strategic Partners UK	Partenaires Bureaux	Partenaires Bureaux	Partenaires Bureaux	Partenaires Bureaux	Commerces Rendement
	2001	2002	2003	2004	2001	2002	2003	2004	2004
Gross revenues	$744,082	$2,954,260	$10,656,415	$16,554,714	$493,303	$5,251,889	$7,413,922	$9,212,072	$4,319,574
Profit (loss) on sale of properties	—	95,943	75,728	16,216,209	—	811,070	1,513,632	250,981	—
Less: Operating expenses	(195,793)	(516,970)	(2,052,081)	(3,743,085)	(337,115)	(3,556,949)	(4,133,733)	(5,705,205)	(4,488,108)
Interest expense	(51,909)	(1,394,910)	(3,947,578)	(5,061,750)	(161,156)	(3,265,747)	(4,220,842)	(4,450,110)	(569,159)
Realized/unrealized appreciation (depreciation)	—	1,282,466	2,265,001	5,660,791	(142,746)	(293,068)	(411,381)	(365,182)	—
Other gain (loss)	—	—	—	—	—	—	—	—	—

Net income (loss) GAAP basis	$496,380	$2,420,789	$6,997,485	$29,626,879	$(147,714)	$(1,052,805)	$161,598	$(1,057,444)	$(737,693)

Taxable income (loss):
From operations	$250,950	$1,555,793	$4,906,113	$8,137,373	$—	$(3,170,991)	$(68,222)	$(1,595,007)	$(737,693)
From gain (loss) on sale	—	108,765	335,599	16,186,917	—	—	—	—	—

Net Income (loss) Tax basis	$250,950	$1,664,558	$5,241,712	$24,324,290	$—	$(3,170,991)	$(68,222)	$(1,595,007)	$(737,693)

Cash generated (deficiency) from operations	$147,153	$1,766,570	$3,241,204	$8,122,501	$240,612	$2,570,387	$1,697,774	$3,357,767	$(251,746)

Cash used in acquisitions
Cash generated from sales	$—	$480,594	$3,374,078	$42,387,308	$—	$2,178,409	$1,531,855	$1,166,961	$—
Cash generated from capital contributions	—	—	—	—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—	—	—	—	—

Total cash generated from operations, acquisitions, sales, capital contributions and refinancing	$147,153	$2,247,164	$6,615,282	$50,509,809	$240,612	$4,748,796	$3,229,629	$4,524,728	$(251,746)

Less cash distributions to investors:
From operating cash flow	$—	$—	$—	$(6,515,103)	$—	$—	$—	$(1,206,298)	$—
From sales and refinancing	—	(1,532,994)	(1,882,475)	(38,934,289)	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$147,153	$714,170	$4,732,807	$5,060,417	$240,612	$4,748,796	$3,229,629	$3,318,430	$(251,746)

Less: Special items (not including sales & refinancing)	—		—	—	—	—	—		—

Cash generated (deficiency) after cash distributions and special items	$147,153	$714,170	$4,732,807	$5,060,417	$240,612	$4,748,796	$3,229,629	$3,318,430	$(251,746)

Tax and Distribution Data Per $1,000 Invested
U.S. Federal Income Tax Results
Ordinary income (loss): from operations	$99	$97	$127	$172	$—	$(200)	$(3)	$(55)	$(83)
from recapture	—	—	—	—	—	—	—	—	—
Capital gain (loss)	—	7	9	342	—	—	—	—	—

Total taxable income (loss)	$99	$104	$136	$514	$—	$(200)	$(3)	$(55)	$(83)

Cash distributions to investors:
Source (on GAAP basis):
from investment income	$—	$(95)	$(49)	$(402)	$—	$—	$—	$(41)	$—
from return of capital	—	—	—	(557)	—	—	—	—	—

Total distributions on GAAP basis	$—	$(95)	$(49)	$(959)	$—	$—	$—	$(41)	$—

Source – Cash Basis
Sales	$—	$(95)	$(49)	$(821)	$—	$—	$—	$—	$—
Refinancing	—	—	—		—	—	—	—	—
Operations	—	—	—	(138)	—	—	—	(41)	—
Other	—	—	—		—	—	—	—	—

Total Distributions on Cash Basis	$—	$(95)	$(49)	$(959)	$—	$—	$—	$(41)	$—

Amounts (in percentage terms) remaining invested in program properties at the end of the last year reported in the table				46%				88%	100%

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Retail Enhancement Program
Program Name
Dollar Amount Raised	$38,720,655
Number of Properties Purchased	4
Day of Closing of Offering	7/31/1998
Date of First Sale of Property	10/3/2003
Date of Final Sale of Property (a & b)	6/30/2004

Tax and Distribution Data per $1,000 Investment Through
U.S. Federal Income Tax Results
Ordinary income (loss)
from operations	$164
from recapture	–
Capital Gain (loss)	$67
Deferred Gain
Capital	–
Ordinary	–

Cash Distribution to Investors
Source (GAAP basis)
Investment Income	–
Return of capital	$(865)
Source (on cash basis)
Sales	$(718)
Refinancing	–
Operations	–
Other	$(147)

(a)	On November 20, 2003, the partnership entered into the first amendment to the partnership agreement. In accordance with the partnership amendment the Partnership assigned and conveyed all of its limited partnership interests in Old Hyde Park LP to Madison Realty Partnership LP (MRPLP) and distributed $1 million to the Fund.
(b)	The two remaining partnership interests in Broadway Market Properties, LP & 290 Sutter LP were acquired by MRPLP on June 28, 2004 at carrying value totaling 10,412,000. Carrying value for this presentation is defined as the partnership share of fair market value, less debt, plus or minus operating prorations.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents summary information on the results of sales or disposals of properties from the Prior Programs during the four years ended December 31, 2004. The table includes information about the sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gains or loss from the sales and the cash flow from operations of the properties.

				Selling Price, Net of Closings Costs and GAAP Adjustments				Cost of Properties Including Closing and Soft Costs
			+	+	+	+ or -	=	+	+	=		+	-	=
Property	Date Acquired	Date of Sale	Cash Received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken ack by program	Adjustments resulting from application of GAAP	Total	Original Mortgage Financing	Total acquisition cost, capital improvements and soft costs	Total(1)	Excess (deficiency) of property operating cash receipts over cash expenditures	Taxable Gain (Loss)	Capital Gain (Loss)	Ordinary Gain (Loss)

Retail Enhancement Fund:
Marketplace at Birdcage	Jan-00	Oct-03	$24,037,266	$28,213,048	$—	$—	$52,250,314	$19,825,000	$26,710,737	$46,535,737	$2,088,041	$6,602,969	$6,602,969	$—

			$24,037,266	$28,213,048	$—	$—	$52,250,314	$19,825,000	$26,710,737	$46,535,737	$2,088,041	$6,602,969	$6,602,969	$—

CBRE Strategic Partners I
550 West Adams	Nov-00	May-01	$4,212,000	$—	$—	$—	$4,212,000	$—	$3,760,000	$3,760,000	$59,000	$—	$—	$—
555 West Monroe	Nov-00	Oct-02	29,085,000	—	—	—	29,085,000	—	22,939,000	22,939,000	3,265,320	4,261,775	4,261,775	—
Bridgeview Tower – participating loan	Apr-00	2002-03	38,755,000	—	—	—	38,755,000	—	23,189,000	23,189,000	4,462,334	1,884,607	—	1,884,607
Ontario Gateway I	Dec-01	Oct-03	29,621,000	21,467,000	—	—	51,088,000	21,468,000	19,647,000	41,115,000	103,637	10,673,622	10,673,622	—
Ontario Gateway II	Jun-02	Oct-03	10,265,000	8,586,000	—	—	18,851,000	8,587,000	6,550,000	15,137,000	(922,894)	3,849,649	3,849,649	—
1300 West Holt	Apr-00	Dec-03	8,909,000	7,499,000	—	—	16,408,000	—	15,383,000	15,383,000	(202,074)	1,828,570	1,828,570	—
3 Hutton Centre	Jul-01	Dec-03	21,325,448	18,084,000	—	—	39,409,448	—	34,076,000	34,076,000	2,708,715	6,495,894	6,495,894	—
Park Alexandria – participating loan	Nov-05	2003-04	18,385,000	—	—	—	18,385,000	—	14,548,000	14,548,000	4,915,294	—	—	—
303 W. Madison	Nov-00	Dec-04	38,488,566	23,900,000	—	—	62,388,566	—	58,847,731	58,847,731	6,852,455	7,818,294	7,818,294	—

Total CBRE Strategic Partners I			$199,046,014	$79,536,000	$—	$—	$278,582,014	$30,055,000	$198,939,731	$228,994,731	$21,241,787	$36,812,411	$34,927,804	$1,884,607

CBRE Strategdic Partners II
Airport Mission Business Park	Sep-02	Jun-04	$21,595,088	$17,371,520	$—	$—	$38,966,608	$—	$28,281,519	$28,281,519	$(2,431,982)	$11,569,871	$11,569,871	$—
1900 S. Burgundy	Oct-02	Dec-04	21,730,136	—	—	—	21,730,136	—	14,128,299	14,128,299	2,420,364	8,151,212	8,151,212	—
Kaiser Gateway I	Jun-03	Dec-04	23,862,336	12,071,735	—	—	35,934,071	—	22,846,423	22,846,423	(1,766,891)	13,606,282	13,606,282	—
The Montebello – participating loan	Mar-02	2004	8,540,000	—	—	—	8,540,000	—	4,357,000	4,357,000	324,681	—	—	—
The Metropolitan – participating loan	Jun-02	2004	58,486,000	—	—	—	58,486,000	—	41,321,000	41,321,000	6,128,861	—	—	—
			—	—	—	—	—	—	—	—	—	—	—	—

			$134,213,560	$29,443,255	$—	$—	$163,656,815	$—	$110,934,241	$110,934,241	$4,675,033	$33,327,365	$33,327,365	$—

CBRE Strategic Partners III
Buckhead Grand – participating loan	Jun-04	2004	$3,730,000	$—	$—	$—	$3,730,000	$—	$1,602,000	$1,602,000	$564,317	$—	$—	$—

Global Innovation Partners(2)
Miami Data Center/PSI NET	Jun-03	Mar-04	$7,482,000	$—	$—	$—	$7,482,000	$—	$3,503,000	$3,503,000	$(551,084)	$4,073,721	$—	$4,073,721
System Management Specialist – Equity	Jul-03	Apr-04	12,703,000	—	—	—	12,703,000	—	7,030,000	7,030,000	—	5,672,660	—	5,672,660
2500 Marsh Lane	Jul-03	Apr-04	8,608,000	5,000,000	—	—	13,608,000	—	8,629,000	8,629,000	678,432	5,152,342	—	5,152,342
Univision Tower	Jan-02	Nov-04	52,154,557	56,561,714	—	—	108,716,271	59,512,286	37,051,122	96,563,408	17,938,547	—	—	—
36 NE Second Street	Jan-02	Nov-04	17,300,293	17,802,950	—	—	35,103,243	20,098,251	11,115,548	31,213,799	9,816,855	—	—	—
Camperdown House	Jul-02	Nov-04	17,074,038	23,079,105	—	—	40,153,143	22,186,535	13,664,851	35,851,386	4,885,218	—	—	—
Hudson Corporate Center	Nov-02	Nov-04	26,002,846	42,772,500	—	—	68,775,346	—	57,768,064	57,768,064	11,151,954	—	—	—
2334 Lundy Place	Dec-02	Nov-04	16,738,251	19,250,000	—	—	35,988,251	—	28,751,849	28,751,849	5,285,535	—	—	—
Ardenwood Corporate Park	Jan-03	Nov-04	38,964,263	38,000,000	—	—	76,964,263	—	60,132,297	60,132,297	9,632,412	—	—	—
2440 Marsh Lane	Jan-03	Nov-04	7,207,606	7,750,000	—	—	14,957,606	—	12,436,834	12,436,834	2,078,289	—	—	—
ASM Lithography Training Facility	May-03	Nov-04	11,376,810	13,965,388	—	—	25,342,198	—	22,534,279	22,534,279	2,207,663	—	—	—
AT&T Web Hosting Facility	Jun-03	Nov-04	$6,588,811	$8,775,000	$—	$—	$15,363,811	$—	$13,661,499	$13,661,499	$1,193,212	$—	$—	$—

				Selling Price, Net of Closings Costs and GAAP Adjustments				Cost of Properties Including Closing and Soft Costs
			+	+	+	+ or -	=	+	+	=		+	-	=
Property	Date Acquired	Date of Sale	Cash Received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original Mortgage Financing	Total acquisition cost, capital improvements and soft costs	Total(1)	Excess (deficiency) of property operating cash receipts over cash expenditures	Taxable Gain (Loss)	Capital Gain (Loss)	Ordinary Gain (Loss)
Brea Data Center	Aug-03	Nov-04	3,914,827	7,612,500	—	—	11,527,327	—	10,250,098	10,250,098	1,203,193	—	—	—
Granite Tower	Sep-03	Nov-04	16,063,896	21,645,000	—	—	37,708,896	—	33,530,746	33,530,746	2,687,797	—	—	—
Maxtor Mfg. Facility	Sep-03	Nov-04	13,156,030	18,000,000	—	—	31,156,030	—	27,703,938	27,703,938	3,040,422	—	—	—
Stanford Place II	Oct-03	Nov-04	17,645,313	26,000,000	—	—	43,645,313	—	38,809,407	38,809,407	1,319,457	—	—	—
100 Technology Center Drive	Feb-04	Nov-04	23,000,416	20,000,000	—	—	43,000,416	—	38,235,965	38,235,965	1,697,696	—	—	—
The Siemens Building	Apr-04	Nov-04	6,642,081	12,900,000	—	—	19,542,081	—	17,376,816	17,376,816	637,269	—	—	—
Carrier Center	May-04	Nov-04	28,949,117	56,139,800	—	—	85,088,917	—	75,661,055	75,661,055	2,502,744	—	—	—
Lafayette Data Center	May-04	Nov-04	22,759,865	45,000,000	—	—	67,759,865	—	60,252,064	60,252,064	1,907,758	—	—	—
Converse Tech	Jun-04	Nov-04	22,136,065	43,500,000	—	—	65,636,065	—	58,363,581	58,363,581	1,095,898	—	—	—
Webb @ LBJ	Aug-04	Nov-04	17,732,904	34,387,500	—	—	52,120,404	—	46,345,457	46,345,457	63,764	—	—	—
Above Net Data Center	Sept-04	Nov-04	14,056,636	27,375,000	—	—	41,431,636	—	36,841,005	36,841,005	46,931	—	—	—
eBay Sacramento	Oct-04	Nov-04	4,471,918	7,950,000	—	—	12,421,918	—	11,045,568	11,045,568	(95,957)	—	—	—

TOTAL			$412,729,543	$553,466,457	$—	$—	$966,196,000	$101,797,072	$730,694,043	$832,491,115	$80,424,005	$14,898,723	$—	$14,898,723

Strategic Partners UK(3)
MCG Group, Ltd.	Oct-01	Jun-02	$480,594	$1,057,200	$—	$—	$1,537,794	$1,021,133	$420,719	$1,441,852	$61,873	$108,765	$—	$—
The Delphi	Apr-03	Dec-03	3,374,078	8,921,399	—	—	12,295,477	8,921,399	3,298,350	12,219,749	719,959	335,599	—	—
Toplin House – Brixton	Oct-01	Dec-04	6,038,686	3,955,582	—	—	9,994,268	3,277,654	2,376,269	5,653,923	1,531,307	3,853,648	—	—
UK House	Oct-01	Dec-04	1,120,466	5,274,108	—	—	6,394,574	4,369,445	3,169,252	7,538,697	1,752,324	—	—	—
Burrows Building	Oct-01	Dec-04	2,247,369	2,637,055	—	—	4,884,424	2,185,862	1,583,487	3,769,349	581,728	787,994	—	—
Gateway House	Sept-02	Dec-04	2,528,698	5,106,022	—	—	7,634,720	4,284,645	3,067,398	7,352,043	1,000,162	—	—	—
Arkgrove House	Mar-03	Dec-04	2,182,400	3,000,471	—	—	5,182,871	2,651,476	1,615,150	4,266,626	563,872	687,598	—	—
Berwick House	Apr-03	Dec-04	5,073,100	8,494,485	—	—	13,567,585	7,577,078	3,422,398	10,999,476	1,189,187	2,066,346	—	—
Variety House	Apr-03	Dec-04	3,049,076	7,014,800	—	—	10,063,876	6,257,200	2,374,009	8,631,209	938,147	1,070,515	—	—
Highlight Retail park	Apr-03	Dec-04	11,568,930	10,049,524	—	—	21,618,454	8,964,173	4,980,373	13,944,546	946,179	7,027,661	—	—
Pilot HQ	July-03	Dec-04	4,507,839	7,097,005	—	—	11,604,844	6,782,707	3,905,412	10,688,119	832,788	443,167	—	—
Tramlink Park, Merton	Feb-04	Dec-04	4,070,746	6,376,331	—	—	10,447,077	6,376,331	3,277,263	9,653,594	183,468	249,988	—	—

TOTAL			$46,214,982	$68,983,982	$—	$—	$115,225,964	$62,669,103	$33,490,080	$96,159,183	$10,300,994	$16,631,281	$—	$—

Partenaires Bureaux
Metropolitan – Parking	Mar-02	Jul-02	$2,181,252	$3,733,349	$—	$—	$5,914,601	$3,733,349	$1,370,606	$5,103,955	$12,627	$—	$—	$—
Metropolitan – Residences	Mar-02	2003-04	2,695,973	3,359,331	—	—	6,055,304	2,800,012	1,605,638	4,405,650	6,401	—	—	—

TOTAL			$4,877,225	$7,092,680	$—	$—	$11,969,905	$6,533,361	$2,976,244	$9,509,605	$19,028	$—	$—	$—

(1)	Total acquisition cost has been adjusted based on the year of sale currency conversion rate.
(2)	Global Innovation Partners contributed its ownership interests in 21 investments in real estate to Digital Realty Trust (“OP”) on November 3, 2004 in exchange for cash and limited partnership interests in the OP.
(3)	2004 taxable gain is an estimate for Strategic Partners UK.

APPENDIX B

SUBSCRIPTION AGREEMENT

To:	CB Richard Ellis Realty

Trust 865 South Figueroa Street, Suite 3500

Los Angeles, California 90017

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of common shares of beneficial interest (“Shares”) of CB Richard Ellis Realty Trust, a Maryland real estate investment trust (“Company”), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to “CB Richard Ellis Realty Trust.”

I hereby acknowledge receipt of the Prospectus of the Company dated                     , 2005 (as amended from time to time, the “Prospectus”). I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. Sale of Shares pursuant to this Subscription Agreement will not be effective until at least five business days after the date I have received a final prospectus and until I have received a confirmation of purchase.

Prospective investors should be aware that:

(a)	The assignability and transferability of the Shares is restricted and will be governed by the Company’s Declaration of Trust and Bylaws and all applicable laws as described in the Prospectus.

(b)	Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c)	There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

(d)	Prospective investors should understand the risks associated with an investment in the Shares, as described in the Prospectus, prior to submitting this Subscription Agreement.

SPECIAL NOTICES

FOR CALIFORNIA RESIDENTS ONLY

CONDITIONS RESTRICTING TRANSFER OF SHARES

Section 260.141.11 Restrictions on Transfer:

a.	The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

b.	It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

(i)	to the issuer;

(ii)	pursuant to the order or process of any court;

(iii)	to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

(iv)	to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(v)	to holders of securities of the same class of the same issuer;

(vi)	by way of gift or donation inter vivos or on death;

(vii)	by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

(viii)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(ix)	if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(x)	by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(xi)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(xii)	by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(xiii)	between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

(xiv)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(xv)	by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(xvi)	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

(xvii)	by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

FOR MAINE, MASSACHUSETTS, MINNESOTA,

MISSOURI AND NEBRASKA RESIDENTS ONLY

In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five days of the date of subscription.

REGISTRATION OF SHARES

The following requirements have been established for the various types of ownership in which Shares may be held and registered. Subscription Agreements must be executed and supporting material must be provided in accordance with these requirements.

1.	Individual Owner: One signature required.

2.	Joint Tenants with Right of Survivorship: Each joint tenant must sign.

3.	Tenants in Common: Each tenant in common must sign.

4.	Community Property: Only one investor must sign.

5.	Pension or Profit Sharing Plans: The trustee must sign the Signature Page.

6.	Trust: The trustee must sign. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7.	Partnership: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Signature Page. In the case of an investment by a general partnership, all partners must sign.

8.	Corporation: An authorized officer must sign. The Subscription Agreement must be accompanied by a certified copy of the resolution of the Board of Directors designating the executing officer as the person authorized to sign on behalf of the corporation and a certified copy of the Board’s resolution authorizing the investment.

9.	IRAs, IRA Rollovers And Keoghs: The officer (or other authorized signer) of the bank, trust company, or other fiduciary of the account must sign. The address of the bank, trust company or other fiduciary must be provided in order to receive checks and other pertinent information regarding the investment.

10.	Uniform Gift to Minors Act (UGMA) or Uniform Transfers to Minors Act (UTMA): The person named as the custodian of the account must sign. (This may or may not be the minor’s parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

INSTRUCTIONS TO SIGNATURE PAGE

Please refer to the following instructions in completing the Signature Page contained below. Failure to follow these instructions may result in the rejection of your subscription.

1.	Investment. A minimum investment of $10,000 is required, except for certain states which require a higher minimum investment. A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF “CB RICHARD ELLIS REALTY TRUST.” Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the sale was made.

2.	Type Of Ownership. Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

3.	Registration Name And Address. Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5, the investor is certifying that the taxpayer or social security number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

4.	Investor Name And Address. Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 3. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birthdate and occupation of the beneficial owner of the trust.

5.	Subscriber Signatures. Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES ARE NOT REQUIRED TO BE NOTARIZED.

6.	Suitability. Please complete this Section so that the Company and your Broker-Dealer can assess whether your subscription is suitable given your financial condition and investment objectives. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

7.	Dividend Reinvestment Plan. By electing the Dividend Reinvestment Plan, the investor elects to reinvest 100% of cash dividends otherwise payable to such investor in Shares of the Company. If cash dividends are to be sent to an address other than that provided in Section 4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

8.	Broker-Dealer. This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 8 including suitability certification.

9.	Signature Page Must Be Signed By An Authorized Representative. The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements may be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL CB RICHARD ELLIS REALTY TRUST AT (213) 683-4222.

Special Instructions:

CB RICHARD ELLIS REALTY TRUST

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

See the Prospectus for application explanation.

1.	INVESTMENT—See payment instructions on back.
	Total $ Invested (Minimum Investment $10,000)	☐ This is my Initial Investment ($10,000) State in which sale was made:

☐    Check this box if you are purchasing Shares from a registered investment advisor in a fee only account. (Advisor listed below must agree to this election)

2.	ADDITIONAL INVESTMENTS

☐	Please check the box if you plan to make additional investments in the Company. If additional investments are made, please include social security number or other taxpayer identification number on your check. All additional investments must be made in increments of $100. By checking this box, I agree to notify the Company in writing if at any time I fail to meet the suitability standards or am unable to make the representations in Section 6.

3.	TYPE OF OWNERSHIP

☐ Individual	☐ Keogh	☐ Transfer on Death
☐ Joint Tenants With Right of Survivorship	☐ Qualified Pension Plan
☐ Community Property	☐ Qualified Profit Sharing Plan
☐ Tenants in Common	☐ Other Trust For the Benefit of
☐ Company ☐ IRA	☐ Custodian for under the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act of the State of

4.	REGISTRATION NAME AND ADDRESS

Please print name(s) in which Shares are to be registered. Include trust name and designated custodian if applicable.

Name (include Mr., Mrs., Dr. etc.):	Social Security Number:	–	–

Street Address:	Taxpayer ID Number:	–	–

City:	State:	Zip Code:

Home Phone No.:	Business Phone No.:	Birth Date:

Email Address:	Occupation:

5.	INVESTOR NAME AND ADDRESS—(COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)

Name (include Mr., Mrs., Dr. etc.):	Social Security Number:	–	–

Street Address:	Taxpayer ID Number:	–	–

City:	State:	Zip Code:

Home Phone No.:	Business Phone No.:	Birth Date:

Email Address:	Occupation:

6.	SUITABILITY

Occupation:	Annual Income:	Net Worth:

Investment objectives

Nature of other investments or securities holdings

(REVERSE SIDE MUST BE COMPLETED)

7.	SUBSCRIBER SIGNATURES

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received the Prospectus.	(a)
		Initials	Initials
(b) I accept and agree to be bound by the terms and conditions of the Declaration of Trust.	(b)
		Initials	Initials

(c)     I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 AND had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”

(c)
		Initials	Initials

(d)     If I propose to assign or transfer any Shares to any Person who is a California resident, or if I am a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefore, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.

(d)
		Initials	Initials
(e) I am purchasing Shares for my own account and acknowledge that the investment is not liquid.	(e)
		Initials	Initials

(f)     I am in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. I am not, nor are any of my principal owners, partners, members, directors or officers included on: (i) the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals; (ii) Executive Order 13224, which sets forth a list of individuals and groups with whom U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism or (iii) any other watch list issued by any governmental authority, including the Securities and Exchange Commission.

(f)
		Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest and dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

Signature of Investor or Trustee	Signature of Joint Owner, if applicable	Date

(MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)

8.	DIVIDENDS

☐ I prefer to participate in the Dividend Reinvestment Plan	☐ I prefer dividends in cash, send checks to address in section 4
☐	I prefer not to participate in the Dividend Reinvestment Plan and would like dividends to be deposited in the account listed below:

Institution Name

Name on Account		Account Number

Street Address	City	State	ZIP

9.	BROKER-DEALER (THIS SECTION TO BE COMPLETED BY THE REGISTERED REPRESENTATIVE.)

The Broker-Dealer or authorized representative must sign below to complete the order. Broker-Dealer or authorized representative warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor’s address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual and that he has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

Broker-Dealer Name:	Telephone No.:

Broker-Dealer Street Address:

City:	State:	Zip Code:

Registered Rep. Name:	Telephone No.:

Registered Rep. Address:	Rep ID# City:

Email Address:

Registered Representative Signature	Broker-Dealer Signature, if required:

Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to: CB RICHARD ELLIS REALTY TRUST 865 South Figueroa Street, Suite 3500 Los Angeles, CA 90017	Wiring Instructions:	CB Richard Ellis Realty Trust contact information:	Toll Free Phone Fax Email

APPENDIX C

CB RICHARD ELLIS REALTY TRUST

DIVIDEND REINVESTMENT PLAN

As of             , 2005

CB Richard Ellis Realty Trust, a Maryland real estate investment trust (the “Company”), has adopted a dividend reinvestment program (the “Plan”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s Declaration of Trust unless otherwise defined herein.

1.        Number of Shares Issuable.    The number of Common Shares authorized for issuance under the Plan is 10,000,000.

2.        Participants.    “Participants” are our existing shareholders, persons who receive our shares upon conversion of OP units and purchasers of Common Shares issued in the offering covered by the Company’s initial public offering (the “Initial Offering”) or any future offering of the Company (the “Future Offering” and, together with the Initial Offering, the “Offering”), who elect to participate in the Plan.

3.        Dividend Reinvestment.    The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s Common Shares to the purchase of additional Common Shares for such Participant. Such shares will be sold through a broker-dealer through whom the Company sold the underlying shares to which the Distributions relate in the Offering unless the Participant makes a new election through a different distribution channel. No sales commissions will be paid in connection with purchases under the Plan.

4.        Procedure for Participation.    Qualifying shareholders may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other Company-approved authorization form as may be available from a broker-dealer. To increase their participation, Participants must complete a new enrollment form and make the election through a broker-dealer. Participation in the Plan will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that the Company makes a Distribution. Distributions will be paid quarterly.

5.        Purchase of Shares.    Participants will acquire Common Shares at a discounted price equal to 95% of the fair market value of a common share on the reinvestment date, as determined by CRE Advisors, the Investment Advisor, or another firm that the company chooses for that purpose, until the earliest of (i) all of the Common Shares registered under the Plan are issued or (ii) all offerings terminate and the Company elects to deregister with the Commission the unsold Common Shares. Participants in the Plan may also purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the Plan to the extent such purchase would cause it to exceed the Aggregate Share Ownership Limit (unless exempted by the Company’s board of trustees).

6.        Taxation of Distributions.    The reinvestment of Distributions in the Plan does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan. Participants should be aware that, because shares purchased with reinvested dividends may be purchased at up to a 5% discount, the taxable income received by a Participant may be greater than the taxable income that would have resulted from the receipt of the dividend in cash.

7.        Share Certificates.    The shares issuable under the Plan shall be uncertificated until the board of trustees determines otherwise.

C-1

8.        Voting of Plan Shares.    In connection with any matter requiring the vote of the Company’s shareholders, each Participant will be entitled to vote all of the whole shares acquired by the Participant through the Plan. Fractional shares will not be voted.

9.        Reports.    Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the Plan and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by a broker-dealer in the Offering in order for such broker-dealer to meet its obligation to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

10.        Termination by Participant.    A Participant may terminate participation in the Plan at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten (10) business days prior to the last day of the fiscal period to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the Plan with respect to the transferred shares. Upon termination of Plan participation, Distributions will be distributed to the shareholder in cash.

11.        Amendment or Termination of Plan by the Company.    The board of trustees of the Company may amend or terminate the Plan for any reason upon ten (10) days’ written notice to the Participants.

12.        Liability of the Company.    The Company shall not be liable for any act done in good faith, or for any good faith omission to act. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a state, the Company has been advised that, in the opinion of the Securities and Exchange Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

13.        Governing Law.    This Plan shall be governed by the laws of the State of Maryland.

C-2

CB RICHARD ELLIS REALTY TRUST

Up to 110,000,000 Common Shares

PROSPECTUS

            , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee		$135,325.58
NASD filing fee		*
Printing and engraving fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue sky fees and expenses		*
Transfer Agent and Registrar fees		*
U.S. Federal and state taxes		*
Miscellaneous expenses		*

Total	$	*

* To be filed by amendment. All expenses, other than the SEC registration fee and the NASD filing fee, are estimated.

Item 32.    Sales to Special Parties.

See Item 33.

Item 33.    Recent Sales of Unregistered Securities.

From July 2004 and October 2004, we sold 5,818,799 common shares of beneficial interest at $10.00 (subject to discount) per share in private placements to accredited investors. We received net proceeds of approximately $55.5 million from these private placements after commissions and expenses, including approximately $1.5 million in placement agency fees to Wells Fargo Investments LLC and $569,000 to the Investment Advisor for advisory and management services and reimbursement of offering and organizational fees and expenses paid by the Investment Advisor on our behalf. CB Richard Ellis Investors, L.L.C. also purchased 225,000 common shares of beneficial interest in the private placements at $9.70 per share.

On July 1, 2004, an affiliate of CBRE Advisors LLC, our Investment Advisor, purchased 25,000 common, or class A, units in CBRE Operating Partnership, L.P., or CBRE OP, at $9.70 per unit.

Each of the recipients of our common shares of and units in CBRE OP has represented to us that they are an accredited investor or a qualified institutional buyer. Based upon these representations, we believe that the issuances of our common shares and units in CBRE OP were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

Item  34.    Indemnification of Trustees and Officers.

Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, or the Maryland REIT Law, permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the corporation and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland REIT Law requires a Maryland real estate investment trust to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland REIT Law permits Maryland real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the trustee or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland REIT Law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland REIT Law permits a Maryland real estate investment trust to advance reasonable expenses to a trustee or officer upon the corporation’s receipt of (1) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Our declaration of trust limits the above provisions of the Maryland REIT Law, providing that until our shares are listed on a national securities exchange, our trustees, the Investment Advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	our trustees, the Investment Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our trustees, the Investment Advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated trustees, the Investment Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent trustees, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

Until our shares are listed on a national securities exchange, indemnification of the trustees, officers, employees, agents, the Investment Advisor or affiliates will not be allowed for liabilities arising from or out of a violation of state or U.S. federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our declaration of trust provides that until our shares are listed on a national securities exchange, the advancement of our funds to our trustees, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or on behalf of us;

•	our trustees, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification;

•	the legal action is initiated by a third party who is not a shareholder or, if the legal action is initiated by a shareholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and

•	our trustees, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such trustees, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We have agreed to indemnify and hold harmless the Investment Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

Item 35.    Treatment of Proceeds from Shares Being Registered.

None.

Item 36.    Financial Statements and Exhibits.

(A)        Financial Statements.    See page F-1 for an index to the financial statements included in the registration statement.

(B)        Exhibits.    The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit
*1.1	Form of Broker-Dealer Agreement

*3.1	First Amended and Restated Declaration of Trust of CB Richard Ellis Realty Trust, dated as of July 1, 2004

*3.2	Bylaws of CB Richard Ellis Realty Trust

*5.1	Opinion of Clifford Chance US LLP, with respect to the legality of the shares being registered

*8.1	Opinion of Clifford Chance US LLP with respect to tax matters

*10.1	2004 Equity Incentive Plan

Exhibit
*10.2	2004 Performance Bonus Plan

*10.3	Advisory Agreement, dated as of July 1, 2004, by and among CB Richard Ellis Realty Trust, CBRE Operating Partnership, L.P. and the Investment Advisor

*10.4	Agreement of Limited Partnership of CBRE Operating Partnership, L.P., dated as of July 1, 2004, by and among CB Richard Ellis Realty Trust and the limited partners named therein

*10.5	CB Richard Ellis Realty Trust Dividend Reinvestment Plan

*10.6	Purchase and Sale Agreement, dated as of August 6, 2004, by and between WS Roscoe, LLC and CBRE Operating Partnership, L.P.

*10.7	Purchase and Sale Agreement, dated as of November 2, 2004, by and between Taunton Industrial Associates LLC and RT Taunton, LLC

*10.8	Purchase and Sale Agreement, dated as of May 10, 2005, by and between Deerfield Commons I LLC and RT Deerfield I, LLC

*10.9	License Agreement, dated as of July 19, 2005, by and among CB Richard Ellis Realty Trust, CB Richard Ellis, Inc. and CB Richard Ellis of California, Inc.

*21.1	List of Subsidiaries of CB Richard Ellis Realty Trust

**23.1	Consent of Deloitte & Touche LLP

*23.2	Consent of Clifford Chance US LLP

**24.1	Power of Attorney (included on the Signature Page)

*	To be filed by amendment.

**	Filed herewith.

Item 37.    Undertakings.

(a)        The registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

(b)        The registrant undertakes: (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (iv) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and (v) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of this offering.

(c)        The registrant undertakes to send to each shareholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d)        The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(e)        The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once every quarter after the distribution period of the offering has ended.

(f)        The registrant undertakes to file the financial statements as required by Form 10-K for the first full fiscal year of operations and to provide each shareholder the financial statements required by Form 10-K for such year.

(g)        The registrant undertakes to distribute to each shareholder, within sixty (60) days after the close of each quarterly period, a copy of each report on Form 10-Q which is required to be filed with the Commission or a quarterly report containing at least as much information as the report on Form 10-Q.

(h)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

Table VI presents summary information on properties acquired since January 1, 2002 by the Prior Programs having similar or identical investment objectives to those of CB Richard Ellis Realty Trust. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired. All figures are through December 31, 2004.

	Type	Location	Investment Structure	Date of Purchase	Square Footage	Units	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purch. Price Plus Acq. Fee	Other Cash Expenditures Expenses	Other Cash Expenditures Capitalized	Total Acquisition Cost
Retail Enhancement Fund
Old Hyde Park	Retail	Tampa, FL	Joint Venture	Jul-98	245,000		$35,435,000	$11,893,000	$47,328,000	$—	$12,455,311	$59,783,311
Broadway Market	Retail/ Multi-family	Seattle, WA	Joint Venture	Oct-99	100,000	30	$17,070,000	$5,828,000	$22,898,000	$—	$2,919,958	$25,817,958
Birdcage Properties	Retail	Citrus Heights, CA	Joint Venture	Jan-00	259,700		19,825,000	10,853,000	30,678,000	—	15,857,737	46,535,737
290 Sutter Street	Retail	San Francisco, CA	Joint Venture	May-00	32,000		5,483,494	8,494,506	13,978,000	—	402,345	14,380,345

							$77,813,494	$37,068,506	$114,882,000	$—	$31,635,351	$146,517,351

CB Richard Ellis Strategic Partners I
1300 West Holt	Industrial	Pomona, CA	Equity	Apr-00	355,162		$—	$13,840,000	$13,840,000	$—	$1,543,000	$15,383,000
Bridgeview Tower	Multi-Family	San Francisco, CA	Participating Mortgage	Apr-00	256,000	245	—	23,189,000	23,189,000	—	—	23,189,000
505 North Brand	Office	Glendale, CA	Equity	Jun-00	319,864		—	54,625,000	54,625,000	—	7,022,000	61,647,000
One Buckhead Plaza	Office	Atlanta, CA	Equity	Aug-00	461,669		39,800,000	39,553,000	79,353,000	—	9,039,000	88,392,000
303 West Madison	Office	Chicago, IL	Equity	Nov-00	310,046		—	46,600,000	46,600,000	—	12,248,000	58,848,000
550 West Adams	Land	Chicago, IL	Equity	Nov-00	—		—	3,760,000	3,760,000	—	—	3,760,000
555 West Monroe	Office	Chicago, IL	Participating Mortgage	Nov-00	421,800		—	22,939,000	22,939,000	—	—	22,939,000
Preston Park South	Office	Plano, TX	Equity	Jun-01	359,630		—	43,285,000	43,285,000	—	5,029,000	48,314,000
77 Worth	Multi-Family	New York, NY	Participating Mortgage	Jun-01	122,898	31	—	63,225,000	63,225,000	—	—	63,225,000
3 Hutton Centre	Office	Santa Ana, CA	Equity	Jul-01	197,817		—	32,250,000	32,250,000	—	1,826,000	34,076,000
Alamo Crossing	Industrial	Houston, TX	Equity	Oct-01	1,046,949		12,000,000	21,935,000	33,935,000	—	6,431,000	40,366,000
Park Alexandria	Multi-Family	Chicago, IL	Participating Mortgage	Nov-01	240,379	268	—	20,548,000	20,548,000	—	—	20,548,000
Ontario Gateway I	Industrial	Ontario, CA	Equity	Dec-01	957,860		21,468,000	15,749,075	37,217,075	—	3,897,925	41,115,000
4 Hutton Centre	Office	Santa Ana, CA	Equity	Mar-02	209,768		—	37,000,000	37,000,000	—	4,091,000	41,091,000
Ontario Gateway II	Industrial	Ontario, CA	Equity	Jun-02	428,827		8,587,000	5,242,671	13,829,671	—	1,307,329	15,137,000

							$81,855,000	$443,740,746	$525,595,746	$—	$52,434,254	$578,030,000

CB Richard Ellis Strategic Partners II
The Montebello	Multi-Family	Houston, TX	Participating Mortgage	Mar-02	315,967	112	$—	$16,604,000	$16,604,000	$—	$—	$16,604,000
The Metropolitan	Multi-Family	New York, NY	Participating Mortgage	Jun-02	170,000	94	—	46,186,000	46,186,000	—	—	46,186,000
3500 Maple	Office	Dallas, TX	Equity	Sep-02	374,052		—	29,650,000	29,650,000	—	8,040,000	37,690,000

	Type	Location	Investment Structure	Date of Purchase	Square Footage	Units	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purch. Price Plus Acq. Fee	Other Cash Expenditures Expenses	Other Cash Expenditures Capitalized	Total Acquisition Cost
Airport Mission Business Park	Industrial	Ontario, CA	Equity	Sep-02	857,000		—	28,052,000	28,052,000	—	230,000	28,282,000
McKinney Plaza	Office	Dallas, TX	Equity	Oct-02	145,610		—	12,650,000	12,650,000	—	3,076,000	15,726,000
1900 South Burgundy	Industrial	Ontario, CA	Equity	Oct-02	397,125		—	14,045,650	14,045,650	—	82,350	14,128,000
Metrowest	Office	Chicago, IL	Equity	Nov-02	209,919		—	23,450,000	23,450,000	—	4,502,000	27,952,000
Century Centre	Office	Irvine, CA	Equity	Dec-02	447,579		42,000,000	36,000,000	78,000,000	—	7,932,000	85,932,000
101 Arch	Office	Boston, MA	Equity	Dec-02	407,172		52,000,000	34,250,000	86,250,000	—	3,789,000	90,039,000
Metropolitan Center	Office	East Rutherford, NJ	Equity	Dec-02	420,080		42,000,000	31,250,000	73,250,000	—	5,814,000	79,064,000
The Californian	Multi-Family	Los Angeles, CA	Participating Mortgage	May-03	257,000	84	—	30,940,000	30,940,000	—	—	30,940,000
Kaiser Gateway I	Industrial	Ontario, CA	Equity	Jun-03	600,080		$—	$19,052,450	$19,052,450	$—	$3,793,550	$22,846,000

							$136,000,000	$322,130,100	$458,130,100	$—	$37,258,900	$495,389,000
CB Richard Ellis Strategic Partners III
One Rincon Hill	Multi-Family	San Francisco, CA	Joint Venture	Jun-04	407,495	415	$—	$30,670,000	$30,670,000	$—	$—	$30,670,000
Buckhead Grand	Multi-Family	Atlanta, GA	Participating Mortgage	Jun-04	349,752	200	—	27,600,000	27,600,000	—	—	27,600,000
100 & 150 S. 5th Street	Office	Minneapolis, MN	Equity	Aug-04	1,069,065		68,699,500	48,500,500	117,200,000	—	661,000	117,861,000
Allure (SP Sahara)	Multi-Family	Las Vegas, NV	Joint Venture	Sep-04	473,000	404	—	19,868,000	19,868,000	—	—	19,868,000
Trump International Hotel & Tower	Multi-Family	Ft. Lauderdale, FL	Joint Venture	Nov-04	225,000	261	—	23,807,000	23,807,000	—	—	23,807,000
550 W. Adams	Office	Chicago, IL	Participating Mortgage	Nov-04	479,277		—	11,820,000	11,820,000	—	—	11,820,000
The Paramount	Multi-Family	Atlanta, GA	Joint Venture	Dec-04	396,128	300	—	74,882,000	74,882,000	—	—	74,882,000

							$68,699,500	$237,147,500	$305,847,000	$—	$661,000	$306,508,000

Global Innovation Partners
Real Energy, Inc.	Dist. Energy gen.	Woodland Hills, CA	Private Equity	Apr-01	n/a		$—	$10,000,000	$10,000,000	$—	$4,752,000	$14,752,000
Celion Networks, Inc.	Optical transport sys	Richardson, TX	Private Equity	Jun-01	n/a		—	11,000,000	11,000,000	—	375,000	11,375,000
36 NE Second Street	Office	Miami, Fl	Equity	Jan-02	162,140		20,098,251	10,901,749	31,000,000	—	213,799	31,213,799
Univision Tower	Office	Dallas, TX	Equity	Jan-02	477,000		59,512,286	32,987,714	92,500,000	—	4,063,408	96,563,408
Energos ASA	Dist. Energy gen.	Stavenger, Norway	Private Equity	Apr-02	n/a		—	24,310,000	24,310,000	—	6,090,000	30,400,000
Camperdown House	Office	London, UK	Equity	Jul-02	63,233		22,186,535	11,827,665	34,014,200	—	1,837,186	35,851,386
Hudson Corporate Center	Office	Weehawken, NJ	Equity	Nov-02	311,950		—	57,030,000	57,030,000	—	738,064	57,768,064
Denver Data Center	Office	Englewood, CO	Equity	Dec-02	84,000		—	6,721,760	6,721,760	—	1,462,240	8,184,000
2334 Lundy Place	Office	San Jose, CA	Equity	Dec-02	116,500		—	28,500,000	28,500,000	—	251,849	28,751,849
Ardenwood Corporate Park	Office	Fremont, CA	Equity	Jan-03	307,657		—	57,000,000	57,000,000	—	3,132,297	60,132,297
2440 Marsh Lane	Office	Carrollton, TX	Equity	Jan-03	135,250		—	12,000,000	12,000,000	—	436,834	12,436,834
ASM Lithography Training Fac	Office	Tempe, AZ	Equity	May-03	113,405		—	22,400,000	22,400,000	—	134,279	22,534,279
AT&T Web Hosting Facility	Industrial	Lithia Springs, GA	Equity	Jun-03	250,191		—	13,500,000	13,500,000	—	161,499	13,661,499
Miami Data Center	Office	Miami, Fl	Equity	Jun-03	105,000		—	3,215,000	3,215,000	—	288,000	3,503,000
Acentic	In-room media	Cologne, Germany	Private Equity	Jun-03	n/a		—	30,778,000	30,778,000	—	—	30,778,000
Systems Management Spec	IT Outsourcing	Brea, CA	Private Equity	Jul-03	n/a		—	7,030,000	7,030,000	—	—	7,030,000

	Type	Location	Investment Structure	Date of Purchase	Square Footage	Units	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purch. Price Plus Acq. Fee	Other Cash Expenditures Expenses	Other Cash Expenditures Capitalized	Total Acquisition Cost
NTT/Verio Data Center	Office	Dallas, TX	Equity	Jul-03	116,500		—	8,563,000	8,563,000	—	66,000	8,629,000
Brea Data Center	Office	Brea, CA	Equity	Aug-03	68,807		—	10,150,000	10,150,000	—	100,098	10,250,098
Granite Tower	Office	Farmers Branch, TX	Equity	Sep-03	240,000		—	33,200,000	33,200,000	—	330,746	33,530,746
Maxtor Mfg. Facility	Industrial	Fremont, CA	Equity	Sep-03	183,050		—	25,000,000	25,000,000	—	2,703,938	27,703,938
Stanford Place II	Office	Denver, CO	Equity	Oct-03	366,184		—	35,270,000	35,270,000	—	3,539,407	38,809,407
The Linc Group, LLC	Facilities Mgmt	Houston, TX	Private Equity	Dec-03	n/a		—	22,600,000	22,600,000	—	—	22,600,000
Yates Group	Retail	United Kingdom	Private Equity	Various	n/a		—	88,065,337	88,065,337	—	—	88,065,337
100 Technology Center Drive	Office	Stoughton MA	Equity	Feb-04	197,000		—	38,100,000	38,100,000	—	135,965	38,235,965
Cambian Healthcare	Health Care	United Kingdom	Private Equity	Mar-04	n/a		—	27,640,809	27,640,809	—	—	27,640,809
Upminster	Data Center	Frankfurt, Germany	Equity	Apr-04	111,000		—	14,331,000	14,331,000	—	—	14,331,000
The Siemens Building	Office	Dallas, TX	Equity	Apr-04	125,538		—	17,200,000	17,200,000	—	176,816	17,376,816
Savis Communication Corp	Data Networking	St Louis, MO	Private Equity	May-04	n/a		$—	$7,527,521	$7,527,521	$—	$—	$7,527,521
Carrier Center	Data Center	Los Angeles, CA	Equity	May-04	451,744		26,276,500	48,723,500	75,000,000	—	661,055	75,661,055
Lafyette Data Center	Data Center	Santa Clara, CA	Equity	May-04	300,000		30,000,000	30,000,000	60,000,000	—	252,064	60,252,064
Converse Tech	Office	Wakefield MA	Equity	Jun-04	388,000		27,310,000	30,690,000	58,000,000	—	363,581	58,363,581
Webb @ LBJ	Office	Dallas, TX	Equity	Aug-04	365,449		34,387,500	11,562,500	45,950,000	—	395,457	46,345,457
Above Net Data Center	Office	San Jose, CA	Equity	Sep-04	179,489		27,375,000	9,275,000	36,650,000	—	191,005	36,841,005
eBay Sacramento	Data Center	Rancho Cordova, CA	Equity	Oct-04	63,000		5,090,645	5,509,355	10,600,000	—	445,568	11,045,568
Sunset Gower Studios	Office	Los Angeles, CA	Private Equity	Nov-04	565,000		—	38,761,286	38,761,286	—	—	38,761,286

							$252,236,717	$841,371,196	$1,093,607,913	$—	$33,298,155	$1,126,906,068

GRAND TOTAL							$616,604,711	$1,881,458,048	$2,498,062,759	$—	$155,287,660	$2,653,350,419

Strategic Partners UK
Toplin House - Brixton	Office	London, UK	Equity	Oct-01	47,935		$3,277,654	$1,120,224	$4,397,878	$—	$67,113	$4,464,991
UK House	Office	Farnborough, UK	Equity	Oct-01	28,010		4,369,445	1,494,392	5,863,837	—	89,484	5,953,321
Bull Works,	Industrial	Ipswich, UK	Equity	Oct-01	104,228		1,748,234	597,301	2,345,535	—	35,793	2,381,328
Stanton Gate	Office	Romford, UK	Equity	Oct-01	19,112		1,310,606	448,546	1,759,152	—	58,566	1,817,718
Burrows Building	Office	Shenfield, UK	Equity	Oct-01	15,922		2,185,862	746,056	2,931,918	—	44,742	2,976,660
Morley Road	Industrial	Tonbridge, UK	Equity	Oct-01	130,187		8,880,208	3,038,042	11,918,250	—	181,876	12,100,126
MCD Group Ltd.	Industrial	Keynsham, UK	Equity	Oct-01	38,351		1,021,133	371,528	1,392,661	—	—	1,392,661
Gateway House - Kennington	Office	London, UK	Equity	Sept-02	19,537		4,284,645	1,708,437	5,993,082	—	17,910	6,010,992
Garland House	Office	Hartlepool, UK	Equity	Mar-03	18,837		2,420,965	1,053,550	3,474,515	—	1,421	3,475,936
Arkgrove House	Office	Hartlepool, UK	Equity	Mar-03	18,837		2,651,476	1,154,353	3,805,829	—	—	3,805,829
Vantage Point	Mixed Use	Brighton, UK	Equity	Mar-03	59,151		6,871,145	2,989,701	9,860,846	—	3,624	9,864,470
Elder Place			Equity	Mar-03	n/a		n/a	n/a	n/a	n/a	n/a	n/a
Chester House	Office	Haywards Heath, UK	Equity	Apr-03	34,177		4,362,931	1,258,235	5,621,166	—	2,240,679	7,861,845

	Type	Location	Investment Structure	Date of Purchase	Square Footage	Units	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purch. Price Plus Acq. Fee	Other Cash Expenditures Expenses	Other Cash Expenditures Capitalized	Total Acquisition Cost
Guild House	Office	Swindon, UK	Equity	Apr-03	51,672		6,134,989	1,270,008	7,404,997	—	—	7,404,997
The Delphi	Industrial	Ellsmere Port, UK	Equity	Apr-03	135,867		8,921,399	3,298,350	12,219,749	—	—	12,219,749
Brenchley House	Mixed Use	Maidstone, UK	Equity	Apr-03	85,630		9,556,896	4,266,341	13,823,237	—	—	13,823,237
Berwick House	Office	Orpington, Auk	Equity	Apr-03	51,204		7,577,078	2,234,452	9,811,530	—	—	9,811,530
Isis House	Office	Poyle, UK	Equity	Apr-03	15,626		2,933,063	1,240,447	4,173,510	—	—	4,173,510
Varity House	Office	Peterborough, UK	Equity	Apr-03	59,011		6,257,200	1,441,836	7,699,036	—	—	7,699,036
Highlight Retail Park	Retail Warehouse	Hartlepool, UK	Equity	Apr-03	63,787		8,964,173	3,311,410	12,275,583	—	162,948	12,438,531
Pilot HQ	Warehouse	Winchester, UK	Equity	Jul-03	77,820		6,782,707	2,751,166	9,533,873	—	(73)	9,533,800
Hamlet Green	Warehouse	Haverhill, UK	Equity	Oct-03	161,136		7,041,201	810,510	7,851,711	—	—	7,851,711
Tramlink Park, Merton	Industrial	London, UK	Equity	Feb-04	43,618		6,376,331	3,277,264	9,653,595	—	—	9,653,595

					1,279,655		$113,929,341	$39,882,149	$153,811,490	$—	$2,904,083	$156,715,573
Partenaires Bureaux
Baldi	Office	Saint Ouen, France	Equity	Oct-01	155,488		$12,973,065	$3,291,727	$16,264,792	$—	$3,068,136	$19,332,928
Victoria Michelet	Office	Levallois Perret, France	Equity	Mar-02	100,354		20,489,554	3,636,282	24,125,836	—	2,561,595	26,687,431
Métropolitain	Office	Paris, France	Equity	Mar-02	80,341		17,473,008	4,804,821	22,277,829	—	1,586,333	23,864,162

					336,182		$50,935,627	$11,732,830	$62,668,457	$—	$7,216,064	$69,884,521
Commerces Rendement
Art de Vivre	Retail	Corbeil, France	Equity	May-04	141,426		$9,921,029	$3,554,133	$13,475,162	$—	$733,475	$14,208,637
Venise	Retail	Montigny, France	Equity	Oct-04	127,116		$8,616,413	$3,568,938	$12,185,351	$—	$649,954	$12,835,305
Run	Retail	Reims, France	Equity	Nov-04	27,540		3,211,933	1,099,064	4,310,997	—	245,375	4,556,372

					296,082		$21,749,375	$8,222,135	$29,971,510	$—	$1,628,804	$31,600,314

GRAND TOTAL							$186,614,343	$59,837,114	$246,451,457	$—	$11,748,951	$258,200,408

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, in the State of California, on this day of August 10, 2005.

CB RICHARD ELLIS REALTY TRUST

By:	/S/ JACK A. CUNEO
Name: Jack A. Cuneo
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack A. Cuneo and Robert H. Zerbst, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Name	Title	Date

/S/ ROBERT H. ZERBST Robert H. Zerbst	Chairman of the Board of Trustees	August 10, 2005

/S/ JACK A. CUNEO Jack A. Cuneo	President, Chief Executive Officer and Trustee (Principal Executive Officer)	August 10, 2005

/S/ CHARLES E. BLACK Charles E. Black	Trustee	August 10, 2005

/S/ MARTIN A. REID Martin A. Reid	Trustee	August 10, 2005

/S/ LAURIE ROMANAK Laurie Romanak	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	August 10, 2005

Exhibit Index

*1.1	Form of Broker-Dealer Agreement

*3.1	First Amended and Restated Declaration of Trust of CB Richard Ellis Realty Trust, dated as of July 1, 2004

*3.2	Bylaws of CB Richard Ellis Realty Trust

*5.1	Opinion of Clifford Chance US LLP, with respect to the legality of the shares being registered

*8.1	Opinion of Clifford Chance US LLP with respect to tax matters

*10.1	2004 Equity Incentive Plan

*10.2	2004 Performance Bonus Plan

*10.3	Advisory Agreement, dated as of July 1, 2004, by and among CB Richard Ellis Realty Trust, CBRE Operating Partnership, L.P. and the Investment Advisor

*10.4	Agreement of Limited Partnership of CBRE Operating Partnership, L.P., dated as of July 1, 2004, by and among CB Richard Ellis Realty Trust and the limited partners named therein

*10.5	CB Richard Ellis Realty Trust Dividend Reinvestment Plan

*10.6	Purchase and Sale Agreement, dated as of August 6, 2004, by and between WS Roscoe, LLC and CBRE Operating Partnership, L.P.

*10.7	Purchase and Sale Agreement, dated as of November 2, 2004, by and between Taunton Industrial Associates LLC and RT Taunton, LLC

*10.8	Purchase and Sale Agreement, Purchase and Sale Agreement, dated as of May 10, 2005, by and between Deerfield Commons I LLC and RT Deerfield I, LLC

*10.9	License Agreement, dated as of July 19, 2005, by and among CB Richard Ellis Realty Trust, CB Richard Ellis, Inc. and CB Richard Ellis of California, Inc.

*21.1	List of Subsidiaries of CB Richard Ellis Realty Trust

**23.1	Consent of Deloitte & Touche LLP

*23.2	Consent of Clifford Chance US LLP

**24.1	Power of Attorney (included on the Signature Page)

*	To be filed by amendment.

**	Filed herewith.